As filed with the Securities and Exchange Commission on August 10, 2004.

                                                     Registration No. 333-117766


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



         ILLINOIS                           6022                   36-3873352
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification
                                                                     Number)

                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                DAVID A. DYKSTRA
           SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                           JENNIFER DURHAM KING, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                      222 NORTH LASALLE STREET, SUITE 2600
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500

                         ------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                         ------------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         ------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


[NORTHVIEW LOGO]                                  WINTRUST FINANCIAL CORPORATION


               PROXY STATEMENT OF NORTHVIEW FINANCIAL CORPORATION

                  PROSPECTUS OF WINTRUST FINANCIAL CORPORATION

                                ----------------

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT


DEAR NORTHVIEW FINANCIAL CORPORATION SHAREHOLDERS:


         You are cordially invited to attend a special meeting of shareholders of Northview Financial Corporation which will be held on September 15, 2004, at 5:00 p.m. at the offices of Northview Bank and Trust, 245 Waukegan Road, Northfield, Illinois.

         At the meeting, you will be asked to approve a merger agreement between Northview and Wintrust Financial Corporation that provides for Wintrust's acquisition of Northview. If the merger is completed, each share of Northview common stock which you own will be converted into the right to receive shares of Wintrust common stock, plus cash in the amount of $123.75. The exact number of shares of Wintrust common stock that you will receive will depend upon the average price of Wintrust's common stock determined at the time of closing. If the average price of Wintrust's common stock at closing is at least $42.80 per share but not more than $52.80, the number of shares you will be entitled to receive will be determined by dividing $151.25 by the average price. For example, if the average price is $50.97 (the closing price of the stock on August 9, 2004), you would receive 2.967 shares of Wintrust common stock and $123.75 in cash for each share of Northview common stock which you own, and the value of the total per share merger consideration that you would receive would be $275.00. If the average price is less than $42.80, you will receive 3.534 shares of Wintrust common stock for each Northview share you own, and if the average price is greater than $52.80, you will receive 2.865 shares for each Northview share you own. Additionally, if Northview exceeds certain financial performance measures, you will be entitled to a special dividend to be paid by Northview prior to the closing of the merger.

         Wintrust's common stock is traded on the Nasdaq National Market under the symbol "WTFC." The closing price of Wintrust's common stock on August 9, 2004, was $50.97.


         The merger cannot be completed unless the holders of at least two-thirds of the voting power of the shares of Northview common stock entitled to vote at the meeting approve the merger agreement. YOUR BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RATIFIED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU APPROVE IT.

         Additional information regarding the transaction, the merger agreement, Northview and Wintrust is set forth in the attached proxy statement/prospectus. This document also serves as the prospectus for up to 657,000 shares of common stock that may be issued by Wintrust in connection with the merger. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING "RISK FACTORS" BEGINNING ON PAGE __.

                                           Sincerely,



                                           Blair K. Robinson
                                           President
                                           Northview Financial Corporation

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


THIS PROXY STATEMENT/PROSPECTUS IS DATED AUGUST 13, 2004, AND IS FIRST BEING MAILED TO NORTHVIEW SHAREHOLDERS ON OR ABOUT AUGUST 13, 2004.

                              AVAILABLE INFORMATION

         As permitted by the rules of the Securities and Exchange Commission, this document incorporates certain important business and financial information about Wintrust from other documents that are not included in or delivered with this document. These documents are available to you without charge upon your written or oral request. Your requests for these documents should be directed to the following:

                         WINTRUST FINANCIAL CORPORATION
                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
                           ATTENTION: DAVID A. DYKSTRA
                             CHIEF OPERATING OFFICER
                                 (847) 615-4096


         IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST BY AUGUST 17, 2004 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


         YOU CAN ALSO OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT THROUGH THE SEC'S WEBSITE AT WWW.SEC.GOV. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE __.

                         NORTHVIEW FINANCIAL CORPORATION

                                245 Waukegan Road
                           Northfield, Illinois 60093

                       -----------------------------------



                    Notice of Special Meeting of Shareholders


                                   to be held



                              September 15, 2004


                       -----------------------------------


DATE:   September 15, 2004

TIME:   5:00 p.m., Chicago time

PLACE:  Northview Bank and Trust
        245 Waukegan Road
        Northfield, Illinois


To Northview Financial Corporation Shareholders:

We are pleased to notify you of and invite you to a special meeting of shareholders. At the meeting you will be asked to vote on the following matters:

         o Approval of the Agreement and Plan of Merger, dated as of May 10, 2004, that provides for Wintrust Financial Corporation to acquire Northview Financial Corporation, as described in the attached proxy statement/prospectus.

         o To transact any other business that properly comes before the special meeting, or any adjournments or postponements of the special meeting.


Holders of record of Northview common stock at the close of business on August 13, 2004 may vote at the special meeting. Approval of the merger agreement requires the affirmative vote at the special meeting of holders of at least two-thirds of the voting power of the shares of Northview common stock entitled to vote at the meeting.


THE BOARD OF DIRECTORS OF NORTHVIEW UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

To ensure that your shares are voted at the special meeting, please promptly complete, sign and return the proxy form in the enclosed envelope whether or not you plan to attend the meeting in person. Shareholders who attend the special meeting may revoke their proxies and vote in person, if they so desire.


Northfield, Illinois
August 13, 2004



                                 By Order of the Board of Directors,



                                 Blair K. Robinson
                                 Director and President

                                TABLE OF CONTENTS


                                                                                                               PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER...........................................................................1
SUMMARY..........................................................................................................4
         Information about Wintrust and Northview................................................................4
         The merger and the merger agreement.....................................................................4
         Reasons for the merger..................................................................................4
         Board recommendation to Northview shareholders..........................................................5
         Fairness Opinion of Northview's Financial Advisor.......................................................5
         Northview special meeting...............................................................................6
         Record date for the special meeting; revocability of proxies............................................6
         Vote required...........................................................................................6
         What Northview shareholders will receive in the merger..................................................6
         Regulatory approvals....................................................................................7
         New Wintrust shares will be eligible for trading on Nasdaq..............................................7
         Conditions to the merger................................................................................7
         Termination.............................................................................................7
         Termination fee.........................................................................................8
         Interests of officers and directors in the merger that are different than yours.........................8
         Voting agreement........................................................................................8
         Accounting treatment of the merger......................................................................8
         Certain differences in shareholder rights...............................................................8
         Dissenters' rights......................................................................................8
         Certain federal income tax consequences of the merger...................................................9
         Historical Comparative Per Share Data; Pro Forma Per Share Data.........................................9
         Selected Financial Data of Wintrust....................................................................12

RISK FACTORS....................................................................................................15
         There is fluctuation  in the trading  market of Wintrust's  common stock and the market price of the common stock you will receive in the merger is uncertain......................................15
         Northview's shareholders will not control Wintrust's future operations.................................15
         De novo operations and branch openings impact Wintrust's profitability.................................15
         Wintrust's  allowance for loan losses may prove to be  insufficient  to absorb losses that may occur in its loan portfolio.........................................................................16
         Wintrust's  premium  finance  business  involves  unique  operational  risks and could  expose it to significant losses............................................................................16
         Wintrust may be adversely affected by interest rate changes............................................16
         Wintrust's  shareholder  rights plan and provisions in its articles of incorporation and by-laws may delay or prevent an acquisition of Wintrust by a third party..................................17

CAUTION ABOUT FORWARD-LOOKING STATEMENTS........................................................................17

SPECIAL MEETING OF NORTHVIEW SHAREHOLDERS.......................................................................18
         Date, place, time and purpose..........................................................................18
         Record date, voting rights, quorum and required vote...................................................18
         Voting and revocability of proxies.....................................................................18
         Dissenters' rights.....................................................................................19

DESCRIPTION OF THE MERGER.......................................................................................20
         General  ..............................................................................................20
         The Companies..........................................................................................20
         Background of the merger...............................................................................21
         Northview's reasons for the merger and recommendation of the board of directors........................25
         Wintrust's reasons for the merger......................................................................26
         Fairness Opinion of Northview's Financial Advisor......................................................26
         Accounting treatment...................................................................................30
         Certain federal income tax consequences of the merger..................................................30


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                               PAGE
         Regulatory approvals...................................................................................32
         Interests of certain persons in the merger ............................................................32
         Voting agreements......................................................................................33
         Restrictions on resale of Wintrust common stock........................................................34

DESCRIPTION OF THE MERGER AGREEMENT.............................................................................34
         Time of completion.....................................................................................34
         Consideration to be received in the merger.............................................................34
         Exchange of certificates...............................................................................36
         Conduct of business pending the merger and certain covenants...........................................36
         Representations and warranties.........................................................................38
         Conditions to completion of the merger.................................................................39
         Certain minimum requirements closing condition.........................................................40
         Termination............................................................................................40
         Termination fee........................................................................................41
         Board of Directors of Wintrust and Northview Bank after the merger.....................................41
         Employee benefit matters...............................................................................41
         Expenses...............................................................................................41
         Nasdaq stock listing...................................................................................42

COMPARISON OF SHAREHOLDER RIGHTS................................................................................42
         Authorized capital stock...............................................................................42
         Payment of dividends...................................................................................42
         Advance notice  requirements  for  presentation  of business and  nominations of directors at annual meetings of shareholders......................................................................42
         Quorum ................................................................................................43
         Election, classification and size of Board of Directors................................................43
         Removal of directors...................................................................................43
         Filling vacancies on the Board of Directors............................................................43
         Amendment of Articles of Incorporation and By-laws.....................................................43
         Mergers, acquisitions and other transactions...........................................................44
         Business combinations with interested shareholders.....................................................44
         Limitations on directors' liability....................................................................44
         Indemnification........................................................................................45
         Action by shareholders without a meeting...............................................................45
         Special meetings of shareholders.......................................................................46
         Preemptive rights......................................................................................46
         Dissenters' rights of dissenting shareholders..........................................................46
         Certain anti-takeover effects of Wintrust's articles and by-laws and Illinois law......................46
         Rights plan............................................................................................47

LEGAL MATTERS...................................................................................................48

EXPERTS.........................................................................................................48

SHAREHOLDER PROPOSALS...........................................................................................48

WHERE YOU CAN FIND MORE INFORMATION.............................................................................48

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................................................49


ANNEX A:  AGREEMENT AND PLAN OF MERGER.........................................................................A-1

ANNEX B:  ILLINOIS DISSENTERS' RIGHTS LAW......................................................................B-1

ANNEX C:  FORM OF VOTING AGREEMENT.............................................................................C-1

ANNEX D:  FAIRNESS OPINION OF NORTHVIEW'S FINANCIAL ADVISOR....................................................D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT AM I BEING ASKED TO VOTE ON? WHAT IS THE PROPOSED TRANSACTION?

A: You are being asked to vote on the approval of a merger agreement that provides for Wintrust's acquisition of Northview. Upon completion of the merger, all of Northview's common stock will be cancelled, Wintrust will own all of Northview Bank's outstanding common stock and you will become a shareholder of Wintrust.

Q:       WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: If the merger is completed, each share of Northview common stock that you own immediately before completion of the merger will be converted into the right to receive shares of Wintrust common stock, plus cash in the amount of $123.75. For each of your shares of Northview common stock, you will receive a number of shares of Wintrust common stock equal to the "per share stock consideration" to be calculated as set forth in the merger agreement. The per share stock consideration will be determined by dividing $151.25 by the average of the high and low sales prices of Wintrust's common stock during the 10-day trading period ending two days before the merger closing date, if such average price is at least $42.80 per share but not more than $52.80 per share. If the average price of Wintrust's common stock during this period is less than $42.80 per share, you will receive 3.534 shares of Wintrust common stock for each share of Northview common stock that you own, and if the average price of the Wintrust common stock is greater than $52.80 per share, you will receive 2.865 shares of Wintrust common stock for each of your shares of Northview common stock.



         Additionally, if Northview's "closing adjusted net equity" is greater than its "base adjusted net equity," as such terms are defined in the merger agreement, then Northview shareholders will be entitled to a special dividend equal to 50% of the amount of the excess, as calculated in accordance with the merger agreement, subject to certain additional terms. Northview will not be able to definitively determine the amount of the dividend, if any, until the second business day prior to the closing date. See "Summary--What Northview shareholders will receive in the merger" on page __.


Q:       WHY DO NORTHVIEW AND WINTRUST WANT TO MERGE?

A: Northview believes that the proposed merger will provide Northview shareholders with substantial benefits, and Wintrust believes that the merger will further its strategic growth plans. Wintrust does not currently have any banking offices in the communities served by Northview Bank and Trust and believes that the acquisition of Northview provides an attractive opportunity to expand into those markets. As a larger company, Wintrust can provide the capital and resources that Northview Bank needs to compete more effectively and to offer a broader array of products and services to better serve its banking customers. To review the reasons for the merger in more detail, see "Description of the merger--Wintrust's reasons for the merger" on page __ and "Description of the merger--Northview's reasons for the merger and recommendation of the board of directors" on page __.

Q:       WHAT DOES THE NORTHVIEW BOARD OF DIRECTORS RECOMMEND?

A: Northview's board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement. Northview's board of directors has determined that the merger agreement and the merger are in the best interests of Northview and its shareholders. To review the background and reasons for the merger in greater detail, see pages __ to __.

Q:       WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: Holders of at least two-thirds of the voting power of the shares of Northview common stock entitled to vote at the meeting must vote in favor of the merger. All of Northview's directors who own Northview common stock have agreed to vote their shares in favor of the merger at the special meeting. These shareholders owned, directly or indirectly, approximately 38% of Northview's outstanding common stock on the record date. Wintrust shareholders will not be voting on the merger agreement. See "Description of the merger--

         Interests of certain persons in the merger" on page __ and "Description of the merger--Voting agreement" on page __.

Q:       WHAT DO I NEED TO DO NOW?  HOW DO I VOTE?

A: After you have carefully read and considered the information contained in this proxy statement/prospectus, please complete, sign, date and mail your proxy form in the enclosed return envelope as soon as possible. This will enable your shares to be represented at the special meeting. You may also vote in person at the meeting. If you do not return a properly executed proxy form and do not vote at the special meeting, this will have the same effect as a vote against the approval of the merger agreement. If you sign, date and send in your proxy form, but you do not indicate how you want to vote, your proxy will be voted in favor of approval of the merger agreement. You may change your vote or revoke your proxy prior to the special meeting by filing with Northview's secretary a duly executed revocation of proxy, submitting a new proxy form with a later date or voting in person at the special meeting.

Q:       WHAT IF I OPPOSE THE MERGER?  DO I HAVE DISSENTER'S RIGHTS?

A: Northview shareholders who do not vote in favor of the merger agreement and otherwise comply with all of the procedures of Sections 11.65 and
         11.70 of the Illinois Business Corporation Act will be entitled to receive payment in cash of the estimated fair value of their shares of Northview common stock as ultimately determined under the statutory process. A copy of these provisions is attached as Annex B to this proxy statement/prospectus. This value could be more but could also be less than the merger consideration.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: In general, the conversion of your shares of Northview common stock into Wintrust common stock in the merger will be tax-free for United States federal income tax purposes. However, you will recognize gain (but not loss) limited to the amount of cash received in the merger. Additionally, you will recognize gain or loss on any cash that you receive instead of fractional shares of Wintrust's common stock. You should consult with your tax adviser for the specific tax consequences of the merger to you. See "Description of the merger--Certain federal income tax consequences of the merger" on page __.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Prior to the closing date of the merger, Wintrust's exchange agent will mail you a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent. You should use the letter of transmittal to exchange your Northview stock certificates for new certificates representing the shares of Wintrust common stock you will own after the merger is complete. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY FORM.

Q:       WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We will try to complete the merger as soon as possible. Before that happens, the merger agreement must be approved and adopted by Northview's shareholders and we must obtain the necessary regulatory approvals. Assuming holders of at least two-thirds of the voting power of Northview's shares of common stock entitled to vote at the special meeting vote in favor of the merger agreement and we obtain the other necessary approvals, we expect to complete the merger during the third quarter of 2004.

Q: IS COMPLETION OF THE MERGER SUBJECT TO ANY CONDITIONS BESIDES SHAREHOLDER APPROVAL?

A: Yes. The transaction must receive the required regulatory approvals, and there are other customary closing conditions that must be satisfied. Also, as a condition to Wintrust's obligation to close, as of the second business day prior to the closing date, Northview and certain of its subsidiaries must satisfy certain financial measures set forth in the merger agreement.

Q:       WHO CAN ANSWER MY OTHER QUESTIONS?

         A: If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy form, you should contact Northview's President, Blair K. Robinson at (847) 446-0245.

                                     SUMMARY

         This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire document carefully, including the annexes and the documents referred to in this proxy statement/prospectus. A list of the documents incorporated by reference appears on page __.

INFORMATION ABOUT WINTRUST AND NORTHVIEW

WINTRUST FINANCIAL CORPORATION  (See page __)
727 North Bank Lane
Lake Forest, Illinois  60045
(847) 615-4096

         Wintrust Financial Corporation, an Illinois corporation, is a financial holding company headquartered in Lake Forest, Illinois. Wintrust operates ten community banks, all located in the Chicago metropolitan area, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 42 banking facilities as of June 30, 2004. Wintrust also provides wealth management services through its trust company, investment adviser and broker-dealer subsidiaries to customers located primarily in the Midwest, as well as to customers of its banks. In addition, Wintrust is involved in specialty lending through a number of operating subsidiaries or divisions of certain of its banks. As of June 30, 2004, Wintrust had consolidated total assets of $5.33 billion, deposits of $4.32 billion and shareholders' equity of $374 million. Wintrust's common stock trades on the Nasdaq National Market under the symbol "WTFC."

NORTHVIEW FINANCIAL CORPORATION (See page __)
245 Waukegan Road
Northfield, Illinois 60093
(847) 446-0245

         Northview Financial Corporation, an Illinois corporation, is a bank holding company headquartered in Northfield, Illinois. Its primary business is operating its bank subsidiary, Northview Bank and Trust, an Illinois chartered bank with offices in Northfield, Mundelein and Wheaton, Illinois, and its indirect subsidiary, Northview Mortgage, LLC, an Illinois limited liability company. Northview Mortgage is a mortgage broker and does not originate mortgage loans. In addition to Northview Bank and Northview Mortgage, Northview conducts limited business activities through 245 Waukegan Road, L.P., an Illinois limited partnership. We sometimes refer to all of Northview's subsidiaries as the "subsidiaries." As of June 30, 2004, Northview had consolidated total assets of approximately $343.9 million, deposits of $311.9 million and shareholders' equity of $19.7 million. Northview is not a public company and, accordingly, there is no established trading market for Northview's common stock.

THE MERGER AND THE MERGER AGREEMENT  (See page __)

         Wintrust's acquisition of Northview is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Northview will be merged with and into Wintrust and will cease to exist. After the consummation of the merger, Northview Bank will become a wholly owned subsidiary of Wintrust. We encourage you to read the merger agreement, which is included as Annex A to this proxy statement/prospectus.

REASONS FOR THE MERGER (See page __)

         Northview's board of directors determined that the merger agreement and the merger consideration were in the best interests of Northview and its shareholders and unanimously recommends that Northview's shareholders vote in favor of approval and adoption of the merger agreement and the transactions contemplated therein.

         In its deliberations and in making its determination, Northview's board of directors considered many factors, including, without limitation, the following:

         o The opinion of its financial advisor that the merger consideration was fair to Northview's shareholders from a financial point of view, and the relationship between the merger consideration and the historical and current value of Northview's common stock;

         o The results of operations, overall financial condition and management of Northview Bank and Wintrust;

         o General banking conditions, including bank merger and acquisition activity, and the competitive environment for community banks;

         o The effects of the proposed merger on Northview's employees and its customers;

         o The support of Northview's principal shareholders for the proposed merger and their willingness to enter into a voting agreement;

         o Future economic conditions and their potential impact on Northview Bank's profitability as well as increasing competition in Northview Bank's market areas; and

         o The fact that Wintrust is a publicly traded company with greater access to capital and managerial resources than Northview.

         Wintrust's board of directors concluded that the merger is in the best interests of Wintrust and its shareholders. In deciding to approve the merger, Wintrust's board of directors considered a number of factors, including:

         o management's view that the acquisition of Northview provides an attractive opportunity to expand into certain suburban communities within the Chicago metropolitan area in which Wintrust does not currently operate and which management considers to be desirable markets;

         o Northview's community banking orientation and its compatibility with Wintrust and its subsidiaries;

         o a review of the demographic, economic and financial characteristics of the markets in which Northview operates, including existing and potential competition and history of the market areas with respect to financial institutions;

         o management's review of Northview's business, operations, earnings and financial condition, including its management, capital levels and asset quality, since its de novo formation in 1993; and

         o the likelihood of regulators approving the merger without undue conditions or delay.

BOARD RECOMMENDATION TO NORTHVIEW SHAREHOLDERS  (See page __)

         Northview's board of directors believes that the merger of Northview with Wintrust is in the best interests of Northview and Northview's shareholders. NORTHVIEW'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

FAIRNESS OPINION OF NORTHVIEW'S FINANCIAL ADVISOR  (See page __)

         In deciding to approve the merger, Northview's board of directors considered, among other things, the opinion of William Blair & Company, L.L.C. that the merger consideration is fair, from a financial point of view, to the holders of Northview common stock. You should read the full text of the fairness opinion, which is attached to this proxy statement/prospectus as Annex D, to understand the assumptions made, limits of the reviews undertaken and other matters considered by William Blair & Company, L.L.C. in rendering its opinion.

NORTHVIEW SPECIAL MEETING  (See page __)


         The special meeting of shareholders will be held at the offices of Northview Bank and Trust, located at 245 Waukegan Road, Northfield, Illinois on September 15, 2004 at 5:00 p.m., Chicago time. Northview's board of directors is soliciting proxies for use at the special meeting. At the special meeting, Northview shareholders will be asked to vote on a proposal to approve the merger agreement.


RECORD DATE FOR THE SPECIAL MEETING; REVOCABILITY OF PROXIES  (See page __)


         You may vote at the special meeting if you own shares of Northview common stock of record at the close of business on August 13, 2004. You will have one vote for each share of Northview common stock you owned on that date. You may revoke your proxy at any time before the vote at the special meeting.


VOTE REQUIRED  (See page __)

         To approve the merger, at least two-thirds of the voting power of the shares of Northview common stock entitled to vote at the meeting must be voted in favor of the merger agreement. To satisfy the quorum requirements set forth in Northview's by-laws, shareholders holding at least a majority of the voting power of the outstanding shares of Northview common stock entitled to vote at the special meeting must be present in person or by proxy at the special meeting. Shareholders may vote their shares in person at the special meeting or by signing and returning the enclosed proxy form.

         All of Northview's directors who own shares of Northview common stock have committed to vote their shares in favor of the merger. At the record date, these shareholders owned, directly or indirectly, 63,285 shares, constituting approximately 38% of the shares entitled to vote at the meeting. See "Description of the merger--Voting agreement" on page __.

WHAT NORTHVIEW SHAREHOLDERS WILL RECEIVE IN THE MERGER  (See page __)

         If the merger is completed, each share of Northview common stock that you own immediately before the completion of the merger will be converted into the right to receive shares of Wintrust common stock, plus cash in the amount of $123.75. For each of your shares of Northview common stock, you will receive a number of shares of Wintrust common stock equal to the "per share stock consideration" to be calculated as set forth in the merger agreement. The per share stock consideration will be determined by dividing $151.25 (55% of the aggregate per share merger consideration of $275) by the average of the high and low sales prices of Wintrust's common stock during the 10-day trading period ending two trading days before the merger closing date, if the average price is at least $42.80 per share but not more than $52.80 per share. If the average price of Wintrust's common stock during this period is less than $42.80, you will receive 3.534 shares of Wintrust common stock for each share of Northview common stock that you own, and if such average price of Wintrust's common stock is greater than $52.80 per share, you will receive 2.865 shares of Wintrust common stock for each share of Northview common stock that you own.

         In effect, the merger agreement provides that the average high and low per share price of Wintrust's common stock to be used in determining the per share stock consideration may not be higher than $52.80 nor less than $42.80. Within that price range, the per share stock consideration varies as the average price of Wintrust's common stock changes so that the per share value of merger consideration which Northview shareholders receive remains constant and the number of Wintrust shares you receive will change. However, if the average price of Wintrust's common stock is outside of that range, then the per share stock consideration does not change as Wintrust's stock price changes. As a result, if the average price of Wintrust's common stock is less than $42.80, then you will receive a lower per share value of merger consideration at closing than you would receive if the average price of Wintrust's common stock is within or above the range, but if the average price of Wintrust's common stock is greater than $52.80, then you will receive a higher per share value of merger consideration at closing than you would receive if the average price of Wintrust's common stock is within or below the range.

         Northview shareholders will not receive fractional shares of Wintrust common stock. Instead, they will receive a cash payment for any fractional shares based on the value of Wintrust common stock determined in the manner described above.

         Five days prior to the closing date of the merger, Illinois Stock Transfer Company, Wintrust's exchange agent, will mail you materials and instructions for exchanging your Northview stock certificates for Wintrust stock certificates. You should not send in your Northview stock certificates until you receive the transmittal materials and instructions from the exchange agent.


         Additionally, if Northview's "closing adjusted net equity" is greater than its "base adjusted net equity" (both terms as defined in the merger agreement) as of two business days prior to the closing date, then Northview shareholders will be entitled to a special dividend equal, in the aggregate, to 50% of the amount of the excess. Northview will not be able to definitively determine the amount of the dividend, if any, until the second business day prior to the closing date. Northview will pay the special dividend prior to the closing date.


REGULATORY APPROVALS  (See page __)

         The merger cannot be completed until Wintrust receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the Illinois Department of Financial & Professional Regulation or the IDFPR (formerly known as the Illinois Office of Banks and Real Estate). Wintrust submitted an application to the Federal Reserve Bank of Chicago seeking approval of the merger, which was approved on July 13, 2004. Wintrust also filed the required notice with the IDFPR. Wintrust must also file applications with the IDFPR and the Florida Department of Financial Services to become the indirect owner of Northview Mortgage.

NEW WINTRUST SHARES WILL BE ELIGIBLE FOR TRADING ON NASDAQ  (See page __)

         The shares of Wintrust common stock to be issued in the merger can be traded on the Nasdaq National Market.

CONDITIONS TO THE MERGER  (See page __)

         The completion of the merger is subject to the fulfillment of a number of conditions, including:

         o approval of the merger agreement at the special meeting by at least two-thirds of the voting power of the shares of Northview common stock entitled to vote at the meeting;

         o no more than 10% of Northview's shareholders shall have exercised their dissenters' rights under Illinois law;

         o approval of the transaction by the appropriate regulatory authorities, including the Federal Reserve, and IDFPR, and expiration or termination of all waiting periods required by law;

         o maintenance by Northview of certain minimum net worth and shareholders' equity requirements; and

         o the representations and warranties made by the parties in the merger agreement must be materially true and correct as of the effective date of the merger or as otherwise required in the merger agreement.

TERMINATION  (See page __)

         Subject to conditions and circumstances described in the merger agreement, either Wintrust or Northview may terminate the merger agreement if, among other things, any of the following occur:

         o the merger is not completed by December 31, 2004 (or March 31, 2005, if there is a delay due to regulatory approval);

         o in certain circumstances, if a condition to the merger has become impossible to satisfy;

         o a party has materially breached the merger agreement and failed to cure the breach;

         o the holders of at least two-thirds of the voting power of Northview common stock do not approve the merger; or

         o in certain circumstances, if Northview has received a superior offer to sell to a third party.

Additionally, subject to the satisfaction of certain conditions, Wintrust may terminate the merger agreement if the "closing adjusted net equity" of Northview is less than or equal to its "minimum net equity." Northview's "closing adjusted net equity" and "minimum net equity" will be determined in accordance with the applicable provisions of the merger agreement.

TERMINATION FEE  (See page __)

         Under certain circumstances described in the merger agreement, Wintrust may be owed a $1,000,000 termination fee from Northview if the transaction is not consummated. See "Description of the merger agreement--Termination fee."

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT THAN YOURS (See page __)

         You should be aware that some of Northview's directors and officers may have interests in the merger that are different from, or in addition to, their interests as shareholders. Northview's board of directors was aware of these interests and took them into account in approving the merger. For example, the merger agreement obligates certain officers of Northview and Northview Bank to enter into employment agreements with Wintrust, and certain of Northview's executive officers are entitled to receive bonuses, totaling $1.2 million in the aggregate, in connection with and at the closing of the merger.

         Wintrust is also obligated under the merger agreement to provide continuing indemnification to Northview's and Northview Bank's directors and officers, and to provide such directors and officers with directors' and officers' liability insurance for a period of five years following the merger, subject to certain conditions set forth in the merger agreement.

VOTING AGREEMENT  (See page __)

         All of Northview's directors who are shareholders of Northview have agreed to vote all of their shares of common stock in favor of the merger agreement at the special meeting. Together, they own, directly or indirectly, approximately 38% of Northview's outstanding shares of common stock. These voting agreements terminate if the merger agreement is terminated in accordance with its terms. A copy of the form of voting agreement is attached to this proxy statement/prospectus as Annex C.

ACCOUNTING TREATMENT OF THE MERGER  (See page __)

         The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.

CERTAIN DIFFERENCES IN SHAREHOLDER RIGHTS  (See page __)

         When the merger is completed, Northview shareholders, whose rights are governed by Illinois law and Northview's articles of incorporation and by-laws, automatically will become Wintrust shareholders, and their rights will continue to be governed by Illinois law, as well as Wintrust's articles of incorporation and by-laws, in addition to laws and requirements that apply to public companies.

DISSENTERS' RIGHTS  (See page __)

         Northview shareholders may dissent from the merger and, upon complying with the requirements of Illinois law, receive cash in the amount of the fair value of their shares instead of the merger consideration.

         A copy of the section of the Illinois Business Corporation Act pertaining to appraisal rights is attached as Annex B to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER  (See page __)

         Your receipt of shares of Wintrust common stock as part of the merger consideration generally will be tax-free for United States federal income tax purposes. However, you will recognize gain (but not loss) limited to the amount of cash you receive in the merger. Additionally, you will recognize gain or loss on any cash that you receive instead of fractional shares of Wintrust common stock. You should consult your tax adviser for a full understanding of the federal, state, local and foreign tax consequences of the merger to you.

HISTORICAL COMPARATIVE PER SHARE DATA; PRO FORMA PER SHARE DATA

         The table below shows the reported high and low sales prices of Wintrust's common stock during the periods indicated. This information gives effect to a 3-for-2 stock split, effected in the form of a 50% stock dividend, as of March 14, 2002.


                                                         HIGH              LOW
                                                      -----------       ----------
YEAR ENDED DECEMBER 31, 2002
   First Quarter...............................          $22.99           $18.33
   Second Quarter..............................           34.58            22.22
   Third Quarter...............................           36.00            26.54
   Fourth Quarter..............................           32.66            25.45
YEAR ENDING DECEMBER 31, 2003
   First Quarter...............................          $33.65           $27.19
   Second Quarter..............................           32.40            27.74
   Third Quarter...............................           38.89            29.30
   Fourth Quarter...............................          46.85            37.64
YEAR ENDING DECEMBER 31, 2004
   First Quarter................................         $50.44           $41.85
   Second Quarter...............................          50.80            45.18
   Third Quarter (through August 9, 2004).......          53.76            49.82

         The following table presents selected comparative per share data for Wintrust common stock and Northview common stock on a historical and pro forma combined basis, and for Wintrust common stock on a pro forma combined basis, giving effect to the merger with both Northview and Wintrust's proposed acquisition of Town Bankshares, Ltd., or Town Bankshares. The consummation of Wintrust's merger with Northview is not conditioned upon completion of its proposed acquisition of Town Bankshares. See "Description of the Merger--Business of Wintrust--Recent Developments." The pro forma combined information is not necessarily indicative of the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated, or of the future operations of the combined entity.


                                                  SIX MONTHS
                                                     ENDED               YEAR ENDED
                                                 JUNE 30, 2004        DECEMBER 31, 2003
                                               ------------------     -----------------
WINTRUST HISTORICAL:
   Diluted earnings per share............          $   1.12                $    1.98
   Cash dividends declared per share.....              0.10                     0.16
   Book value per share (at period end)..             18.26                    17.43
WINTRUST PRO FORMA COMBINED(1):
   Diluted earnings per share............          $   1.13                $    2.03
   Cash dividends declared per share.....              0.10                     0.16
   Book value per share (at period end)..             19.17                    18.38
WINTRUST PRO FORMA COMBINED (NORTHVIEW
   AND TOWN BANKSHARES)(1)(2):
   Diluted earnings per share............          $   1.15                $    2.05
   Cash dividends per share..............              0.10                     0.16
   Book value per share (at period end)..             19.96                    19.20
NORTHVIEW HISTORICAL:
   Diluted earnings per share............           $  4.53                 $  10.67
   Cash dividends declared per share.....                --                       --
   Book value per share (at period end)..            116.77                   114.47
NORTHVIEW PRO FORMA COMBINED(1):
   Diluted earnings per share............           $  3.28                $    5.90
   Cash dividends declared per share.....              0.29                     0.47
   Book value per share (at period end)..             55.80                    53.49


------------------
(1) Computed using per share stock consideration of 2.9109 shares of Wintrust common stock per share of Northview common stock, assuming a Wintrust common stock price of $51.96.

(2) Computed using per share stock consideration of 1.3664 shares of Wintrust common stock per share of Town Bankshares common stock, assuming a Wintrust common stock price of $51.96.

         The following table sets forth the last sales prices as reported by Nasdaq for Wintrust common stock on the dates indicated, and the equivalent per share value of Northview common stock, giving effect to the merger, as of the same dates:



                                CLOSING PRICE   HISTORICAL PRICE        NORTHVIEW
                                   WINTRUST        NORTHVIEW         EQUIVALENT PER
                                COMMON STOCK      COMMON STOCK         SHARE VALUE
                                -------------   ----------------     --------------
May 7, 2004(1)............          $47.25               (2)            $275.00(3)
August 9, 2004............          $50.97               (2)            $275.00(4)


------------------
(1) Trading date immediately preceding the date of public announcement of the proposed merger.

(2) There is currently no market value for the shares of Northview being acquired since Northview is not a publicly traded company.
(3) Based on per share stock consideration of 3.201 shares of Wintrust common stock and per share cash consideration of $123.75.
(4) Based on per share stock consideration of 2.967 shares of Wintrust common stock and per share cash consideration of $123.75.

SELECTED FINANCIAL DATA OF WINTRUST


         The selected consolidated financial data presented below, as of or for each of the years in the five-year period ended December 31, 2003, are derived from Wintrust's audited historical financial statements. The selected consolidated financial data presented below, as of or for the six-month periods ended June 30, 2004 and 2003, are derived from unaudited consolidated financial statements. In Wintrust's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results as of or for the six-month periods, have been included. Share and per share amounts have been adjusted to reflect the 3-for-2 stock split effected as a stock dividend effective as of March 14, 2002. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto incorporated by reference into this proxy statement/prospectus from Wintrust's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Wintrust's Quarterly Report on Form 10-Q for the period ended June 30, 2004. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the six-month period ended June 30, 2004 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004.

                              SIX MONTHS ENDED
                                  JUNE 30,                             YEAR ENDED DECEMBER 31,
                          ----------------------- -------------------------------------------------------------
                              2004         2003       2003(1)      2002(2)       2001        2000         1999
                          ----------      ------     --------     --------      ------      ------       ------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
   DATA:
Total interest income..... $ 119,307   $  96,504   $  203,991   $  182,233   $  166,455   $  148,184   $  109,331
Total interest expense....    46,079      41,572       83,499       84,105       92,441       87,184       61,597
                              ------      ------       ------       ------       ------       ------        -----
   Net interest income....    73,228      54,932      120,492       98,128       74,014       61,000       47,734
Provision for loan
   losses.................     3,762       5,493       10,999       10,321        7,900        5,055        3,713
                              ------      ------       ------       ------       ------       ------        -----
   Net interest income
      after provision
      for loan losses.....    69,466      49,439      109,493       87,807       66,114       55,945       44,021

Non-interest Income:
   Gain on sale of
      premium finance
      receivables.........     3,539       2,270        4,911        3,374        4,564        3,831        1,033
   Mortgage banking
      revenue.............     7,256       9,797       16,718       13,271        8,106        3,139        3,423
   Wealth management
      fees................    16,496      12,953       28,871       25,229        1,996        1,971        1,171
   Service charges on
      deposit accounts....     1,946       1,722        3,525        3,121        2,504        1,936        1,562
   Administrative
      services revenues...     1,887       2,159        4,151        3,501        4,084        4,402          996
   Premium finance
      defalcation-partial
      settlement(3).......        --          --          500        1,250           --           --           --
   Securities (losses)
      gains, net..........       853         606          642          107          337          (40)           5
   Other..................     8,204       7,341       13,274       10,819        7,207        3,067        1,618
                              ------      ------       ------       ------       ------       ------        -----
      Total non-interest
        income............    40,181      36,848       72,592       60,672       28,798       18,306        9,808
                              ------      ------       ------       ------       ------       ------        -----


(See footnotes on page ___)

                              SIX MONTHS ENDED
                                  JUNE 30,                             YEAR ENDED DECEMBER 31,
                          ----------------------- -------------------------------------------------------------
                              2004         2003       2003(1)      2002(2)       2001        2000         1999
                          ----------      ------     --------     --------      ------      ------       ------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Non-interest Expense:
   Salaries and
      employee benefits...  $ 43,073  $   35,715   $   74,775   $   63,442   $   35,628   $   28,119   $   20,808
   Equipment expense......     4,351       3,758        7,957        7,191        6,297        5,101        3,199
   Occupancy expense, net.     4,497       3,785        7,436        6,691        4,821        4,252        2,991
   Data processing........     2,652       2,079        4,304        4,161        3,393        2,837        2,169
   Advertising and
      marketing...........     1,590       1,043        2,215        2,302        1,604        1,309        1,402
   Professional fees......     2,143       1,704        3,342        2,801        2,055        1,681        1,203
   Amortization of
      intangibles.........       393         298          640          324          685          713          251
   Premium finance
      defalcation(3)......        --          --           --           --           --        4,320           --
   Other non-interest
      expenses............    12,944      11,038       22,072       19,072       11,300        9,471        7,655
                            --------  ----------   ----------   ----------   ----------   ----------   ----------
      Total non-interest
         expense..........    71,643      59,420      122,741       105,984      65,783       57,803       39,678
                            --------  ----------   ----------   ----------   ----------   ----------   ----------

Income before taxes
   and cumulative
   effective of
   accounting change......    38,004      26,867       59,344       42,495       29,129       16,448       14,151
Income tax expense
   (benefit)..............    13,917       9,585       21,226       14,620       10,436        5,293        4,724
                            --------  ----------   ----------   ----------   ----------   ----------   ----------
Income before
   cumulative effect
   of accounting change...    24,087      17,282       38,118       27,875       18,693       11,155        9,427

Cumulative effect of
   change in
   accounting for
   derivatives, net of
   tax....................        --          --           --           --         (254)          --           --
                            --------  ----------   ----------   ----------   ----------   ----------   ----------
   Net income.............  $ 24,087  $   17,282   $   38,118   $   27,875   $   18,439   $   11,155   $    9,427
                            ========  ==========   ==========   ==========   ==========   ==========   ==========


COMMON SHARE DATA:
Earnings per share:
   Basic..................  $   1.19  $     1.00   $     2.11   $     1.71   $     1.34   $     0.85   $     0.76
   Diluted................      1.12        0.94         1.98         1.60         1.27         0.83         0.73
Cash dividends per
   common share(4)........      0.10        0.08         0.16         0.12        0.093        0.067           --
Book value per share......     18.26       14.31        17.43        13.19         9.72         7.92         7.06
Weighted average
   common shares
   outstanding:
   Basic..................    20,250      17,360       18,032       16,334       13,734       13,066       12,373
   Diluted................    21,564      18,473       19,219       17,445       14,545       13,411       12,837

SELECTED FINANCIAL
   CONDITION DATA (AT
   END OF PERIOD):
Total assets..............$5,326,179  $4,132,394   $4,747,398   $3,721,555   $2,705,422   $2,102,806   $1,679,382
Total loans............... 3,695,551   2,896,148    3,297,794    2,556,086    2,018,479    1,547,596    1,270,126
Total deposits............ 4,324,368   3,419,946    3,876,621    3,089,124    2,314,636    1,826,576    1,463,622
Notes payable.............     1,000      26,000       26,000       44,025       46,575       27,575        8,350
Subordinated notes........    50,000      50,000       50,000       25,000           --           --           --
Long term debt - trust
   preferred securities...   139,587      76,816       96,811       50,894       51,050       51,050       31,050
Total shareholders'
   equity.................   374,152     249,399      349,837      227,002      141,278      102,276       92,947


(See footnotes on following page)

                              SIX MONTHS ENDED
                                  JUNE 30,                             YEAR ENDED DECEMBER 31,
                          ----------------------- -------------------------------------------------------------
                              2004         2003       2003(1)      2002(2)       2001        2000         1999
                          ----------      ------     --------     --------      ------      ------       ------
SELECTED FINANCIAL RATIOS
   AND OTHER DATA:
Performance Ratios:
   Non-interest income to
      average assets(5)...      1.60%       1.92%        1.76%        1.89%        1.24%        0.99%        0.66%
   Non-interest expense
      to average
      assets(3)(5)........      2.85        3.10         2.98         3.30         2.83         3.12         2.65
   Net overhead
      ratio(3)(5)(6)......      1.25        1.18         1.22         1.41         1.59         2.13         2.00
   Return on average
      assets(3)(5)........      0.96        0.90         0.93         0.87         0.79         0.60         0.63
   Return on average
      equity(3)(5)........     13.41       14.74        14.36        14.76        15.24        11.51        11.58
   Average loan-to-average
      deposit ratio.......      87.5        86.1         86.4         88.5         87.4         87.7         86.6
   Dividend payout
      ratio(4)(5).........       8.9         8.5          8.1          7.5          7.4          8.0           --

Asset Quality Ratios:
   Non-performing loans to
      total loans.........      0.40%       0.47%        0.72%        0.49%        0.64%        0.63%        0.55%
   Allowance for loan
      losses to:
      Total loans.........      0.76        0.74         0.77         0.72         0.68         0.67         0.69
      Non-performing
      loans...............    191.134      156.42       107.59       146.63       105.63       107.75       126.10
   Net charge-offs to
      average
      loans(3)(5).........      0.07        0.19         0.18         0.24         0.26         0.24         0.19
   Non-performing assets to
      total assets........      0.31        0.35         0.51         0.34         0.48         0.46         0.41

Other data at end of
   period:
   Number of banking
      facilities..........        42          32           36           31           29           28           24


------------------
(1) Wintrust completed its acquisition of Lake Forest Capital Management Company on February 1, 2003. The results for the year ended December 31, 2003 include the results of Lake Forest Capital Management Company since that date.
(2) Wintrust completed its acquisition of the Wayne Hummer Companies effective as of February 1, 2002. The results for the year ended December 31, 2002 include the results of the Wayne Hummer Companies since February 1, 2002.
(3) In 2000, Wintrust recorded a $4.3 million pre-tax charge ($2.6 million after-tax) related to a fraudulent loan scheme perpetrated against its premium finance subsidiary. The amount of this charge was not included in loans charged-off because a lending relationship had never been established. In the first quarter of 2002, Wintrust recovered $1.25 million (pre-tax) of this amount ($754,000 after-tax). Additionally, in the fourth quarter of 2003, Wintrust recovered $500,000 (pre-tax) of this amount ($302,000 after tax).
(4) Wintrust declared its first semi-annual dividend payment in January 2000. Dividend data reflected for the interim periods reflect semi-annual, not quarterly, dividends.
(5)      Certain financial ratios for interim periods have been annualized.
(6) Non-interest expense less non-interest income divided by average total assets.

                                  RISK FACTORS

         In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption "Caution About Forward-Looking Statements" on page __, you should consider the following risk factors carefully in deciding whether to vote for the adoption of the merger agreement.

THERE IS FLUCTUATION IN THE TRADING MARKET OF WINTRUST'S COMMON STOCK AND THE MARKET PRICE OF THE COMMON STOCK YOU WILL RECEIVE IN THE MERGER IS UNCERTAIN.

         You will receive Wintrust common stock in the merger. The number of shares you receive will depend on the average price of Wintrust common stock prior to the merger. Changes in the market price of Wintrust common stock may result from a variety of factors, including general market and economic conditions, the future financial condition and operating results of Wintrust, changes in Wintrust's business, operations and prospects and regulatory considerations, many of which are beyond Wintrust's control.

         The price of Wintrust common stock at completion of the merger may vary from its price on the date the merger agreement was signed, from its price on the date of this proxy statement/prospectus, from its price on the date of the special meeting and from the average price during the 10-day pricing period used to determine the number of shares you are to receive. You will not be entitled to receive additional cash or shares in the merger if the price of Wintrust common stock on the closing date of the merger is less than the average price during the pricing period. Because the merger will be completed after the date of the special meeting, at the time of the special meeting you will not know what the market value of the Wintrust common stock you will receive after the merger will be. See "Description of the merger agreement--Consideration to be received in the merger."

         Wintrust's common stock is traded on the Nasdaq National Market under the symbol "WTFC". The maintenance of an active public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is beyond Wintrust's control or the control of any market maker. In addition to the shares of Wintrust common stock to be issued in the merger, Wintrust also has shares of common stock covered by resale registration statements and estimates that there are currently approximately up to 1,075,000 of those shares outstanding that have not yet been resold. These remaining shares may be freely sold from time to time in the market. The market price of Wintrust's common stock could drop significantly if shareholders sell or are perceived by the market as intending to sell large blocks of its shares.

NORTHVIEW'S SHAREHOLDERS WILL NOT CONTROL WINTRUST'S FUTURE OPERATIONS.

         Together, Northview's shareholders own 100% of Northview and have absolute power to approve or reject any matters requiring shareholder approval under Illinois law and Northview's articles of incorporation and by-laws. After the merger, Northview shareholders will become owners of less than 3% of the outstanding shares of Wintrust common stock. Even if all former Northview shareholders voted together on all matters presented to Wintrust shareholders from time to time, the former Northview shareholders most likely would not have a significant impact on the approval or rejection of future Wintrust proposals submitted to a shareholder vote.

DE NOVO OPERATIONS AND BRANCH OPENINGS IMPACT WINTRUST'S PROFITABILITY.

         Wintrust's financial results have been and will continue to be impacted by its strategy of de novo bank formations and branch openings. Wintrust has employed this strategy to build an infrastructure that management believes can support additional internal growth in its banks' respective markets. Wintrust opened its eighth de novo bank in April 2004, and expects to undertake additional de novo bank formations or branch openings as it expands into additional communities in and around Chicago. In addition, Wintrust's recent and pending acquisitions involve relatively recently formed de novo banks. Based on Wintrust's experience, its management believes that it generally takes from 13 to 24 months for new banks to first achieve operational profitability, depending on the number of branch facilities opened, the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets. However, it may take longer than expected or than the amount of time Wintrust has historically experienced for new banks and/or branch facilities to reach profitability, and there can be no guarantee that these new banks or branches will ever be profitable. To the extent Wintrust undertakes additional de novo bank, branch and business formations, its level of reported net income, return on average equity and return on average assets will be impacted by start-up costs associated with such operations, and it is likely to continue to experience the effects of higher expenses relative to operating income from the new operations. These expenses may be higher than Wintrust expected or than its experience has shown.

WINTRUST'S ALLOWANCE FOR LOAN LOSSES MAY PROVE TO BE INSUFFICIENT TO ABSORB LOSSES THAT MAY OCCUR IN ITS LOAN PORTFOLIO.

         Wintrust's allowance for loan losses is established in consultation with management of its operating subsidiaries and is maintained at a level considered adequate by management to absorb loan losses that are inherent in the portfolios. At June 30, 2004, Wintrust's allowance for loan losses was 191.34% of total nonperforming loans and 0.76% of total loans. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond its control, and such losses may exceed current estimates. Rapidly growing and de novo bank loan portfolios are, by their nature, unseasoned. As a result, estimating loan loss allowances for Wintrust's newer banks is more difficult, and, therefore, the banks may be more susceptible to changes in estimates, and to losses exceeding estimates, than banks with more seasoned loan portfolios. Although management believes that the allowance for loan losses is adequate to absorb losses that may develop in Wintrust's existing portfolios of loans and leases, there can be no assurance that the allowance will prove sufficient to cover actual loan or lease losses in the future.

WINTRUST'S PREMIUM FINANCE BUSINESS INVOLVES UNIQUE OPERATIONAL RISKS AND COULD EXPOSE IT TO SIGNIFICANT LOSSES.

         Of Wintrust's total loans at June 30, 2004, 21%, or $790.9 million, were comprised of commercial insurance premium finance receivables that it generates through First Insurance Funding Corporation. These loans, intended to enhance the average yield of earning assets of its banks, involve a different, and possibly higher, level of risk of delinquency or collection than generally associated with loan portfolios of more traditional community banks. First Insurance also faces unique operational and internal control challenges due to the relatively rapid turnover of the premium finance loan portfolio and high volume of new loan originations. The average term to maturity of these loans is less than 12 months, and the average loan size when originated is approximately $30,000.

         Because Wintrust conducts lending in this segment primarily through relationships with a large number of unaffiliated insurance agents and because the borrowers are located nationwide, risk management and general supervisory oversight may be more difficult than in its banks. Wintrust may also be more susceptible to third party fraud. Acts of fraud are difficult to detect and deter, and Wintrust cannot assure investors that its risk management procedures and controls will prevent losses from fraudulent activity. For example, in the third quarter of 2000, Wintrust recorded a non-recurring after-tax charge of $2.6 million in connection with a series of fraudulent loan transactions perpetrated against First Insurance by one independent insurance agency located in Florida. Although Wintrust has since enhanced its internal controls system at First Insurance, it may continue to be exposed to the risk of significant loss in its premium finance business.

         Due to continued growth in origination volume of premium finance receivables, since the second quarter of 1999, Wintrust has been selling some of the loans First Insurance originates to an unrelated third party. Wintrust has recognized gains on the sales of the receivables, and the proceeds of sales have provided it with additional liquidity. Consistent with its strategy to be asset driven, Wintrust expects to pursue similar sales of premium finance receivables in the future; however, it cannot assure you that there will continue to be a market for the sale of these loans and the extent of Wintrust's future sales of these loans will depend on the level of new volume growth in relation to its capacity to retain the loans within its subsidiary banks' loan portfolios. Because Wintrust has a recourse obligation to the purchaser of premium finance loans that it sells, it could incur losses in connection with the loans sold if collections on the underlying loans prove to be insufficient to repay to the purchaser the principal amount of the loans sold plus interest at the negotiated buy-rate and if the collection shortfall on the loans sold exceeds Wintrust's estimate of losses at the time of sale.

WINTRUST MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES.

         Wintrust's interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve. Changes in interest rates may influence the growth rate of loans and deposits, the quality of the loan portfolio, loan and deposit pricing, the volume of loan originations in Wintrust's mortgage banking business and the value that Wintrust can recognize on the sale of mortgage loans in the secondary market. While Wintrust has taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk. If market interest rates should move contrary to Wintrust's "gap" position on interest earning assets and interest-bearing liabilities, the "gap" will work against it and Wintrust's net interest income may be negatively affected.

         The success of Wintrust's covered call option program, which Wintrust has used in effect to hedge its interest rate risk, may also be affected by changes in interest rates. With the decline in interest rates over the last three years to historically low levels, Wintrust has been able to augment the total return of its investment securities portfolio by selling call options on fixed-income securities it owns. Wintrust recorded fee income of $7.9 million during 2003, compared to $6.0 million in 2002, from premiums earned on these covered call option transactions. During the first six months of 2004, Wintrust recorded fee income of $4.6 million on these transactions. In a rising interest rate environment, particularly if the yield curve remains steep, the amount of premium income Wintrust earns on these transactions will likely decline. Wintrust's opportunities to sell covered call options may be limited in the future if rates continue to rise.

WINTRUST'S SHAREHOLDER RIGHTS PLAN AND PROVISIONS IN ITS ARTICLES OF INCORPORATION AND BY-LAWS MAY DELAY OR PREVENT AN ACQUISITION OF WINTRUST BY A THIRD PARTY.

         Wintrust's board of directors has implemented a shareholder rights plan. The rights, which are attached to Wintrust's shares and trade together with its common stock, have certain anti-takeover effects. The plan may discourage or make it more difficult for another party to complete a merger or tender offer for Wintrust's shares without negotiating with Wintrust's board of directors or to launch a proxy contest or to acquire control of a larger block of Wintrust's shares. If triggered, the rights will cause substantial dilution to a person or group that attempts to acquire Wintrust without approval of its board of directors and, under certain circumstances, the rights beneficially owned by the person or group may become void. The plan also may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by Wintrust's incumbent directors and key management. In addition, Wintrust's executive officers may be more likely to retain their positions with the company as a result of the plan, even if their removal would be beneficial to shareholders generally.

         Wintrust's articles of incorporation and by-laws contain provisions, including a staggered board provision, that make it more difficult for a third party to gain control or acquire Wintrust without the consent of its board of directors. These provisions also could discourage proxy contests and may make it more difficult for dissident shareholders to elect representatives as directors and take other corporate actions.

         These provisions of Wintrust's governing documents may have the effect of delaying, deferring or preventing a transaction or a change in control that might be in the best interest of Wintrust's shareholders.

                    CAUTION ABOUT FORWARD-LOOKING STATEMENTS

         Certain statements contained in this document, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, "Questions and answers about the merger," "Summary," "Risk Factors," "Description of the merger--Background of the merger," "Description of the merger--Wintrust's reasons for the merger" and "Description of the merger--Northview's reasons for the merger and recommendation of the board of directors." You can identify these statements from our use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements include statements relating to:

         o        Wintrust's goals, intentions and expectations;

         o        Wintrust's business plans and growth strategies; and

         o        estimates of Wintrust's risks and future costs and benefits.

         These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors including, among other things, the risks and other factors set forth in the "Risk Factors" section beginning on page __ as well as changes in economic conditions, competition, or other factors that may influence the anticipated growth rate of loans and deposits, slower than anticipated development and growth of Tricom and the trust and investment business, unanticipated changes in the temporary staffing industry, the ability to adapt successfully to technological changes to compete effectively in the marketplace, competition and the related pricing of brokerage and asset management products and Wintrust's ability to pursue acquisitions and expansion.

         Because of these and other uncertainties, Wintrust's actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Wintrust's past results of operations do not necessarily indicate Wintrust's future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. Wintrust is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law. Wintrust qualifies all of its forward-looking statements by these cautionary statements.

         Further information on other factors which could affect the financial results of Wintrust before and after the merger is included in Wintrust's filings with the SEC, incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page __.

                   SPECIAL MEETING OF NORTHVIEW SHAREHOLDERS

DATE, PLACE, TIME AND PURPOSE


         Wintrust's and Northview's boards of directors are sending you this proxy statement/prospectus and proxy form to use at the special meeting. At the special meeting, the Northview board of directors will ask you to vote on a proposal to approve the merger. Northview and Wintrust will share equally the costs associated with the solicitation of proxies for the special meeting. The special meeting will be held at the offices of Northview Bank and Trust, located at 245 Waukegan Road, Northfield, Illinois, on September 15, 2004 at 5:00 p.m., Chicago time.


RECORD DATE, VOTING RIGHTS, QUORUM AND REQUIRED VOTE


         Northview has set the close of business on August 13, 2004, as the record date for determining the holders of its common stock entitled to notice of and to vote at the special meeting. Only Northview shareholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 165,880 shares of Northview common stock outstanding and entitled to vote at the special meeting. There must be at least a majority of the voting power of Northview's shares entitled to vote, present in person or by proxy, at the special meeting in order for the vote on the merger to occur.


         Approval of the merger agreement will require the affirmative vote of at least two-thirds of the voting power of Northview's shares entitled to vote at the meeting. Certain shareholders of Northview, whose aggregate direct and indirect ownership represents approximately 38% of Northview's outstanding shares, have committed to vote their shares in favor of the merger. Wintrust does not own any shares of Northview common stock. See "Description of the merger--Voting agreement" on page __ for a description of the provisions of the voting agreement.

         Abstentions from voting will have the same effect as voting against the merger agreement.

VOTING AND REVOCABILITY OF PROXIES

         You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.

         Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted "FOR" approval of the merger agreement.

         You may revoke your proxy before it is voted by:

         o filing with Northview's secretary a duly executed revocation of proxy;

         o        submitting a new proxy with a later date; or

         o        voting in person at the special meeting.

         Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:
Northview Financial Corporation, 245 Waukegan Road, Northfield, Illinois, 60093,
Attention: Secretary.

DISSENTERS' RIGHTS

         Under Illinois law, you are entitled to exercise dissenters' rights and obtain a cash payment for your shares as a result of Wintrust's acquisition of Northview, provided that you comply with the provisions of Sections 11.65 and
11.70 of the Illinois Business Corporation Act, or the IBCA. A copy of those sections are attached as Annex C and incorporated in this proxy statement/prospectus by reference. If you comply with the provisions of Section
11.70 of the IBCA, then, upon consummation of the merger, you are entitled to receive payment from Wintrust for the fair value of your shares, with accrued interest. The term "fair value" means the value of the shares immediately before the merger closing excluding any appreciation or depreciation in anticipation of the merger, unless the exclusion would be inequitable. If Wintrust and you cannot agree on the fair value of your shares or the accrued interest, then the IBCA provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value you are entitled to under the merger agreement. If you desire to exercise dissenters' rights, you should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure that you comply strictly with the applicable statutory provisions.

         In summary, to exercise dissenters' rights, you must do all of the following:

         o deliver to Northview a written demand for payment of your shares before the vote on the merger is taken;

         o not vote in favor of the merger; note, however, that a vote, in person or by proxy, against approval and adoption of the merger agreement will not constitute a written demand for appraisal; and

         o continue to hold your shares of Northview common stock through the effective time of the merger.

         Your failure to vote against the proposal to adopt the merger agreement will not constitute a waiver of your dissenters' rights under the IBCA. Also, a vote against approval of the merger agreement will not by itself be sufficient to satisfy your obligations if you are seeking an appraisal. You must follow the procedures set forth in Section 11.70 of the IBCA to obtain dissenters' rights.

         Each outstanding share of Northview common stock for which a legally sufficient demand in accordance with Section 11.70 of the IBCA has been made and that was not voted in favor of approval of the merger will, after the effective time of the merger, represent only the rights of a dissenting shareholder under the IBCA. This includes the right to obtain payment for the estimated fair value of those shares as provided under the IBCA.

         If you make a legally sufficient demand, within ten days after the effective date of the merger or 30 days after you have delivered your written demand for payment, whichever is later, Wintrust will send to you a statement setting forth its opinion as to the fair value of your shares, as well as certain financial statements and a commitment to pay to you the estimated fair value for your shares. If you do not agree with the opinion of Wintrust as to the estimated fair value of the shares, then within 30 days of your receipt of Wintrust's valuation statement, you must notify Wintrust of your estimated fair value of your shares and demand the difference between your estimated fair value and the amount of the payment by Wintrust.

         If, within 60 days from delivery of Wintrust's notice to the dissenting shareholders, you and Wintrust have not agreed in writing to the fair value of the shares, Wintrust either will pay the difference in value demanded by you, or file a petition in the circuit court requesting the court to determine the fair value of the shares. Wintrust will be required to then make all dissenters to the merger a party to this proceeding. If Wintrust does not commence the action, you are permitted by law to commence an action.

         In a proceeding brought by Wintrust to determine value, the court will determine the costs of the proceeding, including the reasonable compensation of expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the fair value of the shares, as determined by the court, materially exceeds the price that Wintrust estimated to be the fair value of the shares or, if no estimate was given, then all or any part of the costs may be assessed against Wintrust. If the amount that any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares, as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may be awarded to the dissenter if the court finds that Wintrust did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily or not in good faith with respect to the dissenter's rights.

         A share for which you have properly exercised your dissenters' rights and followed the correct procedures in the IBCA will not be converted into, or represent, a right to receive Wintrust common stock and cash as provided under the merger agreement. Any of these shares will not, after the effective time of the merger, be entitled to vote for any purpose or receive any dividends or other distributions. If, however, you, as the holder of the shares, fail to properly perfect, effectively withdraw, waive or lose, or otherwise become ineligible to exercise dissenting shareholder's rights under the IBCA, then at that time the shares held by you will be converted into Wintrust common stock and cash as provided in the merger agreement.

                           DESCRIPTION OF THE MERGER

         The following information describes certain aspects of the merger. The merger agreement, which you should read carefully, is attached as Annex A to this proxy statement/prospectus, and incorporated herein by reference.

GENERAL

         When the merger is consummated, Northview will merge with and into Wintrust and will cease to exist. Wintrust will survive the merger and Northview Bank will become a wholly-owned subsidiary of Wintrust. At the effective time of the merger, holders of Northview common stock will exchange their shares for shares of Wintrust common stock and cash. Each share of Northview common stock will be exchanged for a number of Wintrust shares equal to the "per share stock consideration" which cannot be determined until two trading days before completion of the merger. See "Description of the merger agreement--Consideration to be received in the merger" for a detailed description of the method for determining the per share stock consideration.

         Only whole shares of Wintrust common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares. Shares of Northview common stock held by Northview shareholders who elect to exercise their dissenters' rights will not be converted into Wintrust common stock and cash.

THE COMPANIES

         Business of Wintrust--General

         Wintrust Financial Corporation, an Illinois corporation, is a financial holding company headquartered in Lake Forest, Illinois. Wintrust operates ten community banks, all located in the Chicago metropolitan area, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 42 banking facilities as of June 30, 2004. Wintrust also provides wealth management services through its trust company, investment adviser and broker-dealer subsidiaries to customers, primarily in the Midwest, as well as to customers of its banks. In addition, Wintrust is involved in specialty lending through a number of operating subsidiaries or divisions of certain of its banks. Its specialty lending niches include commercial insurance premium finance, accounts receivable financing and administrative services to the temporary staffing industry and indirect auto lending in which Wintrust purchases loans through Chicago-area automobile dealerships. As of June 30, 2004, Wintrust had consolidated total assets of $5.33 billion, deposits of $4.32 billion and shareholders' equity of $374.0 million.


         Financial and other information relating to Wintrust, including information relating to Wintrust's current directors and executive officers, is set forth in Wintrust's 2003 Annual Report on Form 10-K, Wintrust's Proxy Statement for its 2004 Annual Meeting of Shareholders filed with the SEC on April 23, 2004, Wintrust's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2004 and June 30, 2004 and Wintrust's Current Reports on Form 8-K filed during 2004, which are incorporated by reference to this proxy statement/prospectus. Copies of these documents may be obtained from Wintrust as indicated under "Where You Can Find More Information" on page __. See "Incorporation of Certain Information by Reference" on page __.


         Business of Wintrust--Recent Developments

         On June 14, 2004, Wintrust announced the signing of a definitive agreement to acquire Town Bankshares, Ltd. ("Town Bankshares") in a merger transaction. Town Bankshares is the parent company of Town Bank which has locations in Delafield and Madison, Wisconsin. Town Bank began operations as a de novo bank in 1998 as Delafield State Bank and had total assets of approximately $234.3 million as of June 30, 2004.

         In the proposed merger, each share of Town Bankshares' outstanding common stock will be converted into the right to receive cash and a number of shares of Wintrust's common stock to be determined based on Wintrust's average trading price at closing determined in accordance with the merger agreement. The aggregate per share consideration equates to approximately $129.10, subject to possible adjustment depending on Wintrust's average trading price at closing. At June 30, 2004, Town Bankshares had outstanding 298,206 shares of common stock and in-the-money options to acquire approximately 41,000 shares of common stock at exercise prices ranging from $50.00 to $60.00 per share, with a weighted average exercise price of approximately $57.41. The merger is expected to close by the early part of the fourth quarter of 2004 and is not expected to have a material effect on Wintrust's 2004 earnings per share.


         Business of Northview

         Northview Financial Corporation, an Illinois corporation, is a bank holding company headquartered in Northfield, Illinois. Its primary business is operating its bank subsidiary, Northview Bank and Trust, an Illinois chartered bank with offices in Northfield, Mundelein and Wheaton, Illinois and its indirect subsidiary, Northview Mortgage, LLC, an Illinois limited liability company. Northview Mortgage is a mortgage broker. It does not originate mortgage loans. In addition to Northview Bank and Northview Mortgage, Northview conducts limited business activities through 245 Waukegan Road, L.P., an Illinois limited partnership. We sometimes refer to all of Northview's subsidiaries as the "subsidiaries." As of June 30, 2004, Northview had consolidated total assets of approximately $343.9 million, deposits of $311.9 million and shareholders' equity of $19.7 million.

BACKGROUND OF THE MERGER

         Northview is a bank holding company headquartered in Northfield, Illinois. Its primary business is operating Northview Bank with two offices located in Northfield, one in Mundelein and one in Wheaton, Illinois. Northview Bank was organized in 1992 by a group of prominent local businessmen led by Eugene E. White and Blair K. Robinson.

         In the 1970's and 1980's, the primary investors of Northview successfully organized and operated a five-bank holding company called Charter Bank Group. The Charter Bank Group consisted of banks in Northfield, Glenview, Wheaton, Clarendon Hills and Winfield, Illinois. The banks were subsequently sold to NBD Bancorp in 1988. Almost without exception, the investors in Charter Group decided to invest in the new Northview chaired by Mr. White with Mr. Robinson as its president. Mr. Robinson had previously been senior vice president of the Bank of Northfield, one of the Charter Bank Group banks, and subsequently served as president of the Bank of Glenbrook, also a Charter Bank Group bank.

         In the early 1990's, Mr. White, Mr. Robinson and the investor group saw the potential and need for small community banks that aggressively pursue the strategy of offering personalized service to their customers. Mr. White assembled a board of directors at Northview with strong ties to the community and Mr. Robinson, with his personal banking experience and relationships in Glenview and Northfield, built a staff focused on successful community banking.

         Northview Bank prospered as a de novo institution and by the end of 2003 had grown to $340 million in assets, $283 million in deposits, with $19 million of shareholders' equity. As Northview and Northview Bank grew, it began to strain the capabilities of Messrs. White and Robinson in terms of their management time. In February 2003, Northview's board of directors began to consider how Northview and Northview Bank could be best positioned strategically for the future. Considerations included providing positive returns on investment, the potential for future appreciation and the ability to provide liquidity for shareholders.

         Over the next few months, Northview's board considered various scenarios on how to grow the bank and maintain its community banking focus. Board members expressed concern over the cost and challenges associated with achieving the bank's aggressive earnings and growth objectives.


         The board of directors of Northview and Northview Bank were proud of the bank's record and believed it had the financial resources to succeed independently, and some of the directors favored this path. Other Northview directors believed the current active merger and acquisition market provided the opportunity to merge with a banking institution with a larger, stronger and more diversified business profile as a strategic alternative. All of Northview's directors were interested in determining what amount of additional capital would be required to fund the cost of restructuring in order to position Northview for continued growth.

         In July 2003, Northview received an unsolicited cash offer from an outside investor group to purchase at least 75% of its outstanding common stock at a price of $275 per share. The offer was discussed at several board meetings and ultimately rejected, primarily because Northview's board believed that the shares remaining outstanding would likely have limited upside potential and restricted marketability. Furthermore, Northview's board recognized that a cash-only transaction would have serious tax consequences for Northview's shareholders.


         It was during this period that representatives of Wintrust and Northview began informal discussions about a possible combination of the two companies.


         In Septmber 2003, Northview's board of directors discussed the topic of the sale of Northview Bank among the possible strategic alternatives. Several of Northview's directors expressed the desire to know what the bank was worth, given the current robust merger and acquisition market for community banks in the greater Chicago area. These directors were aware of an active market for bank sales including to recent acquisitions announced by Wintrust as well as those recently announced by other local banking institutions. Representatives of Vedder Price and Grant Thornton LLP ("Grant Thornton"), Northview's outside legal counsel and independent public accountants, respectively, were at this board meeting and expressed the view that the board should consider retaining an investment banking firm for at least a preliminary view of what might be achievable in a sale, so that they could inform itself more adequately of what Northview and Northview Bank were really worth in a negotiated sale. Northview's board of directors was also interested in exploring the future availability of capital for independent, growing community banks, a possible merger of equals between like-sized and like-minded, independent community banks, and other possible strategic options, including an initial public offering. After considering several possible investment banking firms to advise the board in these matters, Northview's board of directors chose William Blair & Company ("William Blair"), a well known and well regarded Chicago-based investment banking firm that has significant expertise in advising financial institutions on strategic matters, including bank mergers.


         Northview's board of directors met with a representative of William Blair in October 2003. William Blair made a detailed presentation to the board on current market conditions for the acquisition of community banks in northern Illinois, the market for bank mergers in that marketplace, and possible values Northview might expect to achieve in a merger. William Blair also gave the board a briefing on a "merger of equals" strategy and discussed how such a transaction could work and how certain community banks in the north/northwest suburbs of Chicago might be positioned with Northview and Northview Bank in such a transaction. William Blair identified a number of potential acquirers in a conventional merger and presented certain background information on likely acquirers.


         Following the October meeting, Northview's board of directors decided to retain William Blair to pursue a potential sale of the company. Northview's board of directors and William Blair jointly developed a preliminary list of eight potential interested parties, which William Blair contacted. William Blair, working with Northview's management, developed an offering memorandum containing important confidential information on the company and the bank.


         Following the receipt of executed confidentiality agreements, William Blair distributed the offering memorandum to seven of the eight identified parties. The eighth party declined to participate in the process. William Blair and Northview's management met with five of the interested potential acquirers to discuss a possible affiliation, and requested that the interested potential acquirers provide a written non-binding indication of interest.

         Of the seven interested parties, five parties submitted initial written non-binding indications of interest, including Wintrust and another Chicago-area bank holding company ("Holding Company"). Wintrust initially indicated that it would be interested in acquiring Northview for approximately $46-48 million, payable in part cash and part stock, subject to Wintrust board approval, regulatory approval and due diligence. The Holding Company submitted an initial indication of interest with a purchase price of $47-48 million, payable in cash, subject to the same contingencies. A third local institution made a verbal offer with a purchase price of $35-40 million, payable in either cash or cash and stock, and yet another local financial institution offered $36-38 million in cash.


         Of these parties submitting written non-binding indications of interest, only two met the criteria established by Northview's board to conduct due diligence. Northview's board considered the size, community banking focus, culture, reputation and ability to offer expanded financial services to its customers, as well as obtaining a fair price for its shareholders, as key factors in determining the parties with which to continue discussions. Based on its own analysis and the input of William Blair, the board's pricing goal was approximately $48 million. Accordingly, the board decided to allow Wintrust and the Holding Company to conduct onsite loan review/due diligence in the month of March 2004.


         Following this due diligence review, Wintrust and the Holding Company provided revised indications of interest. Wintrust presented a revised initial offer of $47.4 million, again payable in cash and stock, subject to the same contingencies. The Holding Company revised its offer to $47 million, but required that $5 million of the consideration be placed in escrow as a reserve for future possible loan charge-offs, or, alternatively, a purchase price of $43.3 million in cash.

         Northview's board considered the range of the dollar amount of the consideration being offered, as well as the community banking philosophy of Wintrust and the Holding Company, and evaluated their potential ability to support the future growth of Northview Bank. Northview's board of directors felt that Wintrust's size, capital structure and the diversity of its subsidiary organizations would enable it to offer additional support to the bank to further its strategic growth plans, better serve its customers and compete more effectively in its marketplace.

         Northview's board of directors, with its advisors, determined that the revised Wintrust proposal was the superior offer, and decided to proceed with the negotiation of a definitive agreement with Wintrust. The purchase price offered by Wintrust was predicated on a number of assumptions regarding Northview's shareholders' equity at closing, receipt of various legal opinions, shareholder and regulatory approvals, and the employment of key bank personnel, including Mr. Robinson, pursuant to employment agreements.

         As mentioned above, one of the conditions of the Wintrust written non-binding indication of interest (and of all the written non-binding indications of interest submitted) was that Mr. Robinson and other key members of the Northview management team would agree to continue on in their current capacities at Northview Bank throughout and following the merger. Mr. Robinson understood throughout the process that his agreement to work for Wintrust, or any other buyer of the company, would be required for Northview to receive what it perceived to be full value for its shares. Northview's board recognized that Mr. Robinson's strong ties to Northview personnel, its customers and markets, particularly Northfield, were a key determinant in the ultimate value of the company.


         At a meeting of Northview's board of directors held in March 2004, with members of Vedder Price and William Blair in attendance, Mr. Robinson proposed that a bonus pool be established for himself and other key bank executives as an incentive for them to remain with Northview and to enter into the requisite employment agreements. Northview's board of directors considered this request from Mr. Robinson given that Wintrust's offer was contingent on Mr. Robinson's remaining with the Bank after the merger. Furthermore, Northview's board of directors was not confident that any purchase price approaching the current Wintrust offer of $47.4 million could be achieved without Mr. Robinson and other key employees agreeing to work for and enter into a long-term non-compete arrangement with the surviving company. As a result of and in recognition of Mr. Robinson's and his management team's efforts during the negotiations with Wintrust, among other considerations, Northview's board of directors approved a $1.2 million bonus pool payable to Messrs. Robinson, Thoelecke and Kaiser, conditional upon closing of the proposed merger and their agreeing to sign long-term employment contracts. Northview's board understood that the tax-affected amount of the bonus pool would be subtracted from the merger consideration offered by Wintrust, but viewed the downside potential as far greater than the size of the approved bonus pool.


         Negotiations of a definitive merger agreement began in earnest, with Northview represented by William Blair, its financial advisor, and Vedder Price, Northview's outside counsel. Wintrust was represented by Schiff Hardin LLP in the negotiations.

         Further pricing discussions with Wintrust ensued, including evaluation and discussion by the parties of Northview's projected earnings, certain under-performing assets of Northview Bank and certain contingencies existing at the bank, as well as the cost of the bonus pool and other costs associated with the merger that would impact the final price.


         Due to Mr. White's failing health, at a meeting in April 2004, Northview's board of directors appointed Arthur G. Bess, III, a current director and member of the board's executive committee, as vice chairman of the board, and directed him to participate with Mr. Robinson in the contract negotiations with Wintrust, assisted by William Blair and Vedder Price. Also at this meeting, Vedder Price gave the board a thorough briefing on its fiduciary duties under Illinois corporate law and relevant considerations for its decision on whether or not to sell the company at this time and at the price and other terms being considered. The various contract provisions of the proposed merger agreement and the shareholder voting agreement proposed by Wintrust were discussed in detail. The proposed voting agreement called for each Northview board member to vote his or her shares in favor of the merger, subject to the exercise of their fiduciary duties as a director. The effect of certain provisions of the merger agreement that made completion of the merger more likely, and which might impede a third party offer for the company at a higher price, were covered in detail.

         Continuing negotiations of the definitive merger agreement and related agreements with Wintrust occurred thereafter during April and Northview's executive committee and its board of directors were provided with drafts of the merger agreement as negotiations progressed.


         In order to secure Mr. Robinson's ongoing commitment to the company after the proposed merger with Wintrust, Mr. Robinson and Northview agreed to enter into an employment agreement with a one-year term and a two-year non-compete agreement substantially similar to the one proposed by Wintrust as part of the merger. Under the terms of that agreement, Mr. Robinson will be paid $460,000 in cash at the closing of the merger, payable from the established bonus pool, as compensation to him for agreeing to the two-year non-competition provision. Northview also agreed to pay Mr. Robinson a bonus of $540,000 for his efforts related to the merger transaction, also payable from the established bonus pool. As a result of the merger, a buy-back restriction on certain of Mr. Robinson's stock options, which relates to 2,000 shares of Northview common stock, will terminate.

         As price and related terms firmed up during late April 2004, Wintrust and Northview agreed that Wintrust would purchase all of Northview's outstanding common shares for $275 per share, payable 55% in stock and 45% in cash. Depending on the resolution of certain business contingencies, the merger agreement also provides for the payment of a final cash dividend to Northview's shareholders in an amount to be determined under the terms of the merger agreement.


         On May 4, 2004, Northview's board of directors was apprised by its management, William Blair and Vedder Price of the finalization of the terms of the merger, including the voting agreement to be signed by certain directors/shareholders of Northview. William Blair presented the board with its opinion that, from a financial point of view, the consideration to be paid to Northview's shareholders in the merger was fair. Northview's board of directors approved the merger agreement. Mr. White was absent from the meeting due to his poor health. He had been enthusiastically in favor of the merger throughout the process, but was unable to participate in the meeting at which the merger was approved. The merger was publicly announced at the close of trading on May 10, 2004, through a joint announcement by Wintrust and Northview.


NORTHVIEW'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         Northview's board of directors believes that the merger is in the best interest of Northview and its shareholders. Accordingly, Northview's board of directors has approved and unanimously ratified the merger agreement and unanimously recommends that its shareholders vote "FOR" the approval of the merger agreement and the transactions it contemplates.

         As indicated above under "Description of the Merger - Background of the merger," the Northview board of directors unanimously determined that the terms of the merger agreement are in the best interests of Northview and its shareholders.

         In reaching its decision to approve the merger agreement and the merger and not remain an independent company, Northview's board of directors consulted with its legal and financial advisors, as well as management, and considered a number of factors. The following are the material factors considered by Northview's board:

o A review of the results of operations, current financial condition, management, capital levels and asset quality of Northview Bank and Wintrust.

o Information regarding general banking conditions, such as the current state of bank mergers and acquisitions activity and increased competition from diversified financial institutions.

o The effects of the proposed merger on the employees and customers of Northview Bank and the communities in which it operates, including Wintrust's similar focus on community banking.

o Support of the merger agreement and the merger expressed by certain principal shareholders of Northview and their willingness to enter into a voting agreement.

o An analysis of the future economic climate, which led Northview's board of directors to conclude that current general competitive and economic factors most likely would continue to place pressure on Northview Bank's interest margins in the future and, thereby, potentially lead to diminished profitability. The aggressive opening of new branch banks by Northview Bank's competitors in its market areas was also an important factor considered by Northview's board.

o The fact that Wintrust, as a publicly traded and larger and more diversified company, possesses greater access to capital and managerial resources than Northview does.

o The opinion of William Blair that the aggregate per share merger consideration of approximately $275.00, consisting of shares of Wintrust's common stock and $123.75 in cash, is fair to Northview's shareholders from a financial point of view, as more fully discussed below under "Description of the Merger -- Fairness Opinion of Northview's Financial Advisor."

o The relationship between the aggregate per share merger consideration and the historical and then-current market prices for Northview's common stock taking into account the fact that Northview's common stock is highly illiquid.

o The prices and premiums paid in comparable acquisition transactions of which Northview's board was aware, based on, among other things, information supplied by William Blair. Northview's board noted that the merger consideration offered by Wintrust compared favorably with similar transactions involving other financial institutions with comparable financial performance and capitalization structures.

         The above discussion of the information and factors considered by the Northview board is not intended to be exhaustive but includes all material factors considered by the Northview board in arriving at its determination to approve, and recommend that the Northview shareholders vote to approve, the merger agreement and related transactions. The Northview board did not assign any relative or specific weights to the above factors and individual directors may have given differing weights to different factors. The Northview board unanimously recommends that Northview's shareholders vote to approve the merger agreement and related transactions.

WINTRUST'S REASONS FOR THE MERGER

         Wintrust's board of directors believes that the merger is in the best interests of Wintrust and its shareholders. In deciding to approve the merger, Wintrust's board of directors considered a number of factors, including:

         o management's view that the acquisition of Northview provides an attractive opportunity to continue expansion into desirable suburban Chicago metropolitan communities in which Wintrust does not currently operate;

         o Northview's community banking orientation and its compatibility with Wintrust and its subsidiaries;

         o a review of the demographic, economic and financial characteristics of the markets in which Northview operates, including existing and potential competition and history of the market areas with respect to financial institutions;

         o management's review of the business, operations, earnings and financial condition, including capital levels and asset quality, of Northview Bank since its de novo formation in 1993; and

         o the likelihood of regulators approving the merger without undue conditions or delay.

         While Wintrust's board of directors considered these and other factors, the board of directors did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Wintrust's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of Wintrust's shareholders. The terms of the merger were the result of arm's-length negotiations between representatives of Wintrust and representatives of Northview.

FAIRNESS OPINION OF NORTHVIEW'S FINANCIAL ADVISOR

         William Blair acted as financial advisor to Northview in connection with the merger. Northview selected William Blair based on its experience, expertise and familiarity with Northview and its business.

         In connection with William Blair's engagement, Northview asked William Blair to evaluate the fairness of the merger consideration to Northview's shareholders from a financial point of view. At a meeting of Northview's board of directors held on May 4, 2004 to discuss and evaluate the merger, William Blair orally informed Northview's board of directors that it was prepared to deliver a written opinion as to the fairness of the merger consideration to Northview's shareholders from a financial point of view upon execution of the Agreement and Plan of Merger. On May 10, 2004, the date the Agreement and Plan of Merger was executed, William Blair delivered its written opinion to Northview's board of directors that, as of May 10, 2004, and based upon and subject to various matters set forth in its opinion, the merger consideration was fair to Northview's shareholders from a financial point of view.

         Northview did not impose any limitations upon the scope of investigation or procedures William Blair followed in connection with its opinion, nor did Northview give William Blair any specific instructions in connection with its opinion. The merger consideration was determined through arm's-length negotiations between Northview and Wintrust, although William Blair advised Northview during the merger negotiations.

         William Blair's opinion is attached to this proxy statement/prospectus as Annex D and is incorporated into this proxy statement/prospectus by reference. You should read William Blair's opinion completely, along with this summary of the opinion, to understand the assumptions made, procedures followed, matters considered and limitations of the review William Blair undertook in providing its opinion.

         William Blair's opinion was provided for the use and benefit of Northview's board of directors and addresses only the fairness of the merger consideration to holders of Northview common stock from a financial point of view. William Blair's opinion does not address the merits of Northview's underlying decision to engage in the merger nor does it constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed merger. The summary of William Blair's opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

         In arriving at its opinion, William Blair, among other things:

         o        reviewed the Agreement and Plan of Merger;

         o reviewed certain audited historical financial statements of Northview and Wintrust for the years ended December 31, 2000, 2001, 2002 and 2003;

         o reviewed the unaudited financial statements of Northview and Wintrust for the three months ended March 31, 2004;

         o discussed Northview's historical and prospective business, financial position and financial performance with Northview's senior management;

         o reviewed certain internal business, operating and financial information and forecasts of Northview (the "Forecasts"), prepared by Northview senior management;

         o compared the merger consideration to selected market pricing multiples and ratios of certain other publicly traded companies William Blair deemed relevant;

         o compared the merger consideration with the financial terms, to the extent publicly available, of certain other financial institution merger-and-acquisition transactions that William Blair deemed relevant;

         o performed a discounted cash flow analysis of Northview on a "stand-alone" basis and compared the merger consideration to the imputed values yielded by this analysis; and

         o reviewed certain other publicly available information on Northview and Wintrust.

         In connection with its engagement, and at the request of Northview's board of directors, William Blair approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with Northview. In arriving at its opinion, William Blair considered the nature, extent and results of these efforts on Northview's behalf.

         In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion including, without limitation, the Forecasts provided by Northview's senior management. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Northview.

         The following is a summary of the material financial analyses William Blair employed and summarized for Northview's board of directors. In the following analyses, for comparison purposes, William Blair interchangeably uses per-share merger consideration of $275.00 and aggregate merger consideration of $47.4 million, reflecting the purchase of Northview's issued and outstanding stock options at their net values.

         Comparable Companies. William Blair compared selected pricing multiples and ratios implied by the merger consideration to corresponding current trading-market multiples and ratios of comparable companies William Blair deemed relevant to Northview. William Blair selected publicly traded bank and thrift holding companies according to the following criteria:

         o geographic emphasis on metropolitan and mid-size Midwestern markets; and

         o        market capitalization between $150 million and $1.6 billion.

         The selected Northview comparable companies included the following thirteen organizations:

First Midwest Bancorp Inc., Itasca, IL                     Republic Bancorp Inc., Louisville, KY
Wintrust Financial Corp., Lake Forest, IL                  First Oak Brook Bancshares, Oak Brook, IL
MB Financial Inc., Chicago, IL                             Mercantile Bank Corp., Wyoming, IL
PrivateBancorp Inc., Chicago, IL                           Macatawa Bank Corp., Holland, MI
Midwest Banc Holdings Inc., Melrose Park, IL               State Financial Services Corp., Milwaukee, WI
Old Second Bancorp Inc., Aurora, IL                        Taylor Capital Group Inc., Rosemont, IL
S.Y. Bancorp Inc., Louisville, KY

         William Blair calculated and presented the selected market pricing multiples and ratios summarized below using market price data as of April 29, 2004, and financial data as of the then-most-recently available financial statement date, and for the twelve-month period then ended.


                                                                                COMPARABLE MARKET RANGE
                                                      NORTHVIEW         --------------------------------------
                                                       MERGER
                                                    CONSIDERATION        LOW            MEDIAN            HIGH
                                                    -------------       -----           ------            ----
Multiple of market price to:
   Net income.................................          24.7x           12.0x            17.2x           25.5x
Ratio of market price to:
   Book value.................................           249%            174%             251%            327%
   Tangible book value........................           273%            164%             282%            366%

         William Blair noted that the merger consideration represented a significant premium to the median net income multiple, and that the book value and tangible book value ratios were near the median values of the Northview comparable companies.

         Comparable Transactions. William Blair compared selected pricing multiples and ratios implied by the merger consideration to corresponding merger-and-acquisition pricing multiples and ratios observed in transactions William Blair deemed relevant to the merger. William Blair selected bank- and thrift-industry merger-and-acquisition transactions according to the following criteria:

         o        transactions announced since January 1, 2001;

         o geographic emphasis on selling companies operating in Midwestern markets; and

         o        transaction value between $40 million and $250 million.

         The selected 33 comparable transactions included the following:


                       BUYER                                                     SELLER
--------------------------------------------               -------------------------------------------------
Charter One Financial - Cleveland, OH                      Alliance Bancorp - Hinsdale, IL
BMO Financial Group - Montreal, Canada                     New Lenox Holding Co. - New Lenox, IL
Bank of Montreal - Montreal, Canada                        First National Bancorp Inc. - Joliet, IL
MB Financial Inc. - Chicago, IL                            MidCity Financial Corporation - Chicago, IL
MB Financial Inc. - Chicago, IL                            First Security Fed Financial - Chicago, IL
First Midwest Bancorp Inc. - Itasca, IL                    CoVest Bancshares Inc. - Des Plaines, IL
MAF Bancorp Inc. - Clarendon Hills, IL                     Fidelity Bancorp Inc. - Chicago, IL
TierOne Corp. - Lincoln, NE                                United Nebraska Financial Co. - Grand Island, NE
MB Financial Inc. - Chicago, IL                            South Holland Bancorp Inc. - South Holland, IL
Charter One Financial - Cleveland, OH                      Charter National Bancorp, Inc. - Taylor, MI
First Place Financial Corp. - Warren, OH                   Franklin Bancorp Inc. - Southfield, MI


                                       28


                       BUYER                                                     SELLER
--------------------------------------------               -------------------------------------------------

First National of Nebraska - Omaha, NE                     Castle BancGroup Inc. - DeKalb, IL
Sky Financial Group Inc. - Bowling Green, OH               Metropolitan Financial Corp. - Highland Hills, OH
First Federal Capital Corp. - LaCrosse, WI                 Liberty Bancshares, Inc. - St. Paul, MN
Charter One Financial - Cleveland, OH                      Advance Bancorp Inc. - Homewood, IL
Dakota Bancshares Inc. - Mendota Heights, MN               Midway NB of St. Paul - St. Paul, MN
MAF Bancorp Inc. - Clarendon Hills, IL                     Mid Town Bancorp, Inc. - Chicago, IL
WesBanco Inc. - Wheeling, WV                               Western Ohio Financial Corp. - Springfield, OH
Marshall & Ilsley Corp. - Milwaukee, WI                    Century Bancshares, Inc. - Eden Prairie, MN
First Merchants Corp. - Muncie, IN                         CNBC Bancorp - Worthington, OH
Bridgeview Bancorp, Inc. - Bridgeview, IL                  Upbancorp Inc. - Chicago, IL
Chemical Financial Corp. - Midland, MI                     Caledonia Financial Corp. - Caledonia, MI
First Southern Bancorp, Inc. - Stanford, KY                South Central Bancshares Inc. - Russellville, KY
Financial Federal MHC, Inc. - Olympia Fields, IL           Success Bancshares Inc. - Lincolnshire, IL
Wayne Bancorp Inc. - Wooster, OH                           Banc Services Corp. - Orrville, OH
Standard Bancshares Inc. - Hickory Hills, IL               Security Financial Bancorp Inc. - St. John, IN
Independent Bank Corp. - Ionia, MI                         Midwest Guaranty Bancorp Inc. - Troy, MI
Anchor BanCorp Wisconsin - Madison, WI                     Ledger Capital Corp. - Glendale, WI
First Busey Corp. - Urbana, IL                             First Capital Bankshares Inc. - Peoria, IL
MB Financial Inc. - Chicago, IL                            FSL Holdings Inc. - South Holland, IL
Macatawa Bank Corp. - Holland, MI                          Grand Bank Financial Corp. - Grand Rapids, MI
American National Corporation - Omaha, NE                  Quick Bancorp, Inc. - Council Bluffs, IA
Harris Bank - Toronto, Canada                              Lakeland Community Bank - Round Lake Heights, IL


         William Blair calculated and presented the selected pricing multiples and ratios summarized below using financial data for Northview and each acquired company as of the most-recent financial-statement date available at the time the transaction was announced, and for the twelve-month period then ended. William Blair used merger- and-acquisition transaction prices and related multiples and ratios as of the respective announcement dates for each of the comparable transactions.


                                                           COMPARABLE TRANSACTIONS RANGE                NORTHVIEW
                                                           -----------------------------                 MERGER
                                                       LOW             MEDIAN           HIGH        CONSIDERATION
                                                       ---             ------          ------        -------------
Multiple of transaction price to:
   Net income................................         12.3x             16.8x           26.4x          24.7x
Ratio of transaction price to:
   Book value................................          116%              181%            337%           249%
   Tangible book value.......................          116%              184%            337%           273%

         The analysis showed that the merger consideration represented multiples of earnings near the corresponding high value for the comparable transactions and ratios of book value and tangible book value above the median values for the comparable transactions.

         Stand-Alone Discounted Cash Flows. William Blair compared the merger consideration to the imputed values yielded by a discounted cash flow analysis William Blair performed of Northview on a "stand-alone" basis, assuming Northview would continue to operate as an independent, privately-held company. The discounted cash flow analysis involved a review of Northview's historical and present earnings and growth patterns and a projection of income statements and balance sheets for a five-year period using Northview's assumptions of its prospective growth, interest margins, loan losses, non-interest income and expenses, income taxes and cash dividends. The financial projections and underlying assumptions in the discounted cash flow analysis were reviewed with Northview's senior management. The terminal value (the value of cash flows following the five-year projection period) was based upon a multiple of net income of the fifth projected year's estimated net income. To estimate the present value of the five years' estimated net cash flows and terminal value, a discount rate of 14.0% was used. The discounted cash flow analysis, which William Blair tested over a range of balance sheet growth, net interest spread, loan-loss provision and discount rate, yielded imputed values for Northview ranging from $37.1 million to $49.8 million, with a midpoint of $43.5 million. This compares to merger consideration of $47.4 million. Accordingly, William Blair observed that the merger consideration was above the midpoint and near the maximum imputed values yielded by the discounted cash flow analysis.

         General. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying William Blair's opinion. In arriving at its fairness determination, William Blair considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Northview or the merger. The analyses were prepared solely for the purposes of William Blair's opinion provided to Northview's board of directors as to the fairness from a financial point of view of the merger consideration to be received by the shareholders of Northview pursuant to the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or William Blair, none of Northview, William Blair or any other person assumes responsibility if future results are materially different from those projected.

         William Blair's Engagement. Northview retained William Blair by engagement letter agreement dated December 9, 2003, to render certain investment-banking services in connection with a possible business-combination transaction whereby Northview would be acquired by another entity. In connection with this engagement, Northview paid William Blair a cash retainer fee of $25,000 and a cash fairness opinion fee of $100,000 following delivery of its May 10, 2004 fairness opinion. Upon closing of the merger, Northview will pay William Blair a cash completion fee equal to approximately $472,500, reduced by the retainer and fairness opinion fees previously paid in connection with the merger. Northview also agreed in the engagement letter agreement to reimburse William Blair for its out-of-pocket expenses reasonably incurred in connection with its engagement and to indemnify William Blair against certain liabilities, including liabilities under securities laws.

ACCOUNTING TREATMENT

         Wintrust will account for the merger under the "purchase" method of accounting in accordance with accounting principles generally accepted in the United States. Using the purchase method of accounting, the assets and liabilities of Northview will be recorded by Wintrust at their respective fair values at the time of the completion of the merger. The excess of Wintrust's purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         General. The following discussion addresses the material United States federal income tax consequences of the merger that are generally applicable to Northview shareholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Northview shareholders in light of their particular circumstances, such as shareholders who:

         o        are dealers in securities;

         o        are insurance companies or tax-exempt organizations;

         o        are subject to alternative minimum tax;

         o hold their shares as part of a hedge, straddle, or other risk reduction transaction; or

         o        are foreign persons.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU BASED ON YOUR OWN CIRCUMSTANCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         The following discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this document and all of which are subject to change. Any change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to Wintrust, Northview and Northview's shareholders.

         Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C. Neither Wintrust nor Northview has requested, nor will they request, a ruling from the Internal Revenue Service with regard to the federal tax consequences of the merger. Instead, as a condition to the closing of the merger, Vedder Price, legal counsel to Northview, will render its opinion to Northview, subject to customary representations and assumptions referred to in the opinion, substantially to the effect that:

         o the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Northview and Wintrust will each be a "party to a reorganization" within the meaning of
                  Section 368(b) of the Code; and

         o no gain or loss will be recognized by Northview shareholders upon the receipt of Wintrust common stock in exchange for Northview common stock, except with respect to the cash portion of the merger consideration and cash received for a fractional share of Wintrust common stock.

         Vedder Price's opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that will have been made by Wintrust and Northview and which are customarily given in transactions of this nature. Vedder Price's opinion will not be binding on the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service will not take a contrary position to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         Gain recognition on receipt of cash. Northview shareholders will recognize gain (but not loss) with respect to the cash portion of the merger consideration they receive. The amount of gain will be limited to the amount of cash received. Additionally, any cash received by Northview shareholders instead of fractional shares of Wintrust's common stock will result in gain or loss. The amount of the recognized gain to Northview shareholders will generally be treated as capital gain, unless the receipt of cash has the effect of the distribution of a dividend, in which case, the gain recognized will generally be treated as a dividend. Net capital gain recognized by non-corporate taxpayers from the sale or exchange of stock or securities held for more than twelve months, and certain dividend income, are generally taxed at a maximum federal rate of 15%.

         Withholding. The cash portion of the merger consideration and any cash payments in respect of a fractional share of Wintrust common stock may be subject to the information reporting requirements of the Internal Revenue Service and to backup withholding at the current rate of 28%. Backup withholding will not apply to a payment made to you if you complete properly and timely and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from Wintrust's exchange agent, or you otherwise prove to Wintrust and its exchange agent that you are exempt from backup withholding.

         Backup withholding is not an additional tax, but an advance payment. Any amount withheld from the payment of the merger consideration may be credited against the United States federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. You should consult with your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining this exemption.

         Reporting and Record Keeping. If you exchange shares of Northview common stock in the merger for Wintrust common stock, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

         o        your tax basis in the Northview common stock surrendered; and

         o the amount of cash (if any) received and the fair market value, as of the effective date of the merger, of the Wintrust common stock received in exchange therefor.

         THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO A PARTICULAR NORTHVIEW SHAREHOLDER. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU AS A RESULT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

REGULATORY APPROVALS

         The merger of Wintrust and Northview is subject to prior approval of each of the Federal Reserve and the IDFPR. Wintrust submitted an application to the Federal Reserve Bank of Chicago seeking the necessary approval, which was approved on July 13, 2004. Wintrust also filed the required notice with the IDFPR on June 21, 2004. The IDFPR is required to render a decision on the IDFPR notice within 60 days of the filing.

         The merger may not be consummated until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

         Wintrust must also file applications with the IDFPR and the Florida Department of Financial Services to become the indirect owner of Northview Mortgage.

         The merger cannot proceed without obtaining all requisite regulatory approvals. Wintrust has agreed to take all appropriate actions necessary to obtain the required approvals.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         As of August 13, 2004, Northview's and Northview Bank's directors and officers beneficially owned, directly or indirectly, in the aggregate, 63,285 shares of Northview's common stock, representing approximately 38% of Northview's outstanding shares of common stock. Additionally, certain executive officers of Northview hold options to purchase shares of Northview common stock. Blair K. Robinson holds an option to purchase 4,000 shares at $75.00 per share and an option to purchase 6,000 shares at $115.00 per share. Richard Gauthier holds an option to purchase 600 shares at $90.00 per share and Jeffrey Thoelecke holds an option to purchase 250 shares at $100.00 per share.


         Employment Agreements. The merger agreement requires three of Northview's executive officers, Blair Robinson, George Kaiser and Jeff Thoelecke, to enter into employment agreements with Northview Bank. The employment agreements of Messrs. Kaiser and Thoelecke are substantially similar and the term of each of their agreements will commence on the closing date of the merger.

         The term of each of their employment agreements is five years. Each of the agreements is subject to automatic renewal for successive one-year terms unless either of the parties to each of the agreements gives notice of its intention not to renew at least 90 days before the expiration of the then-current term. Each of the employment agreement contains a non-compete and non-solicitation provision and a confidentiality provision. Each of the non-compete and non-solicitation provisions will remain in effect for two years after termination of employment and the confidentiality provisions will survive indefinitely.

         Neither Mr. Kaiser's nor Mr. Thoelecke's employment agreement specifies a title or a specific position with Northview Bank. Each of the agreements provides for a base salary as may, from time to time, be agreed upon by the parties. Additionally, Messrs. Kaiser and Thoelecke may receive annual discretionary bonuses and salary increases, and are entitled to participate in any employee insurance and fringe benefit programs of Wintrust, including the Wintrust 1997 Stock Incentive Plan.

         The employment agreement of Mr. Robinson provides that he will be employed by Northview Bank as its President and Chief Executive Officer. The term of Mr. Robinson's employment agreement commenced on May 10, 2004, the date on which Wintrust and Northview entered into the merger agreement. The initial term of the agreement is one year, subject to automatic renewal for successive one-year terms unless either of the parties to each of the agreements gives notice of its intention not to renew at least 90 days before the expiration of the then-current term. The employment agreement contains a non-compete and non-solicitation provision that will remain in effect for two years after termination of Mr. Robinson's employment and a confidentiality provision that will survive indefinitely.

         Mr. Robinson's employment agreement provides for an annual base salary in an amount not less than $185,000 as may, from time to time, be agreed upon by Mr. Robinson and Northview Bank. Mr. Robinson is also entitled to participate in any employee insurance and fringe benefit programs of Wintrust, including the Wintrust 1997 Stock Incentive Plan.

         Mr. Robinson's employment agreement also provides that, upon closing of the merger, Mr. Robinson will be entitled to receive a bonus of $460,000 as additional compensation for agreeing to the non-compete and non-solicitation and confidentiality provisions of the agreement, payable from the $1.2 million bonus pool discussed below.

         Upon closing of the merger, Mr. Robinson's current employment agreement will terminate, and he will enter into another employment agreement with Northview Bank, with substantially similar terms as his existing agreement, except that the initial term of the new agreement is five years, and the agreement does not specify any specific annual base salary dollar amount.

         Bonuses to Messrs. Robinson, Thoelecke and Kaiser. Northview's board of directors has approved the payment of bonuses, in the aggregate, of $1.2 million to Messrs. Robinson, Thoelecke and Kaiser upon the closing of the merger and each of them entering into employment agreements with Northview Bank. The bonuses are to be paid in consideration of the efforts of Messrs. Robinson, Thoelecke and Kaiser in connection with the merger. Mr. Robinson is entitled to receive $1 million, of which $460,000 is to be paid pursuant to the employment agreement described above, and each of Messrs. Thoelecke and Kaiser are entitled to receive $100,000.

         Continued Director and Officer Liability Coverage. For a period of five years after the effective time, Wintrust has agreed to indemnify and hold harmless the current and former directors and officers of Northview and each of its subsidiaries for all actions taken by them prior to the effective time of the merger, to the same extent as Northview and each of its subsidiaries currently provide for indemnification of their officers and directors. Pursuant to the terms of the merger agreement, Wintrust has agreed to provide to each of the directors and officers of Northview and each of its subsidiaries, following the effective time, coverage against personal liability for actions taken after the effective time of the merger for a period of five years after the effective time. Wintrust's obligation to provide directors' and officers' liability insurance is conditioned on Northview's and its subsidiaries' insurer maintaining existing coverage after the completion of the merger. If such insurer terminates or declines to continue coverage, Wintrust has agreed to use commercially reasonable efforts to obtain similar coverage. If Wintrust is unable to obtain such similar coverage, Wintrust is obligated to obtain the best coverage available, in its reasonable judgment, for a cost not exceeding a specified maximum dollar amount.

VOTING AGREEMENTS

         All directors of Northview who own shares of Northview common stock have entered into voting agreements with Wintrust. Under these agreements, these shareholders have each agreed to vote their respective shares of Northview common stock, which are owned either directly or indirectly:

         o in favor of the merger and the transactions contemplated by the merger agreement;

         o against any action or agreement that would result in a material breach of any term or obligation of Northview under the merger agreement; and

         o against any action or agreement that would impede, interfere with or attempt to discourage the transactions contemplated by the merger agreement.

         Furthermore, each of these shareholders has also agreed not to grant any proxies, deposit any shares of Northview common stock into a voting trust or enter into any other voting agreement with respect to any shares of

Northview common stock that they own or, without the prior approval of Wintrust, solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving Northview. The shares subject to the voting agreements represent approximately 38% of Northview's outstanding shares of common stock on the record date. The voting agreements will terminate upon the earlier of the consummation of the merger or termination of the merger agreement in accordance with its terms.

RESTRICTIONS ON RESALE OF WINTRUST COMMON STOCK

         All shares of Wintrust common stock issued to Northview's shareholders in connection with the merger will be freely transferable, except that shares received by persons deemed to be "affiliates" of Northview under the Securities Act at the time of the special meeting may be resold only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover any resales of the shares of Wintrust common stock to be received by Northview's shareholders upon completion of the merger, and no person may use this proxy statement/prospectus in connection with any resale. Based on the number of shares of Wintrust common stock anticipated to be received in the merger, it is expected that Rule 145 will not limit the amount of shares that former Northview shareholders will be able to sell into the market. Persons who may be deemed affiliates of Northview for this purpose generally include directors, executive officers, and the holders of 10% or more of the outstanding shares of Northview's common stock.

                       DESCRIPTION OF THE MERGER AGREEMENT

         The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

TIME OF COMPLETION

         The completion of the merger will take place on the fifth business day after the day on which the last of the conditions to closing set forth in the merger agreement have been fulfilled or waived, or at another time that both parties mutually agree upon. The completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the "effective time."

CONSIDERATION TO BE RECEIVED IN THE MERGER

         If the merger is completed, the shares of Northview common stock which you own immediately before the completion of the merger will be converted into a right to receive shares of Wintrust common stock and cash. The number of Wintrust shares that you will receive for each share of Northview common stock that you own--a number referred to as the "per share stock consideration"--will be determined by dividing $151.25 (55% of the per share merger consideration) by the average of the high and low sales prices of Wintrust's common stock during a set "pricing period," provided that the average price is neither higher than $52.80 nor less than $42.80. The pricing period is the 10-day trading period ending two trading days before the closing date of the merger. The amount of cash that you will receive for each share of Northview common stock that you own will be $123.75.

         In effect, the merger agreement provides that the average price of Wintrust's common stock used to calculate the exchange ratio will not be higher than $52.80 or less than $42.80. When the average price of Wintrust's common stock is within that range, there is an inverse relationship between the Wintrust average price and the number of Wintrust shares that you will receive. As the average price of Wintrust's common stock approaches $52.80, you would receive a lower number of shares of Wintrust common stock than you would receive when the average price of Wintrust's common stock nears $42.80. If Wintrust's common stock price is within the range, the per share value of the merger consideration that you receive would be $275.00.

         If the average price of Wintrust's common stock during the 10-day pricing period is greater than $52.80 per share, then the per share stock consideration will be $151.25 divided by $52.80, or 2.865 shares of Wintrust common stock to be issued for each share of Northview common stock, which means the per share value of the consideration you will receive in the merger will be greater than it is within the range, as illustrated in the table below. If the average price of Wintrust's common stock during the 10-day pricing period is less than $42.80 per share, then the per share stock consideration will be $151.25 divided by $42.80, or
3.534 shares of Wintrust common stock to be issued for each share of Northview common stock, which means the per share value of the consideration you will receive in the merger will be less than it is within the range.

         The following table illustrates the per share value of merger consideration that Northview shareholders will receive in the merger based on a range of Wintrust common stock prices.

                                                VALUE OF PER SHARE                              TOTAL PER SHARE
   WINTRUST AVERAGE        PER SHARE STOCK             STOCK           VALUE OF PER SHARE       VALUE OF MERGER
      STOCK PRICE         CONSIDERATION(1)       CONSIDERATION(2)       CASH COMPENSATION        CONSIDERATION
   ----------------       ----------------      ------------------     ------------------       ---------------
          $57.80                2.865                 $165.60                $123.75                $289.35
           56.80                2.865                  162.73                 123.75                 286.48
           55.80                2.865                  159.87                 123.75                 283.62
           54.80                2.865                  157.00                 123.75                 280.75
           53.80                2.865                  154.14                 123.75                 277.89
           52.80                2.865                  151.25                 123.75                 275.00
           51.80                2.920                  151.25                 123.75                 275.00
           50.80                2.977                  151.25                 123.75                 275.00
           49.80                3.037                  151.25                 123.75                 275.00
           48.80                3.099                  151.25                 123.75                 275.00
           47.80                3.164                  151.25                 123.75                 275.00
           46.80                3.232                  151.25                 123.75                 275.00
           45.80                3.302                  151.25                 123.75                 275.00
           44.80                3.376                  151.25                 123.75                 275.00
           43.80                3.453                  151.25                 123.75                 275.00
           42.80                3.534                  151.25                 123.75                 275.00
           41.80                3.534                  147.72                 123.75                 271.47
           40.80                3.534                  144.19                 123.75                 267.94
           39.80                3.534                  140.65                 123.75                 264.40
           38.80                3.534                  137.12                 123.75                 260.87
           37.80                3.534                  133.59                 123.75                 257.34

------------------
(1) The numbers in this column represent the number of shares of Wintrust common stock which you will receive for each share of Northview common stock that you own.

(2) Assumes the closing price of Wintrust's common stock on the date of the merger is the same as the average price during the pricing period. The actual trading price of Wintrust's common stock is subject to market fluctuations, and Northview shareholders will not be entitled to receive additional shares in the merger if the trading price of Wintrust's common stock on the closing date of the merger is less than the average price during the pricing period.

         Instead of issuing a fractional share of Wintrust common stock in connection with payment of the stock consideration, cash will be paid in an amount determined by multiplying the fractional share by the average price during the pricing period.

         Stock Options. Options to purchase Northview common stock that are outstanding and unexercised immediately before the effective time of the merger will become options to purchase Wintrust common stock. The number of shares of Wintrust common stock subject to the converted stock options will be equal to the number of shares of Northview common stock subject to Northview stock options multiplied by the quotient obtained by dividing the aggregate per share merger consideration by the average price of Wintrust common stock at the end of the pricing period. We sometimes refer to this ratio as the "option exchange ratio." The exercise price of a converted stock option will equal the original Northview stock option's exercise price divided by the option exchange ratio. Except as described above, a converted stock option will have the same terms and conditions as the original Northview stock options. All outstanding original Northview stock options, subject to limited exceptions, will become vested and immediately exercisable at the effective time of the merger.

         Special Dividend. If Northview's "closing adjusted net equity" is greater than its "base adjusted net equity," then Northview shareholders will be entitled to receive 50% of the amount by which the closing adjusted net equity exceeds the base adjusted net equity in the form of a cash dividend to be paid by Northview prior to the closing date. The amount by which the closing adjusted net equity exceeds the base adjusted net equity is sometimes referred to in this proxy statement/prospectus as the "net equity surplus." The closing adjusted net equity is the amount that, as of the second business day prior to the closing date, is equal to Northview's shareholders' equity, subject to certain adjustments, specifications and/or charges described in the merger agreement, which include the following: (1) Northview's debt will not exceed $2.57 million;
(2) certain loan losses up to a maximum total of $1.7 million will be charged against Northview's reserve for loan losses and a provision for losses will be charged against earnings so that its loan loss reserve is not less than 1% of Northview Bank's net loans; (3) certain scheduled bonus, severance and other executive employment compensation up to a maximum total of $1.2 million will be charged against Northview's earnings; (4) Northview will take a charge of $680,000, on a pre-tax basis, against its earnings in connection with certain contingencies (subject to reduction proportionately if the contingencies are resolved prior to the closing date); and (5) all legal and professional fees incurred by Northview prior to closing, other than the portion of such fees and expenses payable by Wintrust pursuant to the merger agreement, will be expensed. The base adjusted net equity is an amount equal to $17,882,029 plus any cash receipts and tax benefits recorded by Northview from the exercise of outstanding options prior to the merger.

EXCHANGE OF CERTIFICATES

         Wintrust has engaged Illinois Stock Transfer Company to act as its exchange agent to handle the exchange of Northview common stock for the merger consideration and the payment of cash for any fractional share interest. Five days prior to the effective time, the exchange agent will send to each Northview shareholder a letter of transmittal for use in the exchange with instructions explaining how to surrender Northview common stock certificates to the exchange agent. Northview shareholders that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the merger consideration. Northview shareholders that do not exchange their Northview common stock will not be entitled to receive any dividends or other distributions by Wintrust until their certificates are surrendered. After surrender of the certificates representing Northview shares, any unpaid dividends or distributions with respect to the Wintrust common stock represented by the certificates will be paid.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN COVENANTS

         Under the merger agreement, Northview has agreed to certain restrictions on its activities until the merger is completed or terminated. In general, Northview and its subsidiaries are required to conduct their business in the usual and ordinary course, consistent with prudent banking practice.

         Subject to the exceptions set forth in the merger agreement, Northview may not do, among other things, any of the following:

         o except with respect to the exercise of outstanding options to purchase Northview common stock, effect any change in the capitalization or the number of issued and outstanding shares of Northview or any of its subsidiaries;

         o pay any dividends or other distributions to the extent paying them would cause the adjusted net equity of Northview to fall below the base adjusted net equity or would violate applicable law;

         o pay any dividends or other distributions to the extent paying them would cause the minimum net worth of Northview Bank to fall below "well-capitalized" status under applicable Federal Deposit Insurance Corporation regulations or would violate applicable law;

         o amend its articles of incorporation or by-laws, the charter or by-laws of Northview Bank or the organizational documents of the other subsidiaries;

         o increase the compensation of the officers or key employees of Northview or any of its subsidiaries or paying any bonuses;

         o except for certain leasehold improvements at Northview Bank's Northfield facility, the total cost of which may not exceed $300,000, make any expenditure for fixed assets in excess of $25,000 for any single item, or $100,000 in the aggregate, or enter into any leases for any fixed assets having an annual rental in excess of $25,000;

         o make or become party to a contract, commitment, or transaction, acquiring or disposing of any property or asset, or incurring any liabilities or obligations, other than in the ordinary course of business consistent with prudent banking practice and its current policies;

         o do or fail to do anything that will cause a breach or default under any material contract;

         o make, review or restructure any loan in excess of $750,000 other than in the ordinary course of business consistent with prudent banking practice and Northview Bank's current loan policies and applicable government rules and regulations;

         o enter into employment, consulting, or similar agreements that cannot be terminated with less than 30 days notice without penalty;

         o        accept or renew any brokered deposits;

         o buy or invest in government securities that have maturities of more than five years and a rating agency rating below "A";

         o        terminate, curtail or discontinue any of its benefit plans; or

         o change in any material respect any accounting or recordkeeping procedures, policies or practices.

         Wintrust has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the merger agreement. Northview has agreed to cooperate with Wintrust in connection with obtaining the regulatory approvals. Both parties agree:

         o to use all reasonable and diligent efforts and to cooperate in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger and the merger agreement;

         o to use reasonable and diligent good faith efforts to satisfy the conditions required to close the merger and to consummate the merger as soon as practicable;

         o that neither will intentionally act in a manner that would cause a breach of the merger agreement or that would cause a representation made in the merger agreement to become untrue; and

         o to coordinate publicity of the transactions contemplated by the merger agreement to the media and Northview's shareholders.

         Northview has agreed that it will not solicit, encourage or facilitate any third-party inquiries or proposals to acquire Northview and will not participate in any negotiations or discussions regarding a proposal to acquire Northview. However, Northview may provide information and negotiate with a third party if Northview's board of directors determines that failure to do so would be inconsistent with its fiduciary duties. Northview is required under the merger agreement to provide Wintrust notice of any proposal that it receives to acquire Northview.

         Northview has also agreed to provide Wintrust with certain documents before the closing date, including:

         o        interim financial statements;

         o        prompt notice of any written demands for appraisal;

         o reasonable notice of any meetings of the boards and committees of Northview or Northview Bank and of the managers of Northview Mortgage; and

         o certain information regarding the loans in the bank's loan portfolio.

         The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See "Description of the merger agreement--Employee benefit matters" and "Description of the merger--Interests of certain persons in the merger."

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties made by Northview and Wintrust. These include, among other things, representations relating to:

         o        valid corporate organization and existence;

         o corporate power and authority to enter into the merger and the merger agreement;

         o        capitalization;

         o        financial statements;

         o        tax matters;

         o        absence of material adverse changes;

         o        government approvals required in connection with the merger;

         o        absence of undisclosed investigations and litigation;

         o        compliance with laws;

         o        broker/finder fees;

         o        governmental registrations, licenses, permits, and reports;
                  and

         o absence of any breach of organizational documents, law or other agreements as a result of the merger.

         Wintrust also represents and warrants to Northview in the merger agreement regarding:

         o        compliance with SEC filing requirements; and

         o        filing of necessary reports with regulatory authorities.

         Northview makes additional representations and warranties to Wintrust in the merger agreement relating to, among other things:

         o        organizational documents and stock records;

         o title to real property, personal property and other material assets;

         o        insurance matters;

         o        employee benefits;

         o        environmental matters;

         o        ownership of Northview Bank and the other subsidiaries;

         o compliance with, absence of default under and information regarding material contracts;

         o        loans and its allowance for loan losses;

         o        investment securities;

         o        compliance with the Community Reinvestment Act;

         o        mortgage brokerage activities;

         o        conduct of business and maintenance of business relationships;

         o        technology and intellectual property;

         o        absence of undisclosed liabilities; and

         o        affiliate transactions.

CONDITIONS TO COMPLETION OF THE MERGER

         Closing Conditions for the Benefit of Wintrust. Wintrust's obligations are subject to fulfillment of the following conditions:

         o the accuracy of representations and warranties of Northview in the merger agreement in all material respects as of the closing date;

         o performance by Northview in all material respects of its agreements under the merger agreement;

         o the registration statement has been declared effective by the SEC and continues to be effective as of the effective time;

         o        approval of the merger by Northview's shareholders;

         o no more than 10% of Northview's shareholders shall have exercised their dissenters' rights under Illinois law;

         o        receipt of all necessary regulatory approvals;

         o        no adverse material change in Northview since May 10, 2004;

         o no litigation resulting from the transactions contemplated by the merger agreement;

         o receipt of certain certificates and a legal opinion from Northview;

         o receipt of a voting agreement executed by certain Northview shareholders;

         o receipt of environmental surveys, to the extent requested by Wintrust;

         o        continued employment of certain Northview employees;

         o receipt of a written third-party expert report regarding employee compensation matters; and

         o        receipt of necessary consents and opinions.

         Closing Conditions for the Benefit of Northview. Northview's obligations are subject to fulfillment of the following conditions:

         o accuracy of representations and warranties of Wintrust in the merger agreement in all material respects as of the closing date;

         o performance by Wintrust in all material respects of their agreements under the merger agreement;

         o Wintrust's common stock to be issued in the merger shall be approved for trading on the Nasdaq National Market;

         o        approval of the merger by Northview's shareholders;

         o        receipt of all necessary regulatory approvals;

         o execution and delivery of articles of merger suitable for filing with the Illinois Secretary of State;

         o the registration statement has been declared effective by the SEC and continues to be effective as of the effective time;

         o no litigation resulting from the transactions contemplated by the merger agreement;

         o        no material adverse change in Wintrust since May 10, 2004; and

         o        receipt of certain certificates and opinions.

CERTAIN MINIMUM REQUIREMENTS CLOSING CONDITION

         Also, as a condition to Wintrust's obligation to close, as of the second business day prior to the closing date:

         o the closing adjusted net equity of Northview must exceed the sum of (1) $16,632,029, and (2) any cash receipts and tax benefits recorded by Northview from the exercise of outstanding options to purchase Northview common stock (such sum to be referred to as the "minimum net equity");

         o        Northview may have no more than $2,570,000 in debt; and

         o        245 Waukegan Road may have no more than $2,300,000 in debt.

         Additionally, as of the last day of the month preceding the closing date, Northview Bank's reserve for loan losses may not be less than 1% of its net loans.

         For purposes of calculating the closing adjusted net equity of Northview, the amount of any legal and other professional fees incurred by Northview prior to the closing date must be expensed by Northview on or prior to the closing date. The merger agreement obligates Wintrust to reimburse Northview for 37.5% of the after-tax portion, up to $300,000, of the transaction costs and expenses, including legal and other professional fees, incurred by Northview in connection with the transaction described in this proxy statement/prospectus. The portion of Northview's expenses which are reimbursed by Wintrust will be disregarded in calculating the closing adjusted net equity of Northview. Northview's closing adjusted net equity is the amount that, as of the second business day prior to the closing date, is equal to Northview's shareholders' equity, subject to certain adjustments, specifications and/or charges described in the merger agreement. See "Description of the Merger Agreement--Consideration to be received in the merger--Special Dividend" above.

TERMINATION

         The merger agreement may be terminated under any of the following circumstances, as set forth in the merger agreement:

         o        at any time by written agreement of Wintrust and Northview;

         o        by either party if:

                  o the closing has not occurred by December 31, 2004 or such later date agreed to by the parties; provided, that the termination date will be extended to March 31, 2005 if the sole impediment to closing is due to delays in receiving regulatory approval from the Federal Reserve or in the SEC declaring the registration statement effective; or

                  o Northview receives and accepts a superior proposal for acquisition by a third party.

         o by Wintrust, if Northview has not satisfied a condition under the merger agreement required to be met by Northview prior to the closing date, or if it becomes impossible for Northview to satisfy a condition and Northview's inability to satisfy the condition was not caused by Wintrust's failure to meet any of its obligations under the Agreement;

         o by Northview, if Wintrust has not satisfied a condition under the merger agreement required to be met by Wintrust prior to the closing date, or if it becomes impossible for Wintrust to satisfy a condition and Wintrust's inability to satisfy the condition was not caused by Northview's failure to meet any of its obligations under the Agreement; and

         o by Wintrust, if the closing adjusted net equity of Northview is less than or equal to its minimum net equity as of the second business day prior to the closing date provided that Wintrust may not terminate the merger agreement unless and until five business days have elapsed following delivery and written notice by Wintrust of its intent to terminate the agreement and Wintrust and Northview are unable to agree to an amendment to the merger agreement.

TERMINATION FEE

         Wintrust may be owed a $1,000,000 termination fee from Northview if the merger agreement is terminated under the following circumstances:

         o Northview solicits or facilitates an acquisition proposal by a third party, or receives and accepts a superior proposal for acquisition by a third party; or

         o If, within six months following a termination of the agreement for certain reasons, Northview consummates or enters into a transaction that would result in a change of control of Northview or Northview Bank pursuant to the terms of a proposal known to Northview before the termination of the agreement, but which was not disclosed to Wintrust.

BOARD OF DIRECTORS OF WINTRUST AND NORTHVIEW BANK AFTER THE MERGER

         After the merger, the Wintrust board of directors will remain the same and the Northview Bank board of directors will likely change to include certain members of Wintrust's management.

EMPLOYEE BENEFIT MATTERS

         The merger agreement requires Northview to terminate all of its employee benefit plans, other than its 401(k) plan, health, life and disability insurance plans, and long-term care plan, and to pay or accrue all liabilities relating to the terminated employee benefit plans prior to closing. Wintrust will assume those plans which Northview does not terminate and former Northview employees may continue to participate in those plans until Wintrust terminates the plans or merges them with existing Wintrust plans. Wintrust reserves the right to amend or terminate these plans and arrangements in accordance with the terms of the plans and arrangements and applicable laws. If Wintrust chooses to terminate any Northview employee benefit or similar plan after the closing date, employees previously covered under the terminated plan will be eligible to participate in a similar Wintrust benefit plan.

EXPENSES

         All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses, except that the fees paid in connection with the filing of the registration statement will be borne by Wintrust, and Wintrust and Northview have agreed to share equally the costs and expenses incurred in connection with printing and mailing the proxy statement/prospectus. Wintrust and Northview have also agreed to reimburse each other for certain expenses incurred not exceeding $150,000 in the event the merger is terminated prior to the closing date for certain specified reasons relating to the failure to obtain necessary regulatory approvals. Wintrust has also agreed to reimburse Northview for 37.5% of the after-tax portion of its professional fees and expenses incurred in connection with the merger transaction, up to a maximum of $300,000.

NASDAQ STOCK LISTING

         Wintrust's common stock currently is listed on the Nasdaq National Market under the symbol "WTFC." The shares to be issued to the Northview shareholders as merger consideration also will be eligible for trading on the Nasdaq National Market.

                        COMPARISON OF SHAREHOLDER RIGHTS

         The rights of shareholders of Northview, an Illinois corporation, are governed by Northview's articles of incorporation and by-laws as well as the Illinois Business Corporation Act (the "IBCA"). Upon completion of the merger, the rights of Northview shareholders who receive shares of Wintrust common stock in exchange for their shares of Northview common stock and become shareholders of Wintrust will be governed by the articles of incorporation and by-laws of Wintrust. Wintrust is also an Illinois corporation governed by the IBCA, as well as the rules and regulations applying to public companies. The following discussion summarizes material differences between the rights of Northview and Wintrust shareholders and is not a complete description of all the differences. This discussion is qualified in its entirety by reference to the IBCA and Wintrust's and Northview's articles of incorporation and by-laws.

AUTHORIZED CAPITAL STOCK


         The authorized capital stock of Northview consists of 200,000 shares of common stock, par value $1.00 per share. Wintrust is authorized to issue 20 million shares, without par value, of preferred stock, and 30 million shares, without par value, of common stock. At August 9, 2004, Wintrust had 20,529,576 shares of common stock outstanding. No shares of preferred stock have been issued. Issuance of shares of Wintrust's preferred stock would affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by the Board of Directors.


PAYMENT OF DIVIDENDS

         The IBCA governs the ability of Northview and Wintrust to pay dividends. Under the IBCA, an Illinois corporation may not pay dividends or make other distributions to its shareholders if the distribution would have the effect of making the corporation insolvent or if, after payment of the dividend, the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in the liquidation of the corporation if it were to be liquidated.

         Wintrust may pay dividends if, as and when declared by its Board of Directors. As noted above, Wintrust's ability to pay dividends is subject to limitations imposed by the IBCA. If Wintrust issues any shares of its preferred stock in the future, the holders of its preferred stock may have a priority over the holders of its common stock with respect to dividends.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF SHAREHOLDERS

         Wintrust's by-laws provide that nominations for the election of directors may be made by its board of directors or by any shareholder entitled to vote for the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. Wintrust's by-laws provide that Wintrust must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders no later than 60 days in advance of the meeting if the date of the meeting is within 30 days preceding the anniversary date of the prior year annual meeting. Notice must be delivered to Wintrust no later than 90 days before the meeting if the meeting is to be held on or after the anniversary date of the previous year's annual meeting. With respect to any other annual or special meeting, the required notice must be received no later than the tenth day following the date that the date of such meeting is publicly announced.

         Under Northview's by-laws and articles of incorporation, there are no advance notice requirements or other restrictions on the presentation of business or the nomination or election of directors at shareholder meetings.

QUORUM

         Northview's by-laws provide that a majority of its outstanding shares entitled to vote on a matter, in person or by proxy, constitutes a quorum for the taking of action at a meeting of shareholders. Wintrust's by-laws contain essentially the same provision. Like Northview shareholders, Wintrust shareholders are entitled to one vote for each share owned.

ELECTION, CLASSIFICATION AND SIZE OF BOARD OF DIRECTORS

         Under Northview's articles of incorporation and by-laws, its board of directors consists of eleven directors, subject to change by amendment to its by-laws. Each director is elected to hold office until the next annual meeting of shareholders, or until his successor is elected and qualified. Shareholders have the right to cumulate votes in the election of directors.

         Wintrust's board of directors is divided into three classes. Each class serves a staggered term, with one class or approximately one-third of the total number of directors being elected for a three-year term at each annual meeting of shareholders. Wintrust's by-laws state that the number of directors shall be 14; however, the Board of Directors may increase or decrease that number so long as there are not less than six directors at any time. The number of directors currently designated by Wintrust is 14. Shareholders do not have any right to cumulate votes in the election of directors. The staggered election of directors ensures that, at any given time, approximately two-thirds of the directors serving will have had prior experience on the board. Staggered terms for directors also moderate the pace of any change in the board by extending the time required to elect a majority of directors from one to two years. It would be impossible, assuming no resignations or removals of directors, for Wintrust's shareholders to change a majority of the directors at any annual meeting should they consider such a change desirable, unless this provision of Wintrust's articles of incorporation is amended by action of at least 85% of Wintrust's voting shares.

REMOVAL OF DIRECTORS

         Northview's directors may be removed, with or without cause, at a duly called meeting of shareholders, by the affirmative vote of the holders of a majority of outstanding shares entitled to vote. However, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

         Wintrust's directors may be removed by shareholders, with or without cause, at a duly called meeting of shareholders by the affirmative vote of the holders of a majority of outstanding shares entitled to vote.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Wintrust's by-laws provide that any vacancies and newly created directorships on the board of directors shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. Shareholders do not have the right to fill vacancies.

         Northview's by-laws provide that any vacancies on the Board of Directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. However, the Board may fill vacancies arising between shareholder meetings by reason of an increase in the number of directors or otherwise. Any so elected or appointed directors will serve until the next shareholder meeting electing directors.

AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS

         Northview's articles of incorporation may be amended by the affirmative vote of two-thirds of the shares entitled to vote. Northview's by-laws may be amended or repealed by a majority vote of the board of directors or its shareholders.

         Any amendment of Wintrust's articles of incorporation must be approved by a majority vote of the board of directors and also by a vote of at least two-thirds of the outstanding shares of common stock. However, amendment of certain provisions of Wintrust's articles of incorporation requires a higher vote of 85% or more of the outstanding shares. These include provisions relating to: prohibiting cumulative voting rights; the prohibition of shareholder action by written consent; indemnification of Wintrust's officers and directors; the number and classification of the board of directors; and the provisions of the by-laws relating to the vote required to amend certain sections of the articles of incorporation. Wintrust's by-laws may be amended only by the board of directors.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

         Under the IBCA, unless a corporation's articles of incorporation provide otherwise, approval by two-thirds of the voting power of the corporation is required for mergers and other transactions involving any sale, lease, exchange or disposition of all or substantially all of its assets or dissolution. Northview's articles of incorporation do not specify a different percentage than that required by the IBCA. Northview's by-laws state that if a quorum is present at the meeting, the affirmative vote of the majority of its shares represented at the meeting and entitled to vote is required to approve any business presented at the meeting, unless a greater vote is required under the IBCA or Northview's articles of incorporation. Since the IBCA requires approval by two-thirds for any merger or other consolidating transaction, such higher vote is required to approve the merger.

         Wintrust's articles of incorporation do not specify a different percentage than that required by law, except as discussed below regarding business combinations with certain persons. See "Business combinations with interested shareholders."

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         As a public company, Wintrust is governed by the provisions of Section
7.85 of the IBCA which applies to a transaction with an "Interested Shareholder" (as defined below) (the "IBCA fair price provision"). Fair price provisions are designed to impede two-step takeover transactions which might otherwise result in disparate treatment of Wintrust's shareholders. Northview is not governed by
Section 7.85.

         Under the IBCA fair price provision, the approval of at least 80% of the shares is required in connection with any transaction involving an Interested Shareholder except (i) in the cases where the proposed transaction has been approved in advance by a majority of those members of the corporation's board of directors who are unaffiliated with the Interested Shareholder and were directors prior to the time when the Interested Shareholder became an Interested Shareholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares, in which case approval of only a majority of the outstanding shares of voting stock is required.

         The term "Interested Shareholder" is defined in the IBCA to include any individual, corporation, partnership or other entity (other than the corporation or any subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of the corporation's voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately before the date on which the determination whether the person is an Interest Shareholder is sought.

LIMITATIONS ON DIRECTORS' LIABILITY

         Wintrust's articles of incorporation provides that no director will be personally liable to the corporation or any of its shareholders for monetary damages for any breach of fiduciary duty except, as required by the IBCA, as follows:

         (1) for breach of duty of loyalty to the corporation or the shareholders;

         (2) for acts and omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

         (3) for deriving an improper personal benefit from a transaction with the corporation; or

         (4) under Section 8.65 of the IBCA, which creates liability for unlawful payment of dividends and unlawful stock purchases or redemptions.

         Northview's articles of incorporation are silent as to the limitation on director's liability. As a result, Northview's directors are subject to personal liability to the corporation or any of its shareholders to the extent required by the IBCA.

INDEMNIFICATION

         Northview's articles of incorporation and by-laws provide that Northview shall, to the extent permitted by applicable law, indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation against liabilities and expenses in any action, suit or proceeding. Northview's articles of incorporation and by-laws provide that Northview may, to the extent permitted by applicable law, indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of Northview, or is or was serving at the request of Northview as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. As used in Northview's articles of incorporation and by-laws, the terms "liabilities" and "expenses" include, without limitation, liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs.

         Under the IBCA, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings arising because of the person's relationship to the corporation. The indemnification generally will cover expenses regardless of whether it is a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation, but extends to only expenses, including attorneys' fees, incurred in defense of the proceeding. In these cases, court approval is required before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent a person otherwise eligible for indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is required under the IBCA.

         Wintrust's articles of incorporation and by-laws generally provide for the same indemnification as the IBCA, including the advancement of expenses to the extent permitted by law. Both Northview's by-laws and articles of incorporation and Wintrust's articles of incorporation and by-laws provide for the continuation of indemnification after the termination of the indemnified person's association with the company.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Under the IBCA, unless the articles of incorporation provide otherwise, shareholders may act by written consent if the consent is signed by shareholders who collectively own the number of shares that would have been required to take action at an actual shareholder meeting. Wintrust's articles of incorporation and by-laws provide that its shareholders are not permitted to act by written consent. All action required or permitted to be taken by Wintrust's shareholders must be effected at a duly called annual or special meeting of its shareholders.

         Northview's articles of incorporation are silent as to action by shareholders without a meeting. Its by-laws provide that shareholders may act without a vote or a meeting if a consent in writing, setting forth the action to be taken, is signed (i) if five days prior notice of the proposed action is given in writing to all shareholders entitled to vote on the matter, by the holders of outstanding shares having not less than the minimum number of votes required to authorize the action at a meeting at which all shareholders entitled to vote were present and voting, or (ii) by all of the shareholders entitled to vote on the subject matter of the consent.

SPECIAL MEETINGS OF SHAREHOLDERS

         Northview's by-laws state that a special meeting may be called at any time by the chairman of the board of directors or the president and must be called at the written request of (i) a majority of the board of directors, or
(ii) holders of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called. Wintrust's by-laws state that special meetings only may be called by the chairman of the board of directors or the president of Wintrust.

PREEMPTIVE RIGHTS

         Under the IBCA, preemptive rights will not be available unless a corporation's articles of incorporation specifically provide for these rights. Neither Wintrust's nor Northview's articles of incorporation provide for preemptive rights. Accordingly, Wintrust shareholders are not entitled to preemptive rights with respect to any shares that Wintrust may issue in the future.

DISSENTERS' RIGHTS OF DISSENTING SHAREHOLDERS

         Under the IBCA, the rights of dissenting shareholders to obtain the fair value for their shares may be available in connection with a merger or consolidation in certain situations. Dissenters' rights are available to Northview shareholders in connection with the merger because the merger requires shareholder approval. For a description of dissenters' rights, see "Special meeting of Northview shareholders--Dissenters' rights."

CERTAIN ANTI-TAKEOVER EFFECTS OF WINTRUST'S ARTICLES AND BY-LAWS AND ILLINOIS
LAW

         Certain provisions of Wintrust's articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust's board of directors.

         These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust's board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust's current board of directors or management more difficult.

         These provisions of Wintrust's articles of incorporation and by-laws include the following:

                  (1) Wintrust's board of directors may issue additional authorized shares of Wintrust's capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

                  (2) Wintrust's staggered board is intended to provide for continuity of its board of directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of Wintrust's incumbent board of directors;

                  (3) Wintrust's articles of incorporation do not provide for cumulative voting for any purpose, and its articles of incorporation and by-laws also provide that any action required or permitted to be taken by its shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

                  (4) Wintrust's articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA, as discussed above. Under the IBCA fair price provision and Wintrust's articles of incorporation, the approval of at least 80% of its shares is required in connection with any transaction involving an Interested Shareholder, subject to certain exceptions. Fair price provisions are designed to impede a two-step takeover transactions which might otherwise result in disparate treatment of Wintrust's shareholders; and

                  (5) Amendment of Wintrust's articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of Wintrust common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders' ability to act by written consent, (d) regarding the number, classification of directors, filling of board vacancies and newly created directorships,
         (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of Wintrust's articles of incorporation. Wintrust's by-laws may be amended only by the board of directors.

         The provisions described above are intended to reduce Wintrust's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its board of directors.

RIGHTS PLAN

         Wintrust has a shareholders rights plan which could discourage unsolicited or hostile takeover attempts which are not negotiated with its board of directors. The plan discourages such attempts by causing substantial dilution to any person who acquires an amount in excess of a specified percentage of Wintrust's common stock and by making an acquisition of Wintrust, without the consent of its board of directors, prohibitively expensive. The description of the rights plan set forth below does not purport to be complete and is qualified in its entirety by reference to the description of the rights plan set forth in Wintrust's Registration Statement on Form 8-A dated August 28, 1998. See "Incorporation of certain information by reference" on page __.

         Each share of Wintrust common stock has attached to it a stock purchase right having the terms set forth in a rights agreement between Wintrust and Illinois Stock Transfer Company, as rights agent. Each right will entitle its registered holder to purchase from Wintrust one one-hundredth of a share of Junior Serial Preferred Stock A, without par value, at a price of $85.00 per one one-hundredth share, subject to certain adjustments. Generally, the rights become exercisable when any person or group (i) acquires or obtains the right to acquire 15% or more of Wintrust's common stock, or (ii) commences (or announces its intention to commence) a tender or exchange offer to acquire 15% or more of Wintrust's common stock.

         In the event that any person or group becomes the beneficial owner of 15% or more of Wintrust's common stock, rights owned by that person or group will immediately become null and void. Thereafter, other registered rights holders will have the right to receive, upon exercise at the then-current exercise price of the right, Wintrust common stock having a value equal to two times the exercise price of the right. Additionally, if, after any person or group has acquired 15% or more Wintrust's common stock, Wintrust is acquired in a merger or other business combination or 50% or more of Wintrust's assets or earning power are sold, then each registered right holder will receive the right to purchase, for the exercise price, common stock of the entity which acquires or survives Wintrust having a value equal to twice the exercise price of the right.

         Prior to any person or group acquiring 15% or more of Wintrust's common stock, Wintrust may redeem the rights in whole, but not in part, at a price of $0.01 per right, to be paid in cash, shares of Wintrust common stock or other consideration. In addition, at any time after a person or group acquires 15% of Wintrust's common stock, but prior to such person or group acquiring 50% or more of Wintrust's common stock, Wintrust may exchange the rights, in whole or in part, at an exchange ratio of one share of common stock per right. The rights will expire on July 31, 2008 unless exercised, redeemed, exchanged or otherwise cancelled before that date.

         Northview does not have a shareholders rights plan.

                                  LEGAL MATTERS


         Certain matters pertaining to the validity of the authorization and issuance of the Wintrust common stock to be issued in the proposed merger and certain matters pertaining to the federal income tax consequences of the proposed merger have been passed upon by Vedder, Price, Kaufman & Kammholz, P.C., 222 North LaSalle Street, Chicago, Illinois 60601. Vedder Price also represented Northview, but not Wintrust, in the negotiation of the merger agreement with the consent of both parties.


                                    EXPERTS


         The consolidated financial statements of Wintrust as of December 31, 2003 and 2002, and for each of the years in the three years in the period ended December 31, 2003, included in Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an Independent Registered Public Accounting Firm, as set forth in their report thereon included in Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003, and are incorporated by reference herein in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.


                             SHAREHOLDER PROPOSALS

         After the merger is completed, the next annual meeting of Wintrust's shareholders will be held in 2005. To be considered for inclusion in Wintrust's proxy materials for that annual meeting, any shareholder proposal must be received in writing at Wintrust's principal office at 727 North Bank Lane, Lake Forest, Illinois 60045, no later than December 24, 2004. All shareholder proposals submitted for inclusion in Wintrust's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and, as with any shareholder proposal, Wintrust's articles of incorporation and by-laws and Illinois law.

         Furthermore, in order for any shareholder to properly propose any business for consideration at Wintrust's 2005 annual meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder's intention to make such proposal must be furnished to Wintrust in accordance with its by-laws. Under the existing provisions of Wintrust's by-laws, if the 2005 annual meeting is held on May 26, 2005, the deadline for such notice is March 27, 2005.

                      WHERE YOU CAN FIND MORE INFORMATION

         Wintrust files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document Wintrust files with the SEC at its public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities. Wintrust's SEC filings are also available on its Web site at http://www.wintrust.com, and at the office of Nasdaq National Market. For further information on obtaining copies of Wintrust's public filings at the Nasdaq National Market, you should call (212) 656-5060.

         Wintrust filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of Wintrust common stock to be issued to Northview shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Wintrust in addition to being a proxy statement of Northview for its special meeting. As permitted by the SEC rules, this proxy statement/prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows Wintrust to incorporate by reference information into this proxy statement/prospectus. This means that Wintrust can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Wintrust has filed previously with the SEC:

         o Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 0-21923);

         o Wintrust's proxy statement in connection with its 2004 annual meeting of shareholders filed with the SEC on April 23, 2004;


         o Wintrust's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (File No. 0-21923);


         o Wintrust's Current Report on Form 8-K filed with the SEC on January 21, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on April 20, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on May 11, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on May 11, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on July 20, 2004 (File No. 0-21923); and

         o the description of (a) Wintrust's common stock contained in Wintrust's Registration Statement on Form 8-A dated January 3, 1997 (File No. 0-21923), and (b) the associated preferred share purchase rights contained in Wintrust's Registration Statement on Form 8-A dated August 28, 1998 (File No. 0-21923).

         Wintrust also incorporates by reference any filings it makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and before the special meeting.

         Any statement contained in a document incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus, or in any other document filed later which is also incorporated in this proxy statement/prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this proxy statement/prospectus except as so modified or superseded. The information relating to Wintrust contained in this proxy statement/prospectus should be read together with the information in the documents incorporated in this proxy statement/prospectus by reference.


         You may request, either orally or in writing, and Wintrust will provide, a copy of these filings without charge by contacting David A. Dykstra, Wintrust's Chief Operating Officer, at 727 North Bank Lane, Lake Forest, Illinois 60045, (847) 615-4096. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY AUGUST 17, 2004, TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


         All information concerning Wintrust and its subsidiaries has been furnished by Wintrust, and all information concerning Northview has been furnished by Northview.

                                                                        ANNEX A












                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         WINTRUST FINANCIAL CORPORATION

                                       AND

                         NORTHVIEW FINANCIAL CORPORATION







                            DATED AS OF MAY 10, 2004

                                TABLE OF CONTENTS

                                                                                                              PAGE
Article I         THE MERGER...................................................................................A-1
         1.1      The Merger...................................................................................A-1
         1.2      Effective Time...............................................................................A-1
         1.3      Effect of the Merger.........................................................................A-1
         1.4      Merger Consideration.........................................................................A-1
         1.5      Effect on Capital Shares; Dissenting Shares..................................................A-3
         1.6      Company Stock Options........................................................................A-3
         1.7      Cancellation of Treasury Shares..............................................................A-3
         1.8      Recapitalization.............................................................................A-4
         1.9      Tax Treatment................................................................................A-4
         1.10     Closing......................................................................................A-4

Article II        EXCHANGE OF CERTIFICATES.....................................................................A-4
         2.1      Wintrust to Make Shares and Cash Available...................................................A-4
         2.2      No Fractional Shares.........................................................................A-4
         2.3      Exchange of Certificates.....................................................................A-4

Article III       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY........................................A-6
         3.1      Organization.................................................................................A-6
         3.2      Organizational Documents; Minutes and Stock Records..........................................A-7
         3.3      Capitalization...............................................................................A-7
         3.4      Authorization; No Violation..................................................................A-8
         3.5      Consents and Approvals.......................................................................A-8
         3.6      Financial Statements.........................................................................A-8
         3.7      No Undisclosed Liabilities...................................................................A-9
         3.8      Loans; Allowance for Loan Losses.............................................................A-9
         3.9      Properties and Assets........................................................................A-9
         3.10     Material Contracts..........................................................................A-10
         3.11     No Defaults.................................................................................A-11
         3.12     Conflict of Interest Transactions...........................................................A-11
         3.13     Investments.................................................................................A-11
         3.14     Compliance with Laws; Legal Proceedings.....................................................A-12
         3.15     Insurance...................................................................................A-12
         3.16     Taxes.......................................................................................A-13
         3.17     Environmental Laws and Regulations..........................................................A-13
         3.18     Community Reinvestment Act Compliance.......................................................A-14
         3.19     Company Regulatory Reports..................................................................A-14
         3.20     Employee Benefit Plans......................................................................A-14
         3.21     Technology and Intellectual Property........................................................A-16
         3.22     Mortgage Brokerage Activities...............................................................A-16
         3.23     No Adverse Change...........................................................................A-17
         3.24     Conduct of Business in Normal Course........................................................A-17
         3.25     Change in Business Relationships............................................................A-17
         3.26     Brokers' and Finders' Fees..................................................................A-17
         3.27     No Omissions................................................................................A-17
         3.28     Section 280G Payments.......................................................................A-17

Article IV        REPRESENTATIONS AND WARRANTIES CONCERNING WINTRUST..........................................A-17
         4.1      Organization................................................................................A-17
         4.2      Capitalization..............................................................................A-17
         4.3      Authorization; No Violations................................................................A-18
         4.4      Consents and Approvals......................................................................A-18
         4.5      Wintrust SEC Documents and Financial Statements.............................................A-18
         4.6      Compliance with Laws; Legal Proceedings.....................................................A-19
         4.7      Wintrust Regulatory Reports.................................................................A-19
         4.8      No Adverse Change...........................................................................A-19
         4.9      Brokers' and Finders' Fees..................................................................A-19

                                     A-ii

                               TABLE OF CONTENTS
                                                                                                              PAGE

         4.10     Taxation of the Merger......................................................................A-20
         4.11     No Omissions................................................................................A-20

Article V         AGREEMENTS AND COVENANTS....................................................................A-20
         5.1      Conduct of Business.........................................................................A-20
         5.2      Access to Information.......................................................................A-21
         5.3      Meeting of Shareholders of the Company......................................................A-21
         5.4      Registration Statement and Regulatory Filings...............................................A-22
         5.5      Listing of Shares...........................................................................A-22
         5.6      Reasonable and Diligent Efforts.............................................................A-22
         5.7      Business Relations and Publicity............................................................A-23
         5.8      No Conduct Inconsistent with this Agreement.................................................A-23
         5.9      Pre-Closing Loan Review; Loan Restructuring.................................................A-24
         5.10     Board of Directors' Notices and Minutes.....................................................A-24
         5.11     Untrue Representations and Warranties.......................................................A-24
         5.12     Director and Officer Indemnification and Liability Coverage.................................A-24
         5.13     Monthly Financial Statements................................................................A-25
         5.14     Dissent Process.............................................................................A-25
         5.15     Section 368(a) Reorganization...............................................................A-25
         5.16     Treatment of Options........................................................................A-25
         5.17     Converted Options...........................................................................A-26

Article VI        EMPLOYEE BENEFIT MATTERS....................................................................A-26
         6.1      Benefit Plans...............................................................................A-26
         6.2      No Rights or Remedies.......................................................................A-26

Article VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF WINTRUST.............................................A-26
         7.1      Representations and Warranties; Performance of Agreements...................................A-26
         7.2      Closing Certificate.........................................................................A-27
         7.3      Regulatory and Other Approvals..............................................................A-27
         7.4      Approval of Merger and Delivery of Agreement................................................A-27
         7.5      Effectiveness of the Registration Statement.................................................A-27
         7.6      No Litigation...............................................................................A-27
         7.7      Environmental Surveys.......................................................................A-27
         7.8      Opinion of Counsel..........................................................................A-27
         7.9      Employment Agreements.......................................................................A-27
         7.10     No Adverse Changes..........................................................................A-27
         7.11     Certain Minimum Requirements................................................................A-28
         7.12     Voting Agreements...........................................................................A-28
         7.13     Consents....................................................................................A-28
         7.14     Expert Report...............................................................................A-28
         7.15     Other Documents.............................................................................A-28

Article VIII      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........................................A-28
         8.1      Representations and Warranties; Performance of Agreements...................................A-28
         8.2      Closing Certificates........................................................................A-28
         8.3      Regulatory and Other Approvals..............................................................A-28
         8.4      Delivery of Agreement.......................................................................A-29
         8.5      Effectiveness of the Registration Statement.................................................A-29
         8.6      No Litigation...............................................................................A-29
         8.7      Opinions of Counsel.........................................................................A-29
         8.8      No Adverse Changes..........................................................................A-29
         8.9      Nasdaq Listing..............................................................................A-29
         8.10     Other Documents.............................................................................A-29

Article IX        NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...................................A-29
         9.1      Non-Survival................................................................................A-29

Article X         GENERAL.....................................................................................A-30

                                     A-iii

                               TABLE OF CONTENTS
                                                                                                              PAGE

         10.1     Expenses....................................................................................A-30
         10.2     Termination.................................................................................A-31
         10.3     Confidential Information....................................................................A-31
         10.4     Non-Assignment..............................................................................A-32
         10.5     Notices.....................................................................................A-32
         10.6     Counterparts................................................................................A-32
         10.7     Knowledge...................................................................................A-32
         10.8     Entire Agreement............................................................................A-32
         10.9     Governing Law...............................................................................A-33
         10.10    Severability................................................................................A-33

                                  DEFINED TERMS


   245 Waukegan Road.........................................................A-6
   Acquisition Proposal.....................................................A-23
   Agreement............................................................A-1, C-1
   Articles of Merger........................................................A-1
   Bank......................................................................A-1
   Base Adjusted Net Equity..................................................A-2
   Benefit Plans............................................................A-14
   BHCA......................................................................A-6
   CERCLA...................................................................A-14
   Closing...................................................................A-4
   Closing Adjusted Net Equity...............................................A-2
   Closing Date..............................................................A-4
   Code......................................................................A-1
   Commission................................................................A-8
   Company..............................................................A-1, C-1
   Company Board.............................................................A-8
   Company Common Share......................................................A-1
   Company Common Shares.....................................................A-1
   Company Option Plan.......................................................A-3
   Company Regulatory Reports...............................................A-14
   Company Share Certificates................................................A-4
   Confidentiality Agreement................................................A-21
   Conversion Fund...........................................................A-4
   Converted Option..........................................................A-3
   CRA......................................................................A-14
   Determination Date........................................................A-2
   Dissenting Shares.........................................................A-3
   Effective Time............................................................A-1
   Employees................................................................A-26
   Encumbrances.............................................................A-10
   Environmental Laws.......................................................A-13
   ERISA Affiliate..........................................................A-14
   ERISA Plans..............................................................A-14
   Exchange Act.............................................................A-18
   Exchange Agent............................................................A-4
   FDIC.....................................................................A-14
   Federal Reserve...........................................................A-8
   Federal Reserve Application...............................................A-8
   FHA......................................................................A-16
   Financial Statements......................................................A-8
   GAAP......................................................................A-2
   Governmental Authority....................................................A-8
   Hazardous Substance......................................................A-14
   HUD......................................................................A-16
   Illinois Act........................................................A-1, A-18
   Intellectual Property....................................................A-16
   Interim Balance Sheet.....................................................A-8
   Interim Financial Statements..............................................A-8
   Investment Securities....................................................A-11
   IOBRE.....................................................................A-8
   IOBRE Application.........................................................A-8
   IT Assets................................................................A-16
   knowledge................................................................A-32
   Loans.....................................................................A-9

   Material Adverse Effect...................................................A-6
   Material Contracts.......................................................A-10
   Maximum Amount...........................................................A-25
   Merger....................................................................A-1
   Minimum Net Equity.......................................................A-28
   Net Equity Surplus........................................................A-2
   Northview Illinois........................................................A-6
   Northview Mortgage........................................................A-6
   Northview Trust...........................................................A-6
   Option Conversion Agreement...............................................A-3
   Option Exchange Ratio.....................................................A-3
   OREO.....................................................................A-10
   Outstanding Company Option................................................A-3
   Parties...................................................................A-1
   Per Share Cash Consideration..............................................A-2
   Per Share Merger Consideration............................................A-1
   Per Share Stock Consideration.............................................A-1
   Permitted Encumbrances...................................................A-10
   Plan Amendment............................................................A-3
   Proxy Statement/Prospectus................................................A-8
   Registration Statement...................................................A-22
   Retained Plans...........................................................A-26
   Returns..................................................................A-13
   Scheduled Contingencies...................................................A-2
   Scheduled Executive Compensation..........................................A-2
   Scheduled Loan Losses.....................................................A-2
   Securities Act............................................................A-8
   Shareholders Meeting.....................................................A-21
   Subsidiaries..............................................................A-6
   Superior Acquisition Proposal............................................A-23
   Surviving Corporation.....................................................A-1
   Wintrust..................................................................A-1
   Wintrust Common Stock.....................................................A-1
   Wintrust Common Stock Price...............................................A-1
   Wintrust Regulatory Reports..............................................A-19
   Wintrust SEC Documents...................................................A-18
   Wintrust Stock Certificates...............................................A-4

EXHIBITS

Exhibit A                  Form of Option Conversion Agreement
Exhibit B                  Form of Opinion of Company Counsel
Exhibit C-1, C-2, C-3      Forms of Key Management Employment Agreement
Exhibit D                  Form of Voting Agreement
Exhibit E                  Form of Opinion of Wintrust Counsel

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 10th day of May, 2004, by and between WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Wintrust"), and NORTHVIEW FINANCIAL CORPORATION, an Illinois corporation (the "Company"). Wintrust and the Company are together referred to in this Agreement as the "Parties."

                                    RECITALS

                  WHEREAS, the boards of directors of each of the Parties have approved and declared it advisable and in the best interest of the Parties and their respective shareholders to effect a reorganization, whereby the Company will merge with and into Wintrust, in the manner and on the terms and subject to the conditions set forth in Article I below (the "Merger"), as a result of which the Company will merge out of existence and Northview Bank & Trust, an Illinois state bank and wholly owned subsidiary of the Company (the "Bank"), will become a wholly owned subsidiary of Wintrust.

                  WHEREAS, for federal income tax purposes the Parties desire and intend that the Merger qualify as a reorganization in accordance with
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

                                    ARTICLE I
                                   THE MERGER

                  1.1      The Merger. At the Effective Time (as defined in
Section 1.2), in accordance with this Agreement and the Illinois Business Corporation Act (the "Illinois Act"), the Company shall be merged with and into Wintrust, and Wintrust shall continue as the corporation surviving the Merger (sometimes referred to herein as the "Surviving Corporation").

                  1.2 Effective Time. As of the Closing, the Parties will cause articles of merger (the "Articles of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Illinois as provided in the Illinois Act. The Merger shall become effective on the date and time at which the Articles of Merger are duly filed by the Secretary of State of the State of Illinois, or at such other date and time as is agreed among the Parties and specified in the Articles of Merger (the "Effective Time").

                  1.3 Effect of the Merger. At and after the Effective Time, the Merger shall have the effect set forth in Section 11.50 of the Illinois Act.

                  1.4 Merger Consideration. At the Effective Time, each common share of the Company, par value $1.00 per share (each, a "Company Common Share" and collectively, "Company Common Shares"), issued and outstanding immediately prior to the Effective Time, shall by reason of the Merger and without any action by the holder thereof, be converted into the right to receive shares of common stock, no par value, of Wintrust ("Wintrust Common Stock") and cash having an aggregate value of $275.00 (the "Per Share Merger Consideration"), determined as follows:

                           (a)      Per Share Stock Consideration. The number of
shares of Wintrust Common Stock issuable upon conversion of each Company Common Share (the "Per Share Stock Consideration") shall be determined as follows:

                                    (i)      If the unweighted average of the
high and low sale prices of a share of Wintrust Common Stock as reported on the Nasdaq National Market for each of the ten trading days ending on the second trading day preceding the Closing Date (as defined in Section 1.10) (the "Wintrust Common Stock Price") is at least $42.80 and no more than $52.80, the Per Share Stock Consideration shall be the number of shares, rounded to the nearest thousandth of a share, equal to the quotient obtained by dividing 55% of the Per Share Merger Consideration (which is equal to $151.25) by the Wintrust Common Stock Price.

                                    (ii)     If the Wintrust Common Stock Price
is less than $42.80, the Per Share Stock Consideration shall be equal to the quotient obtained by dividing 55% of the Per Share Merger Consideration by $42.80.

                                    (iii)    If the Wintrust Common Stock Price
is greater than $52.80, the Per Share Stock Consideration shall be equal to the quotient obtained by dividing 55% of the Per Share Merger Consideration by $52.80.

                           (b)      Per Share Cash Consideration. The amount of
cash payable upon conversion of each Company Common Share (the "Per Share Cash Consideration") shall be equal to 45% of the Per Share Merger Consideration (which is equal to $123.75).

                           (c)      Net Equity Surplus. If the Closing Adjusted
Net Equity is greater than the Base Adjusted Net Equity (the amount of such overage, the "Net Equity Surplus"), then fifty percent (50%) of the Net Equity Surplus shall be payable to the shareholders of the Company in the form of a cash dividend which shall be paid prior to the Closing Date. For purposes of this Agreement:

                                    (i)      "Closing Adjusted Net Equity" shall
be the amount that, as of the second business day prior to the Closing Date (the "Determination Date"), is equal to the shareholders' equity in the Company, as determined in conformity with past practices and policies of the Bank and generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Financial Statements, adjusted to reflect the following adjustments, specifications and charges, which adjustments, specifications and charges shall be made by the Company on or prior to the Determination Date:

                                             (1)      the Company shall have no
more than $2,570,000.00 in debt;

                                             (2)      those loan losses
described on Schedule 1.4(c)(i)(2) which total $1,700,000 (the "Scheduled Loan Losses"), or such lesser amount in the event any of such loans are paid in full or in part prior to the Determination Date, shall be charged against the reserve for loan losses and a provision for losses will be charged against the earnings of the Company on or prior to the Determination Date, if necessary, so that the reserve for loan and lease losses is not less than 1% of the Bank's net Loans (gross Loans less unearned discounts);

                                             (3)      bonus, severance and other
executive employment compensation as described on Schedule 1.4(c)(i)(3) (the "Scheduled Executive Compensation"), which shall not exceed $1,200,000 in the aggregate, shall be charged against the earnings of the Company on or prior to the Determination Date;

                                             (4)      the Company shall charge
$680,000 on a pre-tax basis against its earnings, on or prior to the Determination Date in connection with the contingencies described on Schedule 1.4(c)(i)(4) (the "Scheduled Contingencies"); these charge(s) shall not be reversed unless and until the Scheduled Contingencies are fully eliminated or resolved on or prior to the Determination Date; and

                                             (5)      all professional fees and
expenses incurred by the Company prior to the Closing Date, including legal, investment banking, appraisal and accounting fees and expenses, whether in connection with this Agreement and the transactions contemplated hereby or otherwise, shall be expensed by the Company on or prior to the Determination Date; provided, however, that the portion of such fees and after-tax expenses paid by Wintrust pursuant to Section 10.1(a) shall be disregarded for purposes of calculating this adjustment.

                                    (ii)     "Base Adjusted Net Equity" shall be
that amount equal to the sum of (1) $17,551,000, (2) $331,029, the Northview Mortgage equity adjustment, and (3) any cash receipts and any attendant tax benefits recorded from the exercise of Outstanding Company Options in accordance with Section 5.16.

                  1.5      Effect on Capital Shares; Dissenting Shares.

                           (a)      Each Company Common Share converted into the
right to receive the Per Share Merger Consideration in accordance with this
Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such Company Common Shares shall cease to have any rights with respect thereto, except the right to (i) receive (1) in accordance with Section 2.3(a), the Per Share Stock Consideration and cash in lieu of any fractional shares thereof determined pursuant to Section 2.2, and
(2) the Per Share Cash Consideration, or (ii) exercise dissenters' rights in accordance with, and subject to the provisions of, the Illinois Act, as described below.

                           (b)      Any holder of Company Common Shares
otherwise entitled to receive the Per Share Merger Consideration in exchange for each of his or her Company Common Shares shall be entitled to demand payment of the fair cash value for his or her Company Common Shares as specified in Sections 11.65 and 11.70 of the Illinois Act if the holder follows the procedures specified therein (such shares hereinafter referred to as "Dissenting Shares"). No holder of Dissenting Shares shall, after the Effective Time, be entitled to receive any shares of Wintrust Common Stock or the Per Share Cash Consideration pursuant to this Agreement, or be entitled to vote for any purpose or receive any dividends or other distributions with respect to such Wintrust Common Stock; provided, however, that Company Common Shares held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply with the requirements of the Illinois Act, or otherwise fails to establish the right of such shareholder to receive payment in cash of the fair value for such shareholder's shares under the Illinois Act shall be deemed to be converted into the right to receive the Per Share Merger Consideration pursuant to the terms and conditions specified herein.

                  1.6      Company Stock Options.

                           (a)      At the Effective Time, each option granted
by the Company under the terms of the Northview Financial Corporation 1993 Incentive Stock Program (the "Company Option Plan") to purchase Company Common Shares that is outstanding and unexercised immediately prior to the Effective Time (an "Outstanding Company Option"), shall be converted into an option to purchase shares of Wintrust Common Stock (a "Converted Option") in such number and at such exercise price as set forth herein and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time except to the extent that such Outstanding Company Options shall be altered in accordance with their terms as a result of the Merger contemplated hereby, as follows: (i) the number of shares of Wintrust Common Stock to be subject to the Converted Option shall be equal to the product obtained by multiplying (1) the number of Company Common Shares subject to the original Outstanding Company Option by (2) the quotient obtained by dividing the Per Share Merger Consideration by the Wintrust Common Stock Price (such quotient, the "Option Exchange Ratio"); (ii) the exercise price per share of Wintrust Common Stock under the Converted Option shall be equal to the quotient obtained by dividing
(1) the exercise price per Company Common Share under the original Outstanding Company Option by (2) the Option Exchange Ratio; and (iii) upon exercise of each Converted Option by a holder thereof, the aggregate number of shares of Wintrust Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

                           (b)      The adjustments provided herein with respect
to any Outstanding Company Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                           (c)      The Company Option Plan shall be amended,
effective as of the Effective Time, to provide for the conversion of Outstanding Company Options in accordance with Section 1.6(a) (the "Plan Amendment"). The Company shall provide to Wintrust, not less than five (5) business days prior to the Closing Date, copies of an agreement in the form of Exhibit A attached hereto (the "Option Conversion Agreement") from each of the holders of Outstanding Company Options acknowledging their agreement and consent to the Plan Amendment and to such terms of conversion set forth in this Section 1.6.

                  1.7 Cancellation of Treasury Shares. At the Effective Time, each Company Common Share held as treasury stock, if any, immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no shares of Wintrust Common Stock or other consideration shall be exchanged therefor.

                  1.8 Recapitalization. In the event that Wintrust changes (or establishes a record date for changing) the number of shares of Wintrust Common Stock issued and outstanding as a result of a stock dividend, stock split, recapitalization, reclassification, combination or similar transaction with respect to the outstanding shares of Wintrust Common Stock, and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, then the calculations of the Per Share Stock Consideration described in Section 1.4(a) shall be appropriately and proportionately adjusted.

                  1.9 Tax Treatment. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                  1.10 Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on the fifth business day following the date on which all of the conditions set forth in Sections 7.3 and 7.4 of this Agreement have been satisfied or on such other date as Wintrust and the Company may mutually agree (the "Closing Date"). In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or any legal proceedings of the type contemplated by Sections 7.6 or 8.6, Wintrust or the Company may postpone the Closing by written notice to the other parties until such approvals have been obtained or such motion, appeal or litigation has been resolved, but in no event shall such Closing be postponed beyond the close of business on December 31, 2004 (except as may be extended pursuant to Section 10.2(b)) without the consent of the boards of directors of Wintrust and the Company. To the extent reasonably practicable in Wintrust's sole discretion, and so long as not in contravention of any other term or condition of this Agreement (and assuming the conditions set forth in Sections 7.3 and 7.4 have been satisfied), Wintrust shall use its reasonable efforts to coordinate the timing of the Closing so that the Effective Time and the exchange of certificates described in Section 2.3 may occur prior to the record date for the then next regularly scheduled dividend to be paid with respect to Wintrust Common Stock; provided, however, that the foregoing shall not, and shall not be interpreted to, supersede any of the requirements set forth in Section 2.3(f). The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois, or at such other place and time upon which the parties may agree.

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

                  2.1 Wintrust to Make Shares and Cash Available. At or prior to the Effective Time, Wintrust shall authorize the issuance of and shall make available to the Illinois Stock Transfer Company (the "Exchange Agent"), for the benefit of the holders of certificates of Company Common Shares (the "Company Share Certificates"), for exchange in accordance with this Article II, a sufficient number of certificates for shares of Wintrust Common Stock (the "Wintrust Stock Certificates") to be issued pursuant to Section 1.4(a), and sufficient cash for payment of (a) the aggregate Per Share Cash Consideration in accordance with Section 1.4(b) and (b) cash in lieu of any fractional shares of Wintrust Common Stock in accordance with Section 2.2. Such Wintrust Stock Certificates and cash, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article II as the "Conversion Fund." Wintrust shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

                  2.2 No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Wintrust Common Stock shall be issued in the Merger. Each holder of Company Common Shares who would otherwise be entitled to receive a fractional part of a share of Wintrust Common Stock pursuant to Section 1.4(a) shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Wintrust Common Stock Price by the fractional share of Wintrust Common Stock to which such former holder would otherwise be entitled.

                  2.3      Exchange of Certificates.

                           (a)      Not less than five (5) business days
preceding the Closing Date, the Surviving Corporation shall cause the Exchange Agent, pursuant to documentation reasonably satisfactory to Wintrust and the Company, to mail to each holder of record of one or more Company Share Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Share Certificates shall pass, only upon delivery of such certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Share Certificates pursuant to this Agreement. In addition, Wintrust shall cause copies of such letters of transmittal to be available at the Closing for those holders of Company Share Certificates who wish to obtain their respective letters of transmittal at that time. Upon proper surrender of a Company Share Certificate for exchange to the Exchange Agent prior to, on or after the Effective Time, together with such properly completed letter of transmittal, duly executed, the holder of such Company Share Certificate shall be entitled to receive in exchange therefor, (i) a Wintrust Stock Certificate representing that number of whole shares of Wintrust Common Stock to which such holder of Company Common Shares shall have become entitled pursuant to Section 1.4(a) (after taking into account all Company Common Shares then held by such holder), (ii) a check (or wire transfer, as described below) representing the aggregate Per Share Cash Consideration to which such holder of Company Common Shares shall have become entitled pursuant to Section 1.4(b) (after taking into account all Company Common Shares then held by such holder) and (iii) a check (or wire transfer, as described below) representing the amount of any cash in lieu of fractional shares that such holder has the right to receive pursuant to Section 2.2 in respect of such Company Share Certificate, and the Company Share Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any Per Share Cash Consideration or cash in lieu of fractional shares payable to holders of Company Share Certificates. Any holder of Company Common Shares entitled to receive an aggregate amount of Per Share Cash Consideration and cash in lieu of fractional shares equal to or greater than $500,000 shall be entitled to receive such amount by wire transfer to an account designated in writing by such holder to Wintrust not less than two (2) business days prior to the Closing Date, which wire transfer shall be initiated immediately following the Effective Time.

                           (b)      If any Wintrust Stock Certificate is to be
issued in a name other than that in which the Company Share Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Share Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Wintrust Stock Certificate in any name other than that of the registered holder of the Company Share Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                           (c)      After the Effective Time, there shall be no
transfers on the stock transfer books of the Company of the Company Common Shares that were issued and outstanding immediately prior to the Effective Time.

                           (d)      Any portion of the Conversion Fund that
remains unclaimed by the shareholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the issuance of certificates representing shares of Wintrust Common Stock, the payment of the Per Share Cash Consideration, the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on Wintrust Common Stock deliverable in respect of each Company Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Wintrust, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Shares, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                           (e)      In the event any Company Share Certificate
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Share Certificate, (i) a Wintrust Stock Certificate representing the shares of Wintrust Common Stock and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement and (ii) the Per Share Cash Consideration.

                           (f)      No dividends or other distributions declared
with respect to Wintrust Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Share Certificate until the holder thereof shall surrender such Company Share Certificate in accordance with this Article II and no interest shall be payable on any cash to be paid in lieu of fractional shares or the Per Share Cash Consideration. Promptly after the surrender of a Company Share Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Wintrust Common Stock represented by such Company Share Certificate. No holder of an unsurrendered Company Share Certificate shall be entitled, until the surrender of such Company Share Certificate, to vote the shares of Wintrust Common Stock into which Company Common Shares shall have been converted.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company hereby represents and warrants to Wintrust as follows:

                  3.1      Organization.

                           (a)      The Company is duly registered as a bank
holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of a Party and its subsidiaries, taken as a whole, or (ii) the ability of a Party to consummate the Merger; provided, however, that a Material Adverse Effect shall not be deemed to result from: (1) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (2) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies; (3) changes resulting from transaction expenses incurred in connection with this Agreement and the Merger, including reasonable legal, accounting, appraisal and investment bankers' fees; and (4) the payment by the Company or the Bank of amounts due to, or provision of any other benefits to, any officers or employees of the Company or the Bank (as defined in Section 3.1(b)) in accordance with the terms of any employment agreements or Benefit Plans (as defined in Section 3.20(a)).

                           (b)      Other than (i) the Bank, (ii) Northview
Mortgage, L.L.C., an Illinois limited liability company ("Northview Mortgage"),
(iii) Northview of Illinois Corporation, an Illinois corporation ("Northview Illinois"), (iv) 245 Waukegan Road, L.P., an Illinois limited partnership ("245 Waukegan Road"), and (v) Northview Capital Trust I, a Delaware statutory trust ("Northview Trust" and together with the Bank, Northview Mortgage, Northview Illinois and 245 Waukegan Road, the "Subsidiaries"), the Company does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                           (c)      The Bank is a state bank duly chartered and
organized, validly existing and authorized to transact the business of banking under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                           (d)      Northview Mortgage is an Illinois limited
liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                           (e)      Northview Illinois is an Illinois
corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                           (f)      245 Waukegan Road is an Illinois limited
partnership duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                           (g)      Northview Trust is a Delaware statutory
trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                  3.2 Organizational Documents; Minutes and Stock Records. The Company has furnished Wintrust with copies of the articles of incorporation and by-laws of the Company, the charter and by-laws of the Bank, the articles of incorporation and by-laws of Northview Illinois, the partnership agreement of 245 Waukegan Road, the Certificate of Trust and trust agreement of Northview Trust, and the articles of organization and operating agreement of Northview Mortgage, in each case as amended to the date hereof, and with such other documents as requested by Wintrust relating to the authority of the Company and its Subsidiaries to conduct their respective businesses. All such documents are complete and correct. The stock registers (or equivalent records of ownership) and minute books of the Company and its Subsidiaries are each complete, correct and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, members, board of directors, partners, managers, and committees of the board of directors or managers of the Company and the Subsidiaries, and all transactions reported to the Company or the Subsidiaries, as the case may be, by their respective shareholders, partners or members, in such entity's capital stock, partnership interests or limited liability interests, as the case may be, occurring since the date of incorporation, formation or organization of the Company and the Subsidiaries, as the case may be.

                  3.3      Capitalization.

                           (a)      The Company. The authorized capital stock of
the Company consists of 200,000 shares of common stock, par value $1.00 per share, of which 165,880 shares are issued and outstanding as of the date of this Agreement and 720 shares are held in treasury. The Company has no preferred stock authorized, issued or outstanding. The issued and outstanding Company Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable. The Company has no issued and outstanding warrants for the purchase of Company Common Shares. No Company Common Shares are subject to any preferences, qualifications, limitations, restrictions or special or relative rights under the Company's articles of incorporation. Except for the Outstanding Company Options under the Company Option Plan, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

                           (b)      The Bank. The authorized capital stock of
the Bank consists of 40,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding and are owned of record and beneficially by the Company. The issued and outstanding shares of common stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable, and are free of preemptive rights. There are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued. The Bank does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                           (c)      Northview Mortgage. The entire authorized
capital of Northview Mortgage is as set forth on Schedule 3.3(c), and is held of record by Northview Illinois. Except as set forth on Schedule 3.3(c), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from Northview Mortgage any interests in Northview Mortgage, whether now or hereafter authorized or issued. Northview Mortgage does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                           (d)      Northview Illinois. The entire authorized
capital of Northview Illinois is as set forth on Schedule 3.3(d), and is held of record by the Company. Except as set forth on Schedule 3.3(d), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from Northview Illinois any interests in Northview Illinois, whether now or hereafter authorized or issued. Except as set forth on Schedule 3.3(d), Northview Illinois does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                           (e)      245 Waukegan Road. The entire authorized
partnership interests of 245 Waukegan Road are set forth on Schedule 3.3(e). The Company owns 77% ownership interest in 245 Waukegan Road and is the general partner of 245 Waukegan Road. Except as set forth on Schedule 3.3(e), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from 245 Waukegan Road any interests in 245 Waukegan Road, whether now or hereafter authorized or issued. Except as set forth on Schedule 3.3(d), 245 Waukegan Road does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                           (f)      Northview Trust. The entire authorized
capital of Northview Trust is as set forth on Schedule 3.3(f). The Company owns all of the outstanding common stock of Northview Trust. Except as set forth on
Schedule 3.3(f), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from Northview Trust any interests in Northview Trust, whether now or hereafter authorized or issued. Except as set forth on
Schedule 3.3(f), Northview Trust does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                  3.4 Authorization; No Violation. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and do not violate or conflict with the Company's articles of incorporation, by-laws, the Illinois Act, or any applicable law, court order or decree to which the Company or the Subsidiaries is a party or subject, or by which the Company or the Subsidiaries or their respective properties are bound, subject to the approval of this Agreement and the Merger by the shareholders of the Company. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the performance of the Company's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which the Company or the Subsidiaries or their respective properties are bound. This Agreement, when executed and delivered, and subject to the approval of the Company's shareholders and the regulatory approvals described in Section 7.3, will be a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

                  3.5 Consents and Approvals. No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger except for (a) the filing by Wintrust of an application (the "Federal Reserve Application") with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHCA, (b) the filing by Wintrust of an application (the "IOBRE Application") with the Illinois Office of Banks and Real Estate (the "IOBRE") under the Illinois Bank Holding Company Act of 1957, (c) the filing by Northview Mortgage of a Change in Control Notice with the IOBRE, (d) the filing by Northview Mortgage of an application with the Florida Department of Financial Services, (e) the filing with the Securities and Exchange Commission (the "Commission") of a proxy statement in definitive form and a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the meeting of the Company's shareholders to be held in connection with this Agreement and the Merger and the registration of the shares of Wintrust Common Stock (the "Proxy Statement/Prospectus"), (f) the filing of the Articles of Merger with the Secretary of State of the State of Illinois under the Illinois Act, and (g) the approval of this Agreement and the Merger by the requisite vote of the shareholders of the Company.

                  3.6 Financial Statements. Schedule 3.6 sets forth true and complete copies of the following financial statements (collectively, the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 2002 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, and (b) the unaudited consolidated interim balance sheet of the Company as of March 31, 2004 as set forth in the board package provided to the Company Board (the "Interim Balance Sheet") and the related statement of income and changes in shareholders' equity for the one-month period then ended as set forth in the board package provided to the Company Board (together with the Interim Balance Sheet, the "Interim Financial Statements"). No later than five (5) business days after the date of this Agreement, the Company shall deliver to Wintrust the audited consolidated balance sheet of the Company as of December 31, 2003 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, which 2003 audited statements shall be included in the Financial Statements for all purposes under this Agreement, and all representations and warranties made by the Company hereunder regarding the Financial Statements shall be deemed representations and warranties regarding such 2003 audited statements as if made by the Company as of the date of their delivery to Wintrust. The Financial Statements (i) are complete, (ii) are true and correct as of their respective dates and (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in any notes thereto). Each balance sheet (including any related notes) included in the Financial Statements presents fairly the financial position of the Company as of the date thereof, and each income statement (including any related notes) and statement of cash flow included in the Financial Statements presents fairly the results of operations and cash flow, respectively, of the Company for the period set forth therein; provided, however, that the Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments (which adjustments will not be, individually or in the aggregate, material), and lack footnotes. Each of the audited Financial Statements has been certified by the Company's independent auditor, who have expressed an unqualified opinion on such Financial Statements. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Company and the Subsidiaries.

                  3.7      No Undisclosed Liabilities. Except as set forth on
Schedule 3.7, the Company has no liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Company breaches thereunder, and (c) liabilities, not material in the aggregate and incurred in the ordinary course of business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof. For purposes of the preceding subsection (c), any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against the Company shall not be deemed to be incurred in the ordinary course of business.

                  3.8      Loans; Allowance for Loan Losses.

                           (a)      Each outstanding loan, loan agreement, note,
lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (collectively, "Loans") reflected on the books and records of the Bank is evidenced by appropriate and sufficient documentation in all material respects and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may effect the availability of equitable remedies. There are no Loans reflected on the books and records of Northview Mortgage. No obligor named in any Loan has provided notice (whether written or, to the knowledge of the Company, oral) to the Company or the Bank that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and no Loan is subject to any valid defense, set-off, or counterclaim that has been asserted with respect to such Loan. All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens. Neither the Bank nor the Company has entered into any loan repurchase agreements.

                           (b)      The allowance for loan losses shown on each
of the balance sheets contained in the Financial Statements are adequate in the reasonable judgment of the Company and are consistent with the standards of the FDIC and GAAP to provide for losses, net of recoveries relating to loans previously charged off on loans outstanding (including accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of the Bank as of March 31, 2004 in excess of such reserves as shown on the Interim Balance Sheet are, to the knowledge of the Company, collectible in accordance with their respective terms.

                  3.9      Properties and Assets.

                           (a)      Real Property. Attached as Schedule 3.9(a)
is a Schedule of Real Property, which sets forth a complete and correct description of all real property owned or leased by the Company or the Subsidiaries or in which the Company or the Subsidiaries has an interest (other than as a mortgagee), including all real property carried by the Bank as Other Real Estate Owned ("OREO"). The Company and the Subsidiaries own, or have a valid right to use or a leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are presently conducted. Except as otherwise set forth on Schedule 3.9(a), the ownership or leasehold interest of the Company or the Bank in such real property (excluding OREO) is not subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, "Encumbrances"), except for Permitted Encumbrances. As used in this Agreement, "Permitted Encumbrances" shall mean (i) Encumbrances securing the indebtedness of the Company to LaSalle Bank under the Northview Financial Corporation Line of Credit, (ii) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which the Company or the Subsidiaries is not delinquent or in default, (iii) carriers', workers', repairers', materialmen's, warehousemen liens' and similar Encumbrances incurred in the ordinary course of business, (iv) Encumbrances for taxes not yet due and payable, or that are being contested in good faith and for which proper reserves have been established and reflected on the Interim Balance Sheet, and (v) zoning and similar restrictions on the use of real property. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company or the Subsidiaries, as the case may be, have been obtained and are in full force and effect. Except as otherwise set forth on
Schedule 3.9(a), all OREO is the subject of a recent appraisal that complies with applicable regulatory requirements and is carried on the Bank's books at an amount which does not exceed its current appraised value.

                           (b)      Personal Property. Attached as Schedule
3.9(b)(i) is a Schedule of Tangible Personal Property which sets forth a complete and correct description of each item of tangible personal property owned by the Company or the Subsidiaries or used by the Company or the Subsidiaries in the conduct of their businesses that is reflected as a capital asset on the Interim Balance Sheet. All such personal property is owned by the Company or the Subsidiaries, free and clear of any Encumbrances except for Permitted Encumbrances, and all such property is in good working condition, normal wear and tear excepted.

                           (c)      Assets. The assets reflected on the Interim
Balance Sheet or identified in this Agreement or on the Schedules provided for herein include all of the assets (i) owned by the Company or the Subsidiaries, except for those subsequently disposed of by the Company or the Subsidiaries for fair value in the ordinary course of business, and (ii) used or intended for use by the Company or the Subsidiaries in the conduct of their respective businesses.

                  3.10 Material Contracts. Attached as Schedule 3.10 is a complete and correct list of all Material Contracts, and the Company has delivered such list to Wintrust at least five business days prior to the date hereof. The Company has previously made available to Wintrust copies of all Material Contracts reasonably requested in writing by Wintrust, and all such copies are true and complete. "Material Contracts" include every contract, commitment, or arrangement, whether written or oral (and the Company has delivered to Wintrust written descriptions of the terms and conditions of all oral Material Contracts), of a material nature under which the Company or the Subsidiaries is obligated on the date hereof, including the following:

                           (a)      all consulting arrangements, and contracts
for professional, advisory, and other services, including contracts under which the Company or the Subsidiaries performs services for others;

                           (b)      all leases of real estate and personal
property;

                           (c)      all contracts, commitments and agreements
for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $25,000;

                           (d)      all contracts relating to the employment,
engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company or the Subsidiaries, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company or the Subsidiaries, including all Benefit Plans as defined in Section 3.20;

                           (e)      all loans, loan commitments, promissory
notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company or the Subsidiaries;

                           (f)      all loans, loan commitments, promissory
notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $500,000;

                           (g)      all union and other labor contracts;

                           (h)      all agreements, contracts, mortgages, loans,
deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company or the Subsidiaries, any "affiliates" of the Company or the Subsidiaries within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of Company Common Shares, or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of any such person, excepting any ordinary and customary loans and deposits that comply with applicable banking regulations;

                           (i)      any contract involving total future payments
by the Company or the Subsidiaries of more than $25,000 or which requires performance by the Company or the Subsidiaries beyond the second anniversary of the Closing Date, that by its terms does not terminate or is not terminable by the Company or the Subsidiaries without penalty within 30 days after the date of this Agreement;

                           (j)      except for provisions of the articles of
incorporation and by-laws of the Company, the charter and by-laws of the Bank, and the articles of organization and operating agreement of Northview Mortgage, all contracts under which the Company or the Subsidiaries has any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person (other than in a fiduciary capacity);

                           (k)      all joint venture or marketing agreements
with any other person or entity; and

                           (l)      all other material contracts, made other
than in the usual or ordinary course of business of the Company or the Subsidiaries, to which the Company or the Subsidiaries is a party or under which the Company or the Subsidiaries is obligated.

                  3.11 No Defaults. Each of the Company and the Subsidiaries has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Material Contracts to which it is a party. There are no defaults by the Company or the Subsidiaries under any Material Contract, and no events have occurred that, with the lapse of time or the election of any other party, will become defaults by the Company or the Subsidiaries. To the Company's knowledge, no breach or default by any other party under any Material Contract has occurred or is threatened that will or could impair the ability of the Company or the Bank to enforce any of its rights under such Material Contract in any material respect.

                  3.12 Conflict of Interest Transactions. Except as set forth on Schedule 3.12, no principal officer or director of the Company or the Subsidiaries, or holder of 10% or more of the Company Common Shares or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of such person: (a) has any direct or indirect interest in (i) any entity which does business with the Company or the Subsidiaries or (ii) any property or asset which is owned or used by the Company or the Subsidiaries in the conduct of its business; or (b) has any financial, business or contractual relationship or arrangement with the Company or the Subsidiaries, excluding any agreements and commitments entered into in respect of the Bank's acceptance of deposits and investments or the making of any loans, in each case in the Bank's ordinary course of business.

                  3.13     Investments.

                           (a)      Set forth on Schedule 3.13(a) is a complete
and correct list as of March 31, 2004, of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or the Subsidiaries, other than in a fiduciary or agency capacity (the "Investment Securities"). Each of the Company and the Subsidiaries each has good and marketable title to all Investment Securities held by it, free and clear of all Encumbrances, except for

Permitted Encumbrances, and except to the extent such Investment Securities are pledged in the ordinary course of business consistent with prudent banking practices to secure the obligations of the Company or the Subsidiaries. The Investment Securities are valued on the books of the Company and each of the Subsidiaries in accordance with GAAP.

                           (b)      Except as may be imposed by applicable
securities laws, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or the Subsidiaries freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or the Subsidiaries is a party, the Company or the Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                           (c)      Neither the Company nor the Subsidiaries has
sold or otherwise disposed of any Investment Securities in a transaction in which the acquiror of such Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or the Subsidiaries to repurchase or otherwise reacquire any such Investment Securities.

                           (d)      Except as set forth on Schedule 3.13(d),
there are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which the Company or the Subsidiaries is bound.

                  3.14     Compliance with Laws; Legal Proceedings.

                           (a)      The Company and each of the Subsidiaries are
in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or mortgage brokers or the business of banking or mortgage brokerage or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of the Company or the Subsidiaries or the assets owned, used, occupied or managed by any of them, including, without limitation, all applicable fair lending laws and other laws relating to discriminatory business practices, escrow administration, usury, due on sale and loan servicing, the USA Patriot Act of 2001, the Gramm-Leach-Bliley Act of 1999, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act of 1975, the Real Estate Settlement Procedures Act of 1974, the Truth in Lending Act, the Homeowners Protection Act of 1998, the Equal Credit Opportunity Act and the Flood Disaster Protection Act of 1973, in each case as in effect and applicable to the Company and the Subsidiaries and their operations. The Company and each of the Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their respective businesses and the ownership of their assets.

                           (b)      Except as set forth on Schedule 3.14(b),
there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against or affecting the Company or the Subsidiaries, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining the Company or the Subsidiaries from taking any action of any kind in connection with the business of the Company or the Subsidiaries. Except as set forth on Schedule 3.14(b), none of the Company or the Subsidiaries has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of the Company, oral) of enforcement actions, or any criticism, recommendation or suggestion of a material nature, and none of the Company or the Subsidiaries has any reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated.

                  3.15 Insurance. Attached as Schedule 3.15 is a Schedule of Insurance, which sets forth a complete and correct list of all policies of insurance (a) in which the Company or the Subsidiaries is named as an insured party or (b) pursuant to which the business, assets or properties of the Company or the Subsidiaries are insured and which are owned or carried by the Company or the Subsidiaries. The Company and each of the

Subsidiaries has in full force and effect policies of insurance issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth on Schedule 3.15. Neither the Company nor the Subsidiaries has received notice (whether written or, to the knowledge of the Company, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

                  3.16 Taxes. The Company and each of the Subsidiaries has each duly and timely filed (a) all federal, state and local income, real and personal property and employment tax returns, (b) all material franchise, excise and value-added tax returns, and (c) all other material returns required to be filed or delivered by the Company or the Subsidiaries in connection with the Company's or the Subsidiaries' business and operations (collectively, "Returns"), all information included in such Returns is accurate in all material respects, and all taxes required to be shown on such Returns as payable by the Company or the Subsidiaries with respect to the income of the Company or the Subsidiaries have been paid when due. No application for an extension of time for filing any Return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to the Company or the Subsidiaries. Neither the Company nor the Subsidiaries is delinquent in the payment of any taxes claimed to be due from the Company or the Subsidiaries by any taxing authority, and adequate provisions for taxes (including any penalties and interest) payable by the Company have been made on the books of the Company and on the most recent of the Financial Statements. The Company has not received any notice (whether written or, to the knowledge of the Company, oral) of any proposed audit or proposed deficiency for any duty, tax, assessment or governmental charge due from the Company with respect to the business and operations of the Company, and there are no pending audits or claims with respect thereto.

                  3.17     Environmental Laws and Regulations.

                           (a)      Except as set forth on Schedule 3.17, the
Company and each of the Subsidiaries have been and are in compliance in all material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment (collectively, "Environmental Laws"), including compliance in all material respects with all such Environmental Laws as they may relate to the conduct of the businesses of the Company (including acting as a trustee or fiduciary) and each of the Subsidiaries and the ownership of their respective properties and assets.

                           (b)      Except as set forth on Schedule 3.17:

                                    (i)      there are no claims, actions, suits
or proceedings pending or, to the knowledge of the Company, threatened or contemplated against, or involving, the Company or the Subsidiaries or any assets of the Company or the Subsidiaries, under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise);

                                    (ii)     no decree, judgment or order of any
kind under any of the Environmental Laws has been entered against the Company or the Subsidiaries;

                                    (iii)    neither the Company nor the
Subsidiaries:

                                             (1)      is or was a generator or
transporter of hazardous waste, or the owner, operator, lessor, sublessor, lessee or, to its knowledge, mortgagee of a treatment, storage, or disposal facility or underground storage tank as those terms are defined under the Resource Conservation and Recovery Act, as amended, or regulations promulgated thereunder, or of real property on which such a treatment, storage or disposal facility or underground storage tank is or was located;

                                             (2)      owns, operates, leases,
subleases or to its knowledge, holds a security interest in, or owned, operated, leased or subleased (A) any facility at which any Hazardous Substances (as defined below) were treated, stored, recycled, disposed or are or were installed or incorporated or (B) any real property on which such a facility is or was located;

                                             (3)      arranged for the disposal
or treatment, arranged with a transporter for transport for disposal or treatment of Hazardous Substances at any facility from which there is a release or threat of release, or accepts or accepted Hazardous Substances for transport for disposal or treatment at any facility, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"); or

                                             (4)      is or was the holder of a
security interest where the party giving the security is or was the owner or operator of a treatment, storage or disposal facility, underground storage tank or any facility at which any Hazardous Substances are or were treated, stored, recycled or disposed and where either the Company or the Subsidiaries participates or participated in management decisions concerning the facility's waste disposal activities.

                                    (c)      To the Company's knowledge, there
are no other facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or the Subsidiaries under any of the Environmental Laws.

                                    (d)      For purposes of this Section 3.18,
"Hazardous Substance" shall mean a hazardous substance (as defined in CERCLA) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction.

                  3.18 Community Reinvestment Act Compliance. Neither the Company nor the Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and the Bank has received a CRA rating of satisfactory or better from the Federal Deposit Insurance Corporation (the "FDIC") or other applicable Governmental Authority. The Company knows of no facts or circumstances which would cause the Bank to fail to comply with such provisions or cause the CRA rating of the Bank to fall below satisfactory.

                  3.19 Company Regulatory Reports. Since January 1, 2001, the Company and the Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the FDIC and the IOBRE, and any other Governmental Authority or self-regulatory organization (except filings which individually or in the aggregate are not material to the business of the Company or the Subsidiaries) with jurisdiction over any of the activities of the Company or the Subsidiaries (the "Company Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Company Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

                  3.20     Employee Benefit Plans.

                           (a)      The Schedule of Material Contracts, attached
as Schedule 3.10, includes a complete and correct list of each employee benefit plan within the meaning of Section 3(3) of ERISA (the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Subsidiaries which the Company or the Subsidiaries maintains or contributes to (or, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) has maintained or contributed to since the date of its incorporation) or to which the Company or the Subsidiaries is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Benefit Plans"). None of the Benefit Plans is a "defined benefit plan" (as defined in Section 414(j) of the Code). Neither the Company nor the Subsidiaries has, nor has ever had, an affiliate that would be treated as a single employer together with the Company or the Subsidiaries (an "ERISA Affiliate") under
Section 414 of the Code.

                           (b)      Other than the Company Stock Option Plan and
except as set forth on Schedule 3.20(b), none of the Company and the Subsidiaries has entered into or maintained any Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or the Subsidiaries or any other increase in the liabilities of the Company or the Subsidiaries under such Benefit Plan as a result of the transactions contemplated by this Agreement.

                           (c)      None of the Company and the Subsidiaries
maintains or participates, and has ever maintained or participated, in a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Company, the Subsidiaries, any director or employee of the Company or the Subsidiaries, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under
Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan. None of the Company and the Subsidiaries provides nor has ever provided medical benefits to former employees, except as required by Section 601 of ERISA.

                           (d)      Each ERISA Plan that is intended to qualify
under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the Internal Revenue Service, or satisfies the provisions of Internal Revenue Service Announcement 2001-77, Section II, if applicable, to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code. Nothing has occurred since the date of such determination letter that would adversely affect such determination or the qualified tax exempt status of such ERISA Plan and its related funding instrument.

                           (e)      Each Benefit Plan is, and since its
inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA, the Code or any other applicable law. Neither the Company nor any affiliate of the Company that is a fiduciary with respect to any Benefit Plan, has breached any of the responsibilities, obligations or duties imposed on it by ERISA. No Benefit Plan is currently the subject of a submission under the IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, and neither the Company nor any of the Subsidiaries anticipate any such submission of any Benefit Plan.

                           (f)      There is no litigation, claim or assessment
pending or, to the Company's knowledge, threatened by, on behalf of, or against any of the Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Benefit Plans that alleges a violation of applicable state or federal law. To the Company's knowledge, there is no reasonable basis for any such litigation, claim or assessment.

                           (g)      No Benefit Plan fiduciary or any other
person has, or has had, to his, her or its knowledge, any liability to any Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Benefit Plan, including, but not limited to, any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. Every Benefit Plan fiduciary and official is bonded to the extent required by Section 412 of ERISA.

                           (h)      All accrued contributions and other payments
to be made by the Company or the Subsidiaries to any Benefit Plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Financial Statements. None of the Company and the Subsidiaries is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                           (i)      No Benefit Plan provides for payment of any
amount which, considered in the aggregate with amounts payable pursuant to all other Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

                           (j)      There are no obligations or liabilities,
whether outstanding or subject to future vesting, for any post-retirement benefits to be paid to participants under any of the Benefit Plans.

                  3.21     Technology and Intellectual Property.

                           (a)      Attached as Schedule 3.21 is a Schedule of
Intellectual Property, which sets forth a complete and correct list of all (i) registered trademarks, service marks, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by the Company or the Subsidiaries or used in or necessary to conduct the Company's or the Subsidiaries' business as presently conducted. The items on Schedule 3.21, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the business of the Company and the Subsidiaries as presently conducted constitute the "Intellectual Property."

                           (b)      Except as set forth on Schedule 3.21, the
Company or the Subsidiaries has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit the Company and the Subsidiaries to use the Intellectual Property in the conduct of their respective businesses as presently conducted. None of the Company and the Subsidiaries has received notice (whether written or, to the knowledge of the Company, oral) alleging that the Company or the Subsidiaries has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Company's knowledge, it has not committed any such violation or infringement. Other than as set forth on Schedule 3.21, to the Company's knowledge, there is no reason to believe that, upon consummation of the transactions contemplated hereby, the Company or the Subsidiaries will be in any way more restricted in its use of any of the Intellectual Property than it was on the date hereof under any contract to which the Company or the Subsidiaries is a party or by which it is bound, or that use of such Intellectual Property by the Company or the Subsidiaries will, as a result of such consummation, violate or infringe the rights of any person, or subject Wintrust, the Company or the Subsidiaries to liability of any kind, under any such contract.

                           (c)      The IT Assets operate and perform in all
material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and the Subsidiaries in connection with their respective businesses, and have not materially malfunctioned or failed within the past three (3) years. "IT Assets" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by the Company or the Subsidiaries. To the knowledge of the Company and the Subsidiaries, the IT Assets do not contain any worms, viruses, bugs, faults or other devices or effects that (i) enable or assist any person or entity to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the knowledge of the Company and the Sellers, no person or entity has gained unauthorized access to the IT Assets. The Company and the Subsidiaries have implemented reasonable back-up and disaster recovery technology consistent with industry practices. To the knowledge of the Company and the Subsidiaries, none of the IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of any intellectual property.

                  3.22     Mortgage Brokerage Activities.

                           (a)      Northview Mortgage is qualified by the
United States Department of Housing and Urban Development ("HUD") as a HUD/United States Federal Housing Administration ("FHA") mortgagee for HUD/FHA loans (including FHA loans secured by real property other than 1-4 family residences).

                           (b)      Northview Mortgage has all other
certifications, authorizations, licenses, permits and other approvals necessary to conduct its mortgage brokerage business as currently conducted, and is in good standing under all applicable Federal, state and local laws and regulations thereunder as a mortgage broker.

                           (c)      As of the date hereof, (i) there is no
pending or, to the knowledge of the Company and the Subsidiaries, threatened cancellation, reduction or claim of breach by Northview Mortgage of any mortgage sale agreement to which Northview Mortgage is a party, and (ii) the obligations of Northview Mortgage under each such mortgage sale agreement are being performed by Northview Mortgage in accordance with its terms.

                           (d)      Neither the Company nor any of the
Subsidiaries is or has engaged in the mortgage banking business. Neither the Company nor any Subsidiary other than Northview Mortgage is or has engaged in the mortgage brokerage business. Neither the Company nor any of the Subsidiaries issues, or has issued, mortgage-backed securities.

                  3.23 No Adverse Change. Other than as specifically disclosed in this Agreement, the Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since December 31, 2003 any Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (b) any change or condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2003, that may reasonably be expected to have or result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No fact or condition exists with respect to the Company or the Subsidiaries which the Company has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.3 to be denied or unduly delayed.

                  3.24 Conduct of Business in Normal Course. Except for actions taken in connection with entering into this Agreement, since December 31, 2003, the businesses of the Company and the Subsidiaries have been conducted only in the ordinary and usual course consistent with past practice.

                  3.25 Change in Business Relationships. As of the date of this Agreement, none of the Company and the Subsidiaries has received notice (whether written or, to the knowledge of the Company, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of the Company or the Subsidiaries intends to discontinue, diminish or change its relationship with the Company or the Subsidiaries, the effect of which would be material to the Company or the Subsidiaries, or (b) that any executive officer of the Company or the Subsidiaries intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier or vendor of the Company or the Subsidiaries that have not been resolved which are reasonably likely to be material to the Company.

                  3.26     Brokers' and Finders' Fees. Except as disclosed on
Schedule 3.26, neither the Company nor any of the Subsidiaries has incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

                  3.27 No Omissions. None of the representations and warranties contained in Article III, in the Schedules provided for herein by the Company or in the Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.

                  3.28 Section 280G Payments. Neither the execution of this agreement nor the consummation of the transactions contemplated hereby (including, without limitation, such transactions as are embodied in ancillary agreements the forms of which are attached as exhibits hereto, or as are described in Schedules 3.7 and 5.1(e) of the Disclosure Schedules) will result in any payment that would be deemed an "excess parachute payment" under Section 280G of the Code.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES CONCERNING WINTRUST

         Wintrust hereby jointly and severally represent to the Company as follows:

                  4.1 Organization. Wintrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Wintrust.

                  4.2 Capitalization. The authorized capital stock of Wintrust consists of (i) 30,000,000 shares of common stock, no par value per share, of which 20,066,265 shares were issued and outstanding as of December 31, 2003, (ii) 20,000,000 shares of preferred stock, no par value per share, of which 100,000 shares are designated

Junior Serial Preferred Stock A, no par value per share, and no shares of preferred stock are issued and outstanding, and (iii) no shares are held in treasury. As of December 31, 2003 there were (i) outstanding options in respect of 3,153,743 shares of Wintrust Common Stock, (ii) outstanding warrants for the purchase of 224,569 shares of Wintrust Common Stock, and (iii) preferred share purchase rights outstanding pursuant to the Rights Agreement between Wintrust and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998. Such options, warrants and rights have been duly authorized by all necessary corporate action (including shareholder approval, if necessary). Such options and warrants have been validly executed, issued and delivered by Wintrust, and constitute the legal, valid and binding obligations of Wintrust, and are enforceable as to Wintrust in accordance with their terms. The shares of Wintrust Common Stock to be issued upon exercise of such options and warrants are validly authorized and, upon such exercise in accordance with their terms, will be validly issued, fully paid, and nonassessable. The Wintrust Common Stock is subject to certain preferences, qualifications, limitations, restrictions or special or relative rights under Wintrust's articles of incorporation, a true and complete copy of which has been previously provided to the Company. Except for such options and warrants and preferred share purchase rights, there are no options, agreements, contracts or other rights in existence to purchase or acquire from Wintrust any shares of capital stock of Wintrust, whether now or hereafter authorized or issued, other than shares issuable pursuant to employee benefit or compensation plans referred to in the Wintrust SEC Document. Wintrust has reserved, and at the Effective Time will have, a number of authorized but unissued shares of Wintrust Common Stock sufficient for that amount required for the Conversion Fund under Section 2.1.

                  4.3 Authorization; No Violations. The execution and delivery of this Agreement and the performance of Wintrust's obligations hereunder have been duly and validly authorized by the Board of Directors of Wintrust, do not violate or conflict with its articles of incorporation or by-laws, the Illinois Business Corporation Act (the "Illinois Act") or any applicable law, court order or decree to which Wintrust is a party or subject, or by which Wintrust or any of its properties is bound, and require no further corporate or shareholder approval on the part of Wintrust. The execution and delivery of this Agreement and the performance of Wintrust's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Wintrust is bound. This Agreement, when executed and delivered, will be a valid, binding and enforceable obligation of Wintrust, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

                  4.4 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Wintrust of this Agreement and the consummation by Wintrust of the Merger except for (a) the filing by Wintrust of the Federal Reserve Application with the Federal Reserve under the BHCA, (b) the filing by Wintrust of the IOBRE Application with the IOBRE, (c) the filing with the Commission of the Registration Statement (as defined in Section 5.4(a)), and (d) the filing of the Articles of Merger with the Secretary of State of the State of Illinois under the Illinois Act.

                  4.5      Wintrust SEC Documents and Financial Statements.

                           (a)      Since January 1, 2001, Wintrust has timely
filed all reports, registration statements and other documents (including any amendments thereto) required to be filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission (the "Wintrust SEC Documents"), and all such Wintrust SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Exchange Act. As of their respective filing and effective dates, none of the Wintrust SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b)      The audited consolidated financial
statements contained or incorporated by reference in Wintrust's Annual Report on Form 10-K for the years ended December 31, 2000, 2001 and 2002 and the unaudited interim financial statements included in Wintrust's most recent Quarterly Report on Form 10-Q have been prepared in conformity with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the consolidated financial position of Wintrust and its subsidiaries at the dates shown and the consolidated results of their operations, changes in shareholders' equity and cash flows for the periods then ended. The interim financial statements as of, and for, the periods ending after December 31, 2003 included (or to be included) in Wintrust's Quarterly Reports on Form 10-Q, as filed with the Commission, include (or shall include) all adjustments necessary for a fair presentation of the financial position of Wintrust and its subsidiaries and the results of their operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

                  4.6      Compliance with Laws; Legal Proceedings.

                           (a)      Wintrust and its subsidiaries are each in
compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of Wintrust or any of its subsidiaries or the assets owned, used, occupied or managed by Wintrust or any of its subsidiaries, including, without limitation, all applicable fair lending laws and other laws relating to discriminatory business practices, escrow administration, usury, due on sale and loan servicing, the USA Patriot Act of 2001, the Gramm-Leach-Bliley Act of 1999, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act of 1975, the Real Estate Settlement Procedures Act of 1974, the Truth in Lending Act, the Homeowners Protection Act of 1998, the Equal Credit Opportunity Act and the Flood Disaster Protection Act of 1973, in each case as in effect and applicable to Wintrust and its subsidiaries and their operations, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Wintrust. Wintrust and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of its business and the ownership of its assets.

                           (b)      Except as may be disclosed in the Wintrust
SEC Documents, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Wintrust, threatened or contemplated against or affecting Wintrust, its subsidiaries or any of their respective institution-affiliated parties, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining Wintrust, its subsidiaries or their respective institution-affiliated parties from taking any action of any kind in connection with their respective businesses.

                  4.7 Wintrust Regulatory Reports. Since January 1, 2002, Wintrust and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the Office of the Comptroller of the Currency and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Wintrust or its subsidiaries (the "Wintrust Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Wintrust Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

                  4.8 No Adverse Change. Except as disclosed in the Wintrust SEC Documents, this Agreement, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since December 31, 2003, any Material Adverse Effect on Wintrust or (b) any change or condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2003, that may reasonably be expected to have or result in a Material Adverse Effect on Wintrust. No fact or condition exists with respect to Wintrust which Wintrust has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.3 or 8.3 to be denied or unduly delayed.

                  4.9 Brokers' and Finders' Fees. Wintrust has not incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

                  4.10 Taxation of the Merger. Neither Wintrust nor any subsidiary of Wintrust has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

                  4.11 No Omissions. None of the representations and warranties contained in Article IV or in the Schedules provided for herein is false or misleading in any material respect or omits to state a fact herein necessary to make such statements not misleading in any material respect.

                                    ARTICLE V
                            AGREEMENTS AND COVENANTS

                  5.1 Conduct of Business. During the period commencing on the date hereof and continuing until the Effective Time, the Company shall conduct the Company's business and shall cause the Subsidiaries to conduct their respective businesses in the usual and ordinary course consistent with prudent banking practice, as applicable. Without limiting the foregoing, without the prior written consent of Wintrust, which consent shall not be unreasonably withheld:

                           (a)      no change shall be made in the articles of
incorporation or by-laws of the Company, the charter or by-laws of the Bank, or the articles of organization or operating agreement of Northview Mortgage, the articles of incorporation or by-laws of Northview of Illinois, the limited partnership agreement of 245 Waukegan Road, or the Certificate of Trust or trust agreement of Northview Trust;

                           (b)      except with respect to the exercise of any
Outstanding Company Option, no change shall be made in the capitalization of the Company or the Subsidiaries or in the number of issued and outstanding Company Common Shares;

                           (c)      the compensation of officers or key
employees of the Company or the Subsidiaries shall not be increased, nor any bonuses paid;

                           (d)      no Loans, or renewals or restructurings of
Loans, in the amount of $750,000 or more (including Loans to any one borrower or related group of borrowers which, in the aggregate, equal or exceed $750,000) shall be made by the Bank except in the ordinary course of business and consistent with prudent banking practices and the Bank's current loan policies and applicable rules and regulations of applicable Governmental Authorities with respect to amount, term, security and quality of such borrower's or borrowers' credit;

                           (e)      no dividends or other distributions shall be
declared or paid by the Company to the extent it would cause the Adjusted Net Equity to fall below the Base Adjusted Net Equity, or as would not be permitted under applicable law;

                           (f)      no dividends or other distributions shall be
declared or paid by the Bank to the extent it would cause the minimum net worth of the Bank to fall below well-capitalized status, as defined by applicable FDIC regulations, or as would not be permitted under applicable law;

                           (g)      the Company and the Subsidiaries shall each
use their commercially reasonable efforts to maintain their present insurance coverage in respect to its properties and business;

                           (h)      no significant changes shall be made in the
general nature of the business conducted by the Company or the Subsidiaries;

                           (i)      no employment, consulting or similar
agreements shall be entered into by the Company or the Subsidiaries that are not terminable by the Company or such Subsidiary on 30 days' or fewer notice without penalty or obligation;

                           (j)      none of the Company and the Subsidiaries
shall take any action that would result in a termination, partial termination, curtailment, discontinuance of a Benefit Plan or merger of any Benefit Plan into another plan or trust;

                           (k)      the Company and the Subsidiaries shall file
all Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Return or any extension of the period of limitations applicable thereto;

                           (l)      except for certain leasehold improvements at
the Bank's Northfield facility, the total cost for which shall not exceed $300,000, none of the Company and the Subsidiaries shall make any expenditure for fixed assets in excess of $25,000 for any single item, or $100,000 in the aggregate, or shall enter into leases of fixed assets having an annual rental in excess of $25,000;

                           (m)      none of the Company and the Subsidiaries
shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the ordinary course consistent with prudent banking practices and the Bank's current policies;

                           (n)      none of the Company and the Subsidiaries
shall do or fail to do anything that will cause a breach by the Company or the Subsidiaries of, or default by the Company or the Subsidiaries under, any Material Contract;

                           (o)      the Bank shall not engage or agree to engage
in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A) or any transaction of the kind referred to in Section 3.12, unless the Bank has complied with all requirements of Sections 23A or 23B of the Federal Reserve Act;

                           (p)      the Bank shall only purchase or invest in
obligations of the government of the United States or agencies of the United States or state or local governments having maturities of not more than five years and which municipal obligations have been assigned a rating of A or better by Moody's Investors Service or by Standard & Poor's;

                           (q)      no changes of a material nature shall be
made in any of the Company's or the Subsidiaries' accounting procedures, methods, policies or practices or the manner in which the Company or the Subsidiaries maintain their records; and

                           (r)      the Bank shall not accept or renew any
brokered deposits.

                  5.2      Access to Information.

                           (a)      To the extent permissible under applicable
law, pending the Closing, representatives of Wintrust shall, during normal business hours and on reasonable advance notice to the Company, be given full access to the Company's and the Subsidiaries' records and business activities and be afforded the opportunity to observe their business activities and consult with their officers and employees regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by the Company with all terms of this Agreement); provided, however, that the foregoing actions do not interfere with the business operations of the Company or the Subsidiaries.

                           (b)      Wintrust will use such information as is
provided to it by the Company or the Subsidiaries or their respective representatives solely for the purpose of conducting business, legal and financial reviews of the Company and the Subsidiaries and for such other purposes as may be related to this Agreement, and Wintrust will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information in accordance with the terms of the letter agreement regarding confidentiality entered into by and between the Company and Wintrust dated December 10, 2003 (the "Confidentiality Agreement").

                  5.3 Meeting of Shareholders of the Company. As soon as practicable after the date of this Agreement and the effectiveness of the Registration Statement pursuant to Section 5.4, the Company shall call and hold a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions herein contemplated in accordance with the Company's articles of incorporation, its by-laws and the Illinois Act (the "Shareholders Meeting"). The Company shall, through the Company Board, recommend to its shareholders, subject to its fiduciary duties and its receipt of a fairness opinion from the Company's investment banker, which fairness opinion shall not have been amended or withdrawn as of the date of the Shareholders Meeting, approval of this Agreement and the Merger.

                  5.4 Registration Statement and Regulatory Filings. As soon as practicable after the execution of this Agreement:

                           (a)      Wintrust shall file with the Commission a
registration statement on an appropriate form under the Securities Act covering Wintrust Common Stock to be issued pursuant to this Agreement and shall use its reasonable and diligent efforts to cause the same to become effective as soon as practicable and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a Proxy Statement/Prospectus thereto reasonably acceptable to Wintrust and the Company, prepared by Wintrust and the Company for use in connection with the meeting of shareholders of the Company referred to in
Section 5.3, all in accordance with the rules and regulations of the Commission. The Proxy Statement/Prospectus shall include a copy of the fairness opinion, dated the date of the Proxy Statement/Prospectus, obtained by the Company stating that the consideration to be paid to the Company's shareholders by Wintrust is fair from a financial point of view. Wintrust shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of Wintrust Common Stock. In advance of filing the Registration Statement, Wintrust shall provide the Company and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from the Commission with respect to the Registration Statement. None of the information furnished by Wintrust or the Company for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document filed with the Commission or any state securities commission, at the respective times at which such documents are filed with the Commission or such state securities commission, or, in the case of the Registration Statement, when it becomes effective, or in the case of the Proxy Statement/Prospectus, when mailed or at the time of the Shareholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                           (b)      Wintrust shall file with the Federal Reserve
the Federal Reserve Application, and take all other appropriate actions necessary to obtain the regulatory approvals referred to in Section 7.3 hereof, and the Company will use all reasonable and diligent efforts to assist in obtaining all such approvals. The obligation to take all appropriate actions shall not be construed as including an obligation to accept any nonstandard condition or restriction imposed or requested by the Federal Reserve in connection with the Federal Reserve Application unless (i) such condition or restriction was imposed in an approval order issued by the Federal Reserve within two (2) years of the date hereof in a similar transaction involving similarly situated parties and such order was publicly available as of the date hereof, or (ii) such condition or restriction, individually or in the aggregate with any other restrictions and conditions, is not substantially detrimental to the business, prospects or financial condition of Wintrust or its subsidiaries on the one hand, or of the Company or the Subsidiaries, on the other. Notwithstanding the preceding sentence, Wintrust shall have no obligation to accept any such nonstandard condition or restriction imposed by the Federal Reserve due to any facts or circumstances arising from the business, assets, properties, results of operations or financial condition of the Company and the Subsidiaries or any act or omission by the Company or the Subsidiaries. In advance of filing any applications for such regulatory approvals, Wintrust shall provide the Company and its counsel with a copy of such applications (but excluding any information contained therein regarding Wintrust and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from any regulatory authorities with respect to such applications.

                  5.5 Listing of Shares. Wintrust shall use all reasonable and diligent efforts to cause the shares of Wintrust Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market.

                  5.6 Reasonable and Diligent Efforts. The Parties shall use reasonable and diligent efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the Parties will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Sections 7.3 and 8.3) or that would cause any of the representations contained herein to be or become untrue.

                  5.7 Business Relations and Publicity. The Company shall use reasonable and diligent efforts to preserve the reputation and relationship of the Company and the Subsidiaries with suppliers, clients, customers, employees, and others having business relations with the Company or the Subsidiaries. Wintrust and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable law or the rules of the Nasdaq National Market, or with respect to employee meetings, neither Party shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall obtain the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of Wintrust to the content of any communication to its shareholders. In furtherance of the foregoing the Parties acknowledge that immediately after execution of this Agreement Wintrust shall issue a news release (after consultation with the Company as to its content) and file the same with the Commission on Form 8-K.

                  5.8      No Conduct Inconsistent with this Agreement.

                           (a)      The Company shall not, and shall cause each
of the Subsidiaries to not, during the term of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the Company or the Subsidiaries (or their respective securities or assets) that, if effected, would constitute an acquisition of control of the Company or the Subsidiaries within the meaning of 12 U.S.C.A. ss.1817(j) (disregarding the exceptions set forth in 12 U.S.C.A. ss.1817(j)(17)) and the regulations of the Federal Reserve thereunder (each, an "Acquisition Proposal"), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

                           (b)      Notwithstanding the foregoing, in the event
that the Company Board determines in good faith and after consultation with outside counsel, that in light of a Superior Acquisition Proposal (as defined herein) it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with such Board's fiduciary duties, the Company Board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the Company or the Subsidiaries or which did not otherwise result from a breach of Section 5.8(a), subject to its compliance with Section 5.8(c), (i) furnish information with respect to the Company or the Subsidiaries to such person or entity making such Superior Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement, (ii) participate in discussions or negotiations regarding such Superior Acquisition Proposal, (iii) withdraw, modify or otherwise change in a manner adverse to Wintrust, the Company's recommendation to its shareholders with respect to this Agreement and the Merger and/or (iv) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that the Company Board may not terminate this Agreement pursuant to this Section 5.8(b) unless and until (x) five (5) business days have elapsed following the delivery to Wintrust of a written notice of such determination by the Company Board and during such five (5) business day period, the Company and the Subsidiaries otherwise cooperate with Wintrust with the intent of enabling the Parties to engage in good faith negotiations so that the Merger and other transactions contemplated hereby may be effected and (y) at the end of such five business day period the Company Board continue reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A "Superior Acquisition Proposal" means any Acquisition Proposal containing terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party.

                           (c)      In addition to the obligations of the
Company set forth in Section 5.8(a) and (b), the Company shall immediately advise Wintrust orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. The Company shall keep Wintrust reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

                  5.9      Pre-Closing Loan Review; Loan Restructuring.

                           (a)      The Company shall cause the Bank, prior to
the Closing Date, to write off all Loans of the Bank that are required to be written off by the Bank's regulators or that, in conformity with past practices and policies of the Bank and GAAP, should be written off as Loan losses.

                           (b)      The Company shall make available to Wintrust
full information regarding the status of each Loan contained in the Loan portfolio of the Bank, as of a date not more than 15 days prior to the Closing Date.

                           (c)      Wintrust and the Company shall negotiate in
good faith regarding the write down, in conformity with the provisions of
Section 5.9(a) above, of potential Loan losses (net of reasonably conservative estimates of collateral recoveries and of applicable reserves) identified to the Company by Wintrust; provided, however, that (i) the Company shall not be required to take any actions as a result of such good faith negotiations (1) more than five (5) days prior to the Closing Date and (2) until such time as the Company shall have received reasonable assurances that all conditions precedent to Wintrust's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and (ii) any such actions taken as a result of such good faith negotiation (1) shall not have any effect on the representations and warranties under Section 3.8 made by the Company and the Bank as of the date of this Agreement but (2) shall be taken into account in determining the Closing Adjusted Net Equity.

                  5.10 Board of Directors' Notices and Minutes. The Company shall give reasonable notice to Wintrust of all meetings of the Company Board and any of its committees, the board of directors of the Bank and any of its committees, and the Managers of Northview Mortgage and any of its committees, and if known, the agenda for or business to be discussed at such meetings. To the extent permissible under law, the Company shall promptly transmit to Wintrust copies of all notices, minutes, consents, board packages and other materials that the Company or the Subsidiaries provides to their directors or managers, as the case may be, other than materials relating to any proposed acquisition of the Company or the Bank or this Agreement or the Merger, subject to the Company's compliance with Section 5.8. Wintrust agrees to hold in confidence and trust all such information pursuant to the Confidentiality Agreement.

                  5.11 Untrue Representations and Warranties. During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such Party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then:

                           (a)      such Party shall promptly give detailed
written notice thereof to the other Parties; and

                           (b)      such Party shall use reasonable and diligent
efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other Parties.

                  5.12 Director and Officer Indemnification and Liability Coverage.

                           (a)      Wintrust agrees to provide each of the
directors (or managers) and officers of the Company and each of the Subsidiaries after the Effective Time substantially the same coverage against personal liability for actions taken after the Effective Time as is provided to directors and officers of Wintrust, which coverage is substantially the same as provided under the Company's articles of incorporation and by-laws in effect immediately prior to the Effective Time. Wintrust further agrees to cause the Surviving Corporation, or its successor in interest, for a period of five (5) years after the Effective Time to indemnify the current and past directors (or managers) and officers of the Company and each of the Subsidiaries for all actions taken by them prior to the Effective Time in their respective capacities as directors (or managers) and officers of the Company and the Subsidiaries to the same extent as the indemnification provided by the Company and each of the Subsidiaries to such directors (or managers) and officers immediately prior to the Effective Time.

                           (b)      Wintrust agrees that for a period of five
(5) years after the Effective Time, Wintrust shall cause to be maintained in effect the Company's and the Subsidiaries' current policy (as in effect on the Closing Date) of directors' and officers' liability insurance maintained by the Company with respect to actions and omissions occurring on or prior to the Effective Time, subject to the following conditions:

                                    (i)      The Company's and each of the
Subsidiaries' current directors' and officers' liability insurer shall agree to maintain such coverage from and after the Effective Time. In the event such insurer terminates or declines to continue such coverage after the Effective Time, Wintrust shall use its commercially reasonable efforts, with the cooperation of the former directors and officers of the Company, to identify and obtain similar coverage from another insurance carrier of substantially similar size and reputation to that of such former insurer, if such coverage is reasonably obtainable from the marketplace. If after such reasonable efforts another such insurance carrier is unable or unwilling to provide such similar coverage, Wintrust shall obtain the best coverage available, in the reasonable judgment of Wintrust, for a cost up to but not exceeding the Maximum Amount (as defined below).

                                    (ii)     Wintrust may substitute therefor
policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous.

                                    (iii)    In no event shall Wintrust be
obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.12(b), any amount, in aggregate, in excess of $40,000 per annum (the "Maximum Amount").

                                    (iv)     Prior to the Effective Time, the
Company shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any officer or director of the Company or the Subsidiaries, or circumstances likely to give rise thereto to the extent known by the Company, in accordance with the terms and conditions of the applicable policies.

                                    (v)      If the amount of the annual
premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Wintrust shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                                    (vi)     The Company and its directors and
officers shall use reasonable and diligent efforts to cooperate with Wintrust in obtaining the above-described insurance coverages.

                  5.13 Monthly Financial Statements. Prior to the Closing Date, the Company shall deliver to Wintrust a monthly balance sheet, income statement and statement of shareholders' equity of the Company and each of the Subsidiaries as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Financial Statements.

                  5.14 Dissent Process. The Company shall give to Wintrust prompt written notice of any written demands for appraisal for any Company Common Shares, any attempted withdrawals of any such demands, and any other notice given or instrument served relating to the exercise of dissenters' rights granted under the Illinois Act, including the name of each dissenting shareholder and the number of Company Common Shares to which the dissent relates. Wintrust will have the right to participate in all negotiations and proceedings relating thereto, and exceptions required by law. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without Wintrust's prior written consent.

                  5.15 Section 368(a) Reorganization. Either prior to or after the Closing Date, none of the Parties shall take or cause to be taken any action, or omit to take any action or cause any omission, which would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

                  5.16 Treatment of Options. Notwithstanding anything contained in this Agreement to the contrary, Wintrust and the Company each acknowledge and agree that the holder of any Outstanding Company Option may, at any time prior to the date of commencement of the ten trading-day period for determining the

Wintrust Common Stock Price pursuant to Section 1.4(a)(i), exercise such Outstanding Company Option in accordance with its terms and conditions.

                  5.17 Converted Options. Wintrust agrees to assume and honor each of the Converted Options in accordance with their terms. As soon as reasonably practicable following the Closing Date, Wintrust shall file a registration statement with the Commission with respect to the shares of Wintrust Common Stock to be covered by such Converted Options. Such shares of Wintrust Common Stock shall be duly authorized and, upon exercise of such Converted Options, shall be validly issued, fully paid and nonassessable, and not in violation of or subject to any preemptive rights except as set forth in Wintrust's articles of incorporation. Wintrust shall after the Effective Time have reserved sufficient shares of Wintrust Common Stock for issuance with respect to such options.

                                   ARTICLE VI
                            EMPLOYEE BENEFIT MATTERS

                  6.1 Benefit Plans. Schedule 6.1 lists all of the employees of the Company and each of the Subsidiaries (the "Employees"). Wintrust and the Company Board shall together review the Benefit Plans and the coverages provided thereunder. Effective as of the Closing Date, (i) the Company Board shall cause the Company to terminate all Benefit Plans other than the Company's 401(k) plan, health, life and disability insurance plans, and long-term care plan (the "Retained Plans"), and to pay prior to the Closing or accrue fully any liabilities under the Benefit Plans (including the Retained Plans) or arising out of such termination of Benefit Plans, and (ii) each full-time Employee shall become eligible for and entitled to participate in Wintrust's benefit plans (other than those benefit plans for which such Employee is covered under the Retained Plans) on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. From and after the Closing Date, Wintrust shall continue coverage for the Employees under the Company's Retained Plans in effect prior to the Closing Date, to the extent not in violation of any statute, law (including common law), ordinance, rule or regulation applicable to such plans or the qualifications or requirements of such plans, until such time as Wintrust determines such plans are to be terminated or merged with existing Wintrust plans, at which time all Employees previously covered under such Retained Plans shall become eligible for and entitled to participate in Wintrust's similar plans on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. To the extent permitted by applicable law the Company shall notify Wintrust on the Closing Date of the existence or absence of any significant pre-existing conditions of any insureds under the Benefit Plans. Wintrust shall use its reasonable and diligent efforts to cause any pre-existing condition limitations under Wintrust's medical benefit plans to be waived to the extent such conditions have been waived under the Retained Plans. For purposes of determining eligibility to participate and, where applicable, vesting under Wintrust's applicable retirement savings plan and employee stock purchase plan, Wintrust's short-term disability plans and vacation policy, each Employee shall receive past service credit for his or her prior employment with the Company or the Subsidiaries as if such Employee had then been employed by Wintrust. Wintrust reserves the right to change or terminate its employee benefit plans at any time.

                  6.2 No Rights or Remedies. Nothing in this Article shall confer upon any Employee or his or her legal representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, or any nature or kind whatsoever under or by reason of this Agreement.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF WINTRUST

                  Unless the conditions are waived by Wintrust, all obligations of Wintrust under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

                  7.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article III of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in Article III that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. The Company shall have performed in all material respects all agreements herein required to be performed by the Company on or before the Closing.

                  7.2 Closing Certificate. Wintrust shall have received a certificate of the Company signed by a senior executive officer of the Company, dated as of the Closing Date, certifying in such detail as Wintrust may reasonably request, as to the fulfillment of the conditions to the obligations of Wintrust set forth in this Agreement that are required to be fulfilled by the Company on or before the Closing.

                  7.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

                  7.4 Approval of Merger and Delivery of Agreement. This Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the Company's articles of incorporation, by-laws and the Illinois Act, and the proper officers of the Company shall have executed and delivered to Wintrust copies of this Agreement and the Articles of Merger, in form suitable for filing with the Secretary of State of the State of Illinois, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing. The holders, in the aggregate, of not more than 10% of the Company Common Shares shall have given written demand for dissenter's rights in accordance with the Illinois Act.

                  7.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no material proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to Wintrust's satisfaction.

                  7.6 No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that Wintrust believes, in good faith and with the written advice of outside counsel, makes it inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company or the Bank has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on the Company or the Bank.

                  7.7 Environmental Surveys. Wintrust shall have the right, at its option, to obtain Phase I environmental audits of all real property or facilities used by either the Company or the Bank in the conduct of its business, conducted by an independent environmental consultant selected by Wintrust. Wintrust shall pay the costs of obtaining such Phase I environmental audits. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a Material Adverse Effect on the Company.

                  7.8 Opinion of Counsel. Wintrust shall have received the opinion of Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Company, dated as of the Closing Date, and in form substantially similar to Exhibit B and reasonably satisfactory to Wintrust and its counsel.

                  7.9      Employment Agreements. Those person identified on
Schedule 7.9 shall each have entered into an employment agreement with Wintrust and the Surviving Corporation, dated the Closing Date, in substantially the forms attached hereto as Exhibits C-1 , C-2 and C-3.

                  7.10 No Adverse Changes. Between the date of this Agreement and the Closing Date, the business of the Company and the Subsidiaries, taken as a whole, shall have been conducted in the ordinary course, in all respects consistent with prudent banking practices, and there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on the Company.

                  7.11     Certain Minimum Requirements.

                           (a)      As of the Determination Date:

                                    (i)      the Closing Adjusted Net Equity of
the Company shall be greater than the sum of (1) $16,301,000, (2) $331,029, the Northview Mortgage equity adjustment, and (3) any cash receipts and any attendant tax benefits recorded from the exercise of Outstanding Company Options in accordance with Section 5.16 (such sum, the "Minimum Net Equity");

                                    (ii)     the Company shall have no more than
$2,570,000.00 in debt; and

                                    (iii)    245 Waukegan Road shall have no
more than $2,300,000.00 in debt.

                           (b)      As of the last day of the month preceding
the Closing Date, as determined in conformity with past practices and policies of the Bank and GAAP applied on a basis consistent with the preparation of the Financial Statements, the Bank's reserve for loan losses, determined as described in Section 3.8, shall be not less than 1% of the Bank's net Loans (gross Loans less unearned discounts).

                  7.12 Voting Agreements. On or before May 24, 2004, Wintrust shall have received a Voting Agreement, in the form attached hereto as Exhibit D, executed by each of those shareholders of the Company identified on
Schedule 7.12.

                  7.13 Consents. The Company shall have obtained or caused to be obtained (a) all written consents under those Material Contracts as set forth on Schedule 3.5, and (b) all other written consents, permissions and approvals as required under any other agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement where the failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on the Company or Wintrust.

                  7.14 Expert Report. No later than ten (10) business days prior to the Closing Date, Wintrust shall have received a written third-party expert report, on behalf of the Company, regarding employee compensation matters, which report shall be in form and substance satisfactory to Wintrust in its sole discretion.

                  7.15 Other Documents. Wintrust shall have received at the Closing such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by the Company with the terms and conditions of this Agreement.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

                  Unless the conditions are waived by the Company, all obligations of the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

                  8.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article IV of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in Article IV that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. Wintrust shall have performed in all material respects all agreements herein required to be performed by Wintrust on or before the Closing.

                  8.2 Closing Certificates. The Company shall have received certificates signed by the Chief Executive Officer, a Senior Executive Vice President, an Executive Vice President, or a Senior Vice President of Wintrust dated as of the Closing Date, certifying in such detail as the Company may reasonably request, as to the fulfillment of the conditions to the obligations of the Company as set forth in this Agreement.

                  8.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

                  8.4 Delivery of Agreement. The proper officers of Wintrust shall have executed and delivered to the Company copies of this Agreement and the Articles of Merger, in form suitable for filing with the Secretary of State of the State of Illinois, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

                  8.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to the Company's satisfaction.

                  8.6 No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that the Company believes, in good faith and with the written advice of outside counsel, makes it inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that Wintrust has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on Wintrust.

                  8.7      Opinions of Counsel.

                           (a)      The Company shall have received the opinion
of Schiff Hardin LLP, special counsel for Wintrust, dated as of the Closing Date, and in form substantially similar to Exhibit E and reasonably satisfactory to the Company and its counsel.

                           (b)      The Company shall have received the opinion
of Vedder, Price, Kaufman & Kammholz, P.C., counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, that the Company and Wintrust will each be a party to such reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the holders of Company Common Shares upon the receipt of Wintrust Common Stock in exchange for their Company Common Shares, except to the extent of the Per Share Cash Consideration and any cash received in lieu of fractional share of Wintrust Common Stock. The tax opinion shall be supported by one or more fact certificates or affidavits from Wintrust, in such form and content as may reasonably be requested by counsel to the Company.

                  8.8 No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on Wintrust.

                  8.9 Nasdaq Listing. The Wintrust Common Stock to be issued to holders of Company Common Shares pursuant to the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance if required.

                  8.10 Other Documents. The Company shall have received at the Closing all such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by Wintrust with the terms and conditions of this Agreement.

                                   ARTICLE IX
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  9.1 Non-Survival. None of the representations warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for those covenants or agreements contained herein which by their terms apply in whole or in part after the Effective Time. Without limiting the foregoing, none of the directors or officers of the Parties shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

                                    ARTICLE X
                                     GENERAL

                  10.1     Expenses. Except as otherwise provided in this
Section 10.1, all costs and expenses incurred in the consummation of this transaction, including any brokers' or finders' fees, shall be paid by the Party incurring such cost or expense.

                           (a)      Wintrust shall reimburse the Company for
37.5% of the after-tax portion of all transaction costs and expenses actually incurred by the Company prior to Closing, up to a maximum amount of such reimbursement of $300,000, provided that the tax-deductibility of each item of such expenses and costs shall be determined by Wintrust in its sole discretion.

                           (b)      Each of Wintrust and the Company shall bear
and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Registration Statement, excluding legal, investment banking, appraisal and accounting fees and expenses related thereto which shall be paid by the Party incurring such fees and expenses. Registration Statement filing fees to be paid to the Commission shall be borne and paid by Wintrust.

                           (c)      In the event that this Agreement is
terminated (i) by Wintrust because the Company or the Subsidiaries committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by Wintrust to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, or (ii) by Wintrust pursuant to Section 10.2(f), then, provided Wintrust is in material compliance with all of its material obligations under this Agreement, the Company shall reimburse Wintrust in an amount, not to exceed $150,000, for the out-of-pocket expenses and costs, subject to verification thereof, that Wintrust (x) has incurred in furtherance of this Agreement and the transactions contemplated herein and (y) is reasonably expected to incur as a result of the Company's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of Wintrust; provided, however, that except as provided in Section 10.1(d), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by Wintrust as a result of the Company's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, Wintrust shall be entitled to recover such other amounts as it may be entitled to receive at law or in equity.

                           (d)      In the event that this Agreement is
terminated (i) by Wintrust as a result of a breach by the Company of its covenant in Section 5.8(a), (ii) by the Company pursuant to Section 10.2(e), or
(iii) pursuant to Sections 10.2(a) or 10.2(b) and within six months after the date of such termination the Company or the Bank has either consummated or entered into a definitive agreement relating to an Acquisition Proposal which was made known to any member of the Company Board and not disclosed to Wintrust prior to the date of such termination, then the Company shall pay to Wintrust a termination fee equal to $1,000,000.

                           (e)      In the event that this Agreement is
terminated by the Company because Wintrust committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by the Company or the Bank to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided the Company and the Bank are each in material compliance with all of its material obligations under this Agreement, Wintrust shall reimburse the Company in an amount, not to exceed $150,000, for the out-of-pocket expenses, subject to verification thereof, that the Company (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of Wintrust's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of the Company; provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Company as a result of Wintrust's willful breach of this

Agreement, then in addition to recovery of its out-of-pocket expenses and costs, the Company shall be entitled to recover such other amounts as it may be entitled to receive at law or in equity.

                           (f)      In the event this Agreement is terminated
pursuant to Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 for any reason other than regulatory matters relating solely to the Company or the Subsidiaries, Wintrust shall pay to the Company $150,000, provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement.

                           (g)      In the event this Agreement is terminated
pursuant to Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 because of regulatory matters relating solely to the Company or the Subsidiaries, the Company shall pay to Wintrust $150,000, provided, however, that except as provided in Section 10.1(d), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement.

All costs and expenses reasonably estimated to have been incurred by the Company shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing in this Section 10.1 shall be deemed to relieve the Company of its liability to pay any expenses incurred in connection with this Agreement following the Closing.

                  10.2     Termination. This Agreement may be terminated:

                           (a)      at any time by written agreement between
Wintrust and the Company;

                           (b)      by either Wintrust or the Company if the
Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement) by December 31, 2004, or such later date agreed to by the Parties, provided, however, that such termination date shall automatically be extended until March 31, 2005, if the sole impediment to Closing is a delay in either (i) the determination of the effectiveness of the Registration Statement or (ii) the Federal Reserve's approval of the Federal Reserve Application;

                           (c)      by Wintrust by written notice to the
Company, if (i) any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Wintrust to comply with its obligations under this Agreement); and (ii) Wintrust has not waived such condition on or before the Closing Date;

                           (d)      by the Company by written notice to
Wintrust, if (i) any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Subsidiaries to comply with its obligations under this Agreement); and (ii) the Company has not waived such condition on or before the Closing Date;

                           (e)      by the Company, if pursuant to Section
5.8(b) the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party, or by Wintrust if an Acquisition Proposal from a third party is accepted by the Company or consummated, in each case by written notice to the other party; or

                           (f)      by Wintrust by written notice to the
Company, in the event the Closing Adjusted Net Equity is less than or equal to the Minimum Net Equity as of the Determination Date, provided, however, that Wintrust may not terminate this Agreement pursuant to this Section 10.2(f) unless and until five (5) business days have elapsed following the delivery to the Company of written notice of such termination, and during such five (5) business day period, the Parties in good faith are unable to reach agreement as to an amendment to this Agreement containing terms acceptable to both Parties so that the Merger and transactions contemplated hereby may be effected.

Any termination of this Agreement shall not affect any rights accrued prior to such termination.

                  10.3 Confidential Information. Wintrust and the Company each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such Party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of the other Parties that may have been obtained in the course of negotiations or examination of the affairs of each other Party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

                  10.4 Non-Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, Wintrust may assign its rights hereunder to a wholly owned subsidiary of Wintrust. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

                  10.5 Notices. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

                                    (i)      If to the Company, addressed to:

                                             Northview Financial Corporation
                                             245 Waukegan Road
                                             Northfield, Illinois 60093
                                             Attention:  Blair K. Robinson
                                             with a copy to:

                                             Vedder, Price, Kaufman & Kammholz,
                                             P.C.
                                             222 North LaSalle Street,
                                             Suite 2600
                                             Chicago, Illinois 60601-1003
                                             Attention: Daniel O'Rourke

                                    (ii)     If to Wintrust, addressed to:

                                             Wintrust Financial Corporation
                                             727 North Bank Lane
                                             Lake Forest, Illinois 60045
                                             Attention:  David A. Dykstra
                                                      Senior Executive Vice
                                                      President and Chief
                                                      Operating Officer

                                             with a copy to:

                                             Schiff Hardin LLP
                                             6600 Sears Tower
                                             Chicago, IL 60606-6473
                                             Attention: Matthew G. Galo

                  10.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

                  10.7 Knowledge. References in this Agreement to the "knowledge" of a party shall mean, with respect to a natural person, the actual knowledge of such person after reasonable investigation and with respect to an entity, the actual knowledge of its executive officers and directors, managers or general partners after reasonable investigation.

                  10.8 Entire Agreement. This Agreement, including the Schedules and agreements delivered pursuant hereto, and the Confidentiality Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written. This Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

                  10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof.

                  10.10 Severability. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

                          ** SIGNATURE PAGE FOLLOWS **

         IN WITNESS WHEREOF, Wintrust Financial Corporation and Northview Financial Corporation have each executed this Agreement as of the day and year first written above.

                                                 WINTRUST FINANCIAL CORPORATION


                                                 By:  /s/ Edward J. Wehmer
                                                    ---------------------------
                                                 Name:  Edward J. Wehmer
                                                      -------------------------
                                                 Title:  President
                                                       ------------------------


                                                 NORTHVIEW FINANCIAL CORPORATION


                                                 By:  /s/ Blair K. Robinson
                                                    ---------------------------
                                                 Name:  Blair K. Robinson
                                                      -------------------------
                                                 Title:  President
                                                       ------------------------


                                                 By:  /s/ Arthur G. Bess, III
                                                    ---------------------------
                                                 Name:  Arthur G. Bess, III
                                                      -------------------------
                                                 Title:  Vice Chairman
                                                       ------------------------

                                                                         ANNEX B

                            SECTIONS 11.65 AND 11.70
                                     OF THE
                        ILLINOIS BUSINESS CORPORATION ACT

5/11.65 RIGHT TO DISSENT -- (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

                  (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation of the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

                  (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

                  (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (i) alters or abolishes a preferential right of such
                  shares;

                           (ii) alters or abolishes a right in respect of
                  redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

                           (iii) in the case of a corporation incorporated prior
                  to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

                  (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by laws, or a resolution of the Board of Directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

         (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares are recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. (Last amended by P.A. 85-1269, L. `88, eff. 1-1-89.)

5/11.70 PROCEDURE TO DISSENT -- (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

         (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

         (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

         (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

         (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and the amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

         (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

         (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

         (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b),
         (c), (d), or (f).

                  (2) Against either the corporation or as a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

                  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

         (j) As used in this Section:

                  (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

                  (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. (Last amended by P.A. 86-1156, L. `90, eff. 8-10-90.)

                                                                         ANNEX C

                            FORM OF VOTING AGREEMENT


         This Agreement ("Agreement") is made and entered into as of the 21st day of May, 2004, by and between the undersigned stockholders (each, a "Stockholder," and collectively, the "Stockholders") of Northview Financial Corporation, an Illinois corporation (the "Company"), and Wintrust Financial Corporation, an Illinois corporation ("Wintrust").

                              W I T N E S S E T H:

         WHEREAS, the Company and Wintrust have entered into an Agreement and Plan of Merger dated as of May 10, 2004 (the "Merger Agreement");

         WHEREAS, it is a condition precedent to Wintrust's obligations under the Merger Agreement that the Stockholders shall have executed and delivered this Agreement on or before May 24, 2004; and

         WHEREAS, each Stockholder owns and is entitled to vote the number of issued and outstanding shares of common stock of the Company (the "Company Common Shares") set forth opposite such Stockholder's name on Schedule 1 attached hereto and has agreed to vote such Stockholder's Company Common Shares pursuant to the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the Stockholders and Wintrust hereby agree as follows:

         Section 1. Voting of Shares. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, such Stockholder shall vote the Company Common Shares which such Stockholder owns and is entitled to vote (a) in favor of the transactions contemplated by the Merger Agreement, (b) against any action or agreement which would result in a breach of any term of, or any other obligation of the Company under, the Merger Agreement, and (c) against any action or agreement which would impede, interfere with or attempt to discourage the transactions contemplated by the Merger Agreement; provided, however, that nothing in this Agreement shall prevent a Stockholder, in his or her capacity as a director of the Company, from discharging his or her fiduciary duty to the Company. Each Stockholder agrees that the Company shall be authorized to include in any proxy or material transmitted to stockholders of the Company, a statement to the effect that the Stockholder is a party to this Agreement and has committed to vote in favor of the transactions contemplated by the Merger Agreement.

         Section 2. Term of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time (as defined in the Merger Agreement), or
(ii) the termination of the Merger Agreement in accordance with its terms.

         Section 3. Covenants of Stockholders. Each Stockholder agrees not to: except to the extent contained in this Agreement, grant any proxies, deposit any Company Common Shares into a voting trust or enter into a voting agreement with respect to any of the Company Common Shares; or without the prior written approval of Wintrust, solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving the Company; provided, however, that nothing in this Agreement shall prevent a Stockholder, in his or her capacity as a director of the Company, from discharging his or her fiduciary duty to the Company.

         Section 4. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to Wintrust as follows: (a) such Stockholder owns and is entitled to vote in accordance with such Stockholder's commitments under this Agreement the number of Company Common Shares set forth opposite his or her name on Schedule 1 hereto, and, except for options to acquire Company Common Shares listed on Schedule 1 as being held by such Stockholder, does not own or have any right to acquire any other Company Common Shares; (b) such Stockholder has the right, power and authority to execute, deliver and perform under this Agreement; such execution, delivery and performance will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which such Stockholder is a party or is subject; and this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms; (c) such Stockholder's Company Common Shares and options to acquire Company Common Shares listed as owned or held on Schedule 1 hereto are now and will remain owned or held by such Stockholder, free and clear of all voting trusts, voting agreements, proxies, liens, claims, liabilities, security interests, marital property rights or any other encumbrances whatsoever (other than (i) pledges for loans entered into in the ordinary course, (ii) pursuant to a transfer where the transferee has agreed in writing to be bound by the terms of this Agreement, (iii) transfers by will or operation of law, and (iv) rights of Wintrust and encumbrances respecting such Company Common Shares created pursuant to this Agreement or the Merger Agreement); and (d) other than this Agreement and the Merger Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements related to, such Stockholder's Company Common Shares.

         Section 5. Representations and Warranties of Wintrust. Wintrust has the right, power and authority to execute and deliver this Agreement; such execution and delivery will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which Wintrust is a party or is subject; and this Agreement has been duly executed and delivered by Wintrust and constitutes a legal, valid and binding agreement of Wintrust, enforceable in accordance with its terms.

         Section 6. Transferability. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Wintrust may assign this Agreement to a direct or indirect wholly-owned subsidiary or affiliate of Wintrust, provided that no such assignment shall relieve Wintrust of its obligations hereunder.

         Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed by any of the Stockholders in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Wintrust shall be entitled to an injunction(s) to prevent breaches of this Agreement by the Stockholders and to enforce specifically the terms and provisions hereof in addition to any other remedy to which Wintrust is entitled at law or in equity.

         Section 8. Further Assurances. Each Stockholder agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary or appropriate in order to consummate the transactions contemplated hereby.

         Section 9. Entire Agreement and Amendment. (a) Except for the Merger Agreement and its ancillary agreements and instruments, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect hereto.

                  (b) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         Section 10. Notices. Each notice, demand or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth herein for Wintrust or the address on Schedule 1 for each of the Stockholders, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties with telephone confirmation of receipt, or the day after sending by recognized overnight courier or if by the United States registered or certified mail, return receipt requested, postage prepaid two days after deposit therein.

         Section 11. General Provisions. This Agreement shall be governed by the laws of the State of Delaware. This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Headings are for convenience only and shall not affect the meaning of this Agreement. Any term of this Agreement which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     WINTRUST FINANCIAL CORPORATION,
                                     an Illinois Corporation


                                     By:
                                         ------------------------------------
                                     Its:
                                         ------------------------------------


Address for Notices:                            With a copy to:

Wintrust Financial Corporation                  Schiff Hardin LLP
727 North Bank Lane                             6600 Sears Tower
Lake Forest, Illinois  60045                    Chicago, Illinois 60606-6473
Attn:  David A. Dykstra                         Attn:  Matthew G. Galo
Senior Executive Vice President
  and Chief Operating Officer

Facsimile No.:  (847) 615-4091                  Facsimile No.:  (312) 258-5700

Stockholders:

--------------------------------------    --------------------------------------
[NAME]                                    [NAME]

--------------------------------------    --------------------------------------
[NAME]                                    [NAME]

--------------------------------------    --------------------------------------
[NAME]                                    [NAME]

--------------------------------------    --------------------------------------
[NAME]                                    [NAME]

                                   SCHEDULE 1

                                                                                   NUMBER OF COMPANY COMMON SHARES
  NAME, ADDRESS AND FACSIMILE NUMBER        NUMBER OF COMPANY COMMON SHARES        ISSUABLE UNDER OPTIONS HELD BY
            OF STOCKHOLDER                       OWNED BY STOCKHOLDER                        STOCKHOLDER
---------------------------------------     -------------------------------        -------------------------------
Eugene E. White Investment LLC                          14,935                                    0
425 Sheridan Road
Kenilworth, IL 60042

Eugene E. White Trust, dated 5/24/01                     3,850                                    0
425 Sheridan Road
Kenilworth, IL 60042

Allan E. Bulley, Jr.                                    15,102                                    0
240 Leicester Road
Kenilworth, IL 60043

Blair K. Robinson                                        5,000                                 10,000
244 Eaton Street
Northfield, IL 60093

Arthur G. Bess, III                                     10,040                                    0
2705 Gemini Lane
Riverwoods, IL 60015



M.B. Rude                                                4,250                                    0
123 Harvard Ct.
Glenview, IL 60025

Rude Ltd. Partnership                                     1,800                                    0
123 Harvard Court
Glenview, IL 60025

Brian K. Moran                                            3,714                                    0
251 Bristol Street
Northfield, IL 60093

C. Michael Reese                                          2,750                                    0
127 Muirfield Circle
Wheaton, IL 60187

Jeffrey A. Tideman                                        1,225                                    0
4 Steeplechase Lane
Northfield, IL 60093

Paisley W. Kelling                                         371                                     0
1357 Park Lane
Pelham Manor, NY 10803

Michael D. Downing                                         248                                     0
2129 Ammer Ridge Court
Glenview, IL 60025

                                                                         ANNEX D

                 [LETTERHEAD OF WILLIAM BLAIR & COMPANY, L.L.C.]


May 10, 2004

Board of Directors
Northview Financial Corporation
245 Waukegan Road
P.O. Box 8078 Northfield, IL 60093

Lady and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (the "Stockholders") of Northview Financial Corporation (the "Company") of the Merger Consideration specified in the Agreement and Plan of Merger dated as of May 10, 2004 (the "Merger Agreement") by and between Wintrust Financial Corporation ("Wintrust") and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Wintrust and each Company Common Share (as defined in the Merger Agreement) will be converted into and become a right to receive shares of common stock, no par value, of Wintrust and cash having an aggregate value of $275.00, the Per Share Merger Consideration, as set forth and further described in the Merger Agreement.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement; (b) certain audited historical financial statements of the Company and Wintrust for the years ended December 31, 2000, 2001, 2002 and 2003; (c) the unaudited financial statements of the Company and Wintrust for the three months ended March 31, 2004; (d) certain internal business, operating and financial information and forecasts of the Company (the "Forecasts"), prepared by the senior management of the Company;
(e) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; and (h) certain other publicly available information on the Company and Wintrust. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, as the case may be. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We have acted as the investment banker to the

Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,




/s/ William Blair & Company, L.L.C.
------------------------------------------
WILLIAM BLAIR & COMPANY, L.L.C.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Certificate of Incorporation provide as follows:

         ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, PARAGRAPH 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section
8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         PARAGRAPH 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         PARAGRAPH 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         PARAGRAPH 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this

Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         PARAGRAPH 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         Section 6.3 of the Registrant's By-laws provides as follows:

         SECTION 6.3. MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of a corporation, or any subsidiary or subsidiaries, as the case may be, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and
(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

         (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation indemnifies or advances expenses to a director or officer under subsection (b) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         (l) The changes to this Section made by this amendatory Act of the 92nd General Assembly apply only to actions commenced on or after the effective date of this amendatory Act of the 92nd General Assembly. (Last amended by P.A. 92-0033, L. '01, eff. 7-1-01.)

         Wintrust has purchased $30 million of insurance policies which insure Wintrust's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, Wintrust maintains fiduciary liability coverage up to a $5 million limit and trust errors and omissions coverage up to a limit of $15 million.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits:

         A list of the exhibits included as part of this registration statement is set forth on the list of exhibits immediately preceding such exhibits and is incorporated herein by reference.

         (b) Financial Statement Schedules:

         All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

ITEM 22:  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 10th day of August, 2004.


                                      WINTRUST FINANCIAL CORPORATION

                                      By:  /s/ David A. Dykstra
                                           -------------------------------------
                                           David A. Dykstra
                                           Senior Executive Vice President and
                                             Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----


/s/ Edward J. Wehmer                                 President, Chief Executive                  August 10, 2004
-------------------------------                         Officer and Director
Edward J. Wehmer

/s/ David L. Stoehr                                 Executive Vice President and                 August 10, 2004
-------------------------------                       Chief Financial Officer
David L. Stoehr                                    (Principal Accounting Officer)

/s/ John S. Lillard*                                   Chairman and Director                     August 10, 2004
-------------------------------
John S. Lillard

/s/ Peter D. Crist*                                           Director                           August 10, 2004
-------------------------------
Peter D. Crist

/s/ Bruce K. Crowther*                                        Director                           August 10, 2004
-------------------------------
Bruce K. Crowther

/s/ Bert A. Getz, Jr.*                                        Director                           August 10, 2004
-------------------------------
Bert A. Getz, Jr.

/s/ Philip W. Hummer*                                         Director                           August 10, 2004
-------------------------------
Philip W. Hummer

/s/ Paul J. Liska*                                            Director                           August 10, 2004
-------------------------------
Paul J. Liska

/s/ James B. McCarthy*                                        Director                           August 10, 2004
-------------------------------
James B. McCarthy

/s/ Albin F. Moschner*                                        Director                           August 10, 2004
-------------------------------
Albin F. Moschner

/s/ Thomas J. Neis*                                           Director                           August 10, 2004
-------------------------------
Thomas J. Neis


                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----
/s/ Hollis W. Rademacher*                                     Director                           August 10, 2004
-------------------------------
Hollis W. Rademacher

/s/ J. Christopher Reyes*                                     Director                           August 10, 2004
-------------------------------
J. Christopher Reyes

/s/ John J. Schornack*                                        Director                           August 10, 2004
-------------------------------
John J. Schornack

/s/ Ingrid S. Stafford*                                       Director                           August 10, 2004
-------------------------------
Ingrid S. Stafford

-------------------
*Signed pursuant to power of attorney.



By:  /s/ David A. Dykstra
     ----------------------------------
         David A. Dykstra
         Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------

2.1 Agreement and Plan of Merger by and between Wintrust Financial Corporation and Northview Financial Corporation dated as of May 10, 2004. (Included as Annex A to this proxy statement/prospectus).

3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

3.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Company's Form 10-K for the year ended December 31,
         1998).

3.3 Amended and Restated By-laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.3 of the Company's Form 10-Q for the quarter ended March 31, 2003).

4.1 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).


5.1      Opinion of Vedder, Price, Kaufman & Kammholz, P.C.*

8.1      Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C.*


23.1     Consent of Ernst & Young LLP+


23.2     Consent of William Blair & Company, L.L.C.*

24.1 Power of Attorney (contained in signature page to the registration statement).*

----------------------
+       Filed herewith.
*       Previously filed.